Exhibit 10.17

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of April 6, 2022 (this “Amendment”), among, inter alios, E2OPEN, LLC, a Delaware limited liability company (the “Borrower”), E2OPEN INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), the Amendment No. 3 Incremental Term Lenders (as defined below) and GOLDMAN SACHS BANK USA, as Administrative Agent and as Collateral Agent under the Loan Documents.

PRELIMINARY STATEMENTS

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 4, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 18, 2021, and as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of September 1, 2021, as the same may be further amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement), among Holdings, the Borrower, the Lenders and Issuing Banks from time to time party thereto, the Administrative Agent and the Collateral Agent;

WHEREAS, Section 2.20 of the Existing Credit Agreement permits the Borrower to incur an Incremental Facility and to amend the Existing Credit Agreement to give effect to the incurrence thereof pursuant to an Incremental Facility Amendment, by and among the Borrower, the Lenders providing such Incremental Facility;

WHEREAS, the Borrower has requested an Incremental Term Increase pursuant to Section 2.20 of the Existing Credit Agreement in an aggregate principal amount of $190,000,000 in the form of new commitments by the Amendment No. 3 Incremental Term Lenders to make new Term Loans (collectively, the “Amendment No. 3 Incremental Term Loans”), which Amendment No. 3 Incremental Term Loans shall constitute a single Class of Term Loans with the Initial Term Loans and have terms identical to the terms of the Initial Term Loans, except to the extent otherwise set forth in this Amendment or the Amended Credit Agreement;

WHEREAS, each Amendment No. 3 Incremental Term Lender listed on Schedule I hereto is willing to provide Amendment No. 3 Incremental Term Loans to the Borrower in the amount set forth opposite its name on Schedule I hereto on the terms and conditions hereof;

WHEREAS, upon the effectiveness of this Amendment on the Amendment No. 3 Effective Date (as defined below), the Amendment No. 3 Incremental Term Lenders will make the Amendment No. 3 Incremental Term Loans which shall be used as permitted by Section 3.16(c) of the Amended Credit Agreement; and

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WHEREAS, Golub Capital Markets LLC shall act as sole lead arranger and sole bookrunner with respect to this Amendment and the Amendment No. 3 Incremental Term Loans (in such capacities, the “Amendment No. 3 Lead Arranger”).

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Existing Credit Agreement.

(a) Subject to satisfaction (or written waiver) of the conditions set forth in Section 4 hereof, the Amendment No. 3 Incremental Term Lenders, the Collateral Agent, the Administrative Agent and the Borrower hereby agree to amend the Existing Credit Agreement, as of the Amendment No. 3 Effective Date, by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

(b) Any Schedule or Exhibit to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of Exhibit A hereto shall remain in effect without any amendment or other modification thereto.

2. Amendment No. 3 Incremental Term Loans.

(a) Pursuant to Section 2.20 of the Existing Credit Agreement, with effect from and including the Amendment No. 3 Effective Date, each Person identified on the signature pages hereof as the “Amendment No. 3 Incremental Term Lender” (each, an “Amendment No. 3 Incremental Term Lender” and collectively, the “Amendment No. 3 Incremental Term Lenders”) shall become a party to this Amendment and the Amended Credit Agreement, with each Amendment No. 3 Incremental Term Lender having all of the rights and obligations of a “Lender” and an “Additional Lender” under the Amended Credit Agreement and the other Loan Documents, and each such Amendment No. 3 Incremental Term Lender shall have a Commitment in the amount set forth opposite its name on Schedule I hereto. The aggregate Commitments of the Amendment No. 3 Incremental Term Lenders shall be in the amount of $190,000,000 (the “Amendment No. 3 Incremental Term Commitment”).

(b) On the Amendment No. 3 Effective Date, each Amendment No. 3 Incremental Term Lender agrees to make to the Borrower Amendment No. 3 Incremental Term Loans denominated in Dollars in an aggregate principal amount equal to the Amendment No. 3 Incremental Term Commitment of such Amendment No. 3 Incremental Term Lender. The Amendment No. 3 Incremental Term Commitment provided for hereunder shall terminate on the Amendment No. 3 Effective Date immediately upon the borrowing of the Amendment No. 3 Incremental Term Loans pursuant to this Section 2(b). Any Amendment No. 3 Incremental Term Loans repaid or prepaid may not be reborrowed. The Amendment No. 3 Incremental Term Loans shall be initially incurred as Eurocurrency Loans which shall be added to (and thereafter deemed to constitute a part of) the then outstanding Advance (as defined below) of Initial Term Loans (the “Original Outstanding Initial Term Loan Advance”) on a pro rata basis, with such new Advance subject to (x) an Interest Period which commences on the Amendment No. 3 Effective Date and ends on the last day of the Interest Period applicable to the Original Outstanding Initial Term Loan Advance to which it is so added and (y) the same Eurocurrency Rate applicable to the Original Outstanding Initial

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Term Loan Advance. As used herein, “Advance” shall mean amounts advanced by the Lenders (or any of them, as applicable) to or for the benefit of the Borrower pursuant to Article II of the Amended Credit Agreement on the occasion of any borrowing and having the same initial Applicable Rate and Interest Period, as applicable, and any request for Advance or other borrowing hereunder; and “Advances” shall mean more than one Advance; provided that immediately following the incurrence of the Amendment No. 3 Incremental Term Loans on the Amendment No. 3 Effective Date, the term “Advance” shall include each consolidated “Advance” of the Initial Term Loans and the Amendment No. 3 Incremental Term Loans.

(c) With effect from the Amendment No. 3 Effective Date, the Amendment No. 3 Incremental Term Loans made on the Amendment No. 3 Effective Date in accordance with Section 2(b) hereof shall constitute, for all purposes of the Amended Credit Agreement, a Term Loan made pursuant to the Amended Credit Agreement and this Amendment, and the Amendment No. 3 Incremental Term Commitment shall constitute a “Commitment” and a “Term Commitment” for all purposes of the Amended Credit Agreement after the Amendment No. 3 Effective Date. All provisions of the Amended Credit Agreement applicable to Initial Term Loans shall be applicable to the Amendment No. 3 Incremental Term Loans, (and the Amendment No. 3 Incremental Term Loans shall constitute Initial Term Loans for all purposes of the Amended Credit Agreement and the other Loan Documents), except as otherwise set forth herein and in the Amended Credit Agreement.

(d) Each of the Borrower, the Administrative Agent and the Amendment No. 3 Incremental Term Lenders hereby consents to the provision by the Amendment No. 3 Incremental Term Lenders of the Amendment No. 3 Incremental Term Loans, in each case, to the extent such consent is required under Section 2.20 of the Existing Credit Agreement. This Amendment constitutes an Incremental Facility Amendment to the Existing Credit Agreement as referred to in Section 2.20(d) of the Existing Credit Agreement.

(e) The Amendment No. 3 Incremental Term Loans shall be funded on the Amendment No. 3 Effective Date as a single borrowing as set forth in the Borrowing Request to be delivered to the Administrative Agent pursuant to the condition set forth in Section 3(g) hereof.

3. Conditions Precedent. This Amendment shall only become effective upon the satisfaction (or written waiver) of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “Amendment No. 3 Effective Date”) where:

(a) The Administrative Agent shall have received from Holdings, the Borrower, each other Loan Party, the Administrative Agent, the Collateral Agent and each Amendment No. 3 Incremental Term Lender a counterpart of this Amendment, signed on behalf of such party.

(b) The Administrative Agent shall have received a customary written opinion (addressed to the Amendment No. 3 Incremental Term Lenders, the Collateral Agent and the Administrative Agent and dated the Amendment No. 3 Effective Date) from Troutman Pepper Hamilton Sanders LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (and each of the Borrower and Holdings hereby instructs Troutman Pepper Hamilton Sanders LLP to deliver such legal opinion).

(c) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, or a certification of a Responsible Officer of the Borrower that there have been no amendments

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or modifications to such Organizational Documents since the Effective Date, (ii) with respect to each Loan Party executing the Loan Documents, an incumbency certificate identifying the name and title and bearing the signatures of the authorized signatories of such Loan Party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and the Loan Documents to which it is a party, certified as of the Amendment No. 3 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(d) The Administrative Agent shall have received a copy of a certificate from a Financial Officer of the Borrower, dated the Amendment No. 3 Effective Date, substantially in the form of Exhibit G to the Credit Agreement (with appropriate adjustments to reflect the incurrence of the Amendment No. 3 Incremental Term Loans) and certifying that, immediately after giving effect to this Amendment and the incurrence of the Amendment No. 3 Incremental Term Loans and the consummation of the other transactions contemplated by this Amendment, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(e) The representations and warranties set forth in the Amended Credit Agreement and each other Loan Document, shall be true and correct in all material respects on and as of the date Amendment No. 3 Effective Date, provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(f) As of the Amendment No. 3 Effective Date, both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

(g) The Administrative Agent shall have received a Borrowing Request with respect to the Amendment No. 3 Incremental Term Loans to be made on the Amendment No. 3 Effective Date.

(h) All fees and all reasonable and documented out-of-pocket expenses, in each case, required to be paid on the Amendment No. 3 Effective Date pursuant to (i) that certain Engagement Letter dated as of April 6, 2022, between the Borrower and Golub Capital Markets LLC and (ii) any other agreements or arrangements pursuant to which the Borrower has agreed to compensate the Amendment No. 3 Lead Arranger or the Administrative Agent (or any affiliate thereof) in connection with the transactions contemplated by this Amendment (with respect to out-of-pocket expenses, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 3 Effective Date) shall have been paid in full in cash substantially concurrently with the borrowing of the Amendment No. 3 Incremental Term Loans (which amounts may, at the option of the Borrower, in each case, be offset against the proceeds of the Amendment No. 3 Incremental Term Loans).

(i) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in Sections 3(e) and (f) of this Amendment have been satisfied.

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(j) The Administrative Agent shall have received (a) all documentation and other information about the Loan Parties reasonably requested by it in writing at least seven (7) calendar days prior to the Amendment No. 3 Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (b) if requested by the Administrative Agent or any Amendment No. 3 Incremental Term Lender, a Beneficial Ownership Certification.

4. Confirmation. Each Loan Party acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby, including the extension of credit in the form of the Amendment No. 3 Incremental Term Loans. Each Loan Party hereby (a) affirms and confirms its obligations under the Existing Credit Agreement and Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, liens, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Amendment No. 3 Incremental Term Lenders, (c) acknowledges that from and after the date hereof, the Amendment No. 3 Incremental Term Loans shall be deemed to be Loan Document Obligations, and (d) agrees that the Existing Credit Agreement as modified hereby is the “Credit Agreement” under and for all purposes of the Loan Documents.

5. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with the Amended Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

6. Loan Document. This Amendment shall constitute a Loan Document and an Incremental Facility Amendment for all purposes of the Amended Credit Agreement and the other Loan Documents.

7. Assignments. It is understood and agreed that the Borrower’s consent shall not be required for any assignments of Amendment No. 3 Incremental Term Loans made by any Amendment No. 3 Incremental Term Lender (or any Affiliate or Approved Fund thereof) in connection with the primary syndication of the Amendment No. 3 Incremental Term Loans (to the extent that any proposed assignee has been identified on a list approved by the Borrower on or prior to the Amendment No. 3 Effective Date).

8. Governing Law, Etc. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 9.09 and 9.10 of the AMENDED Credit Agreement are hereby incorporated by reference, mutatis mutandis.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic

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symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

E2OPEN, LLC, as the Borrower

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer

E2OPEN INTERMEDIATE, LLC, as Holdings

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Vice President and Treasurer

E2OPEN DEVELOPMENT CORPORATION, as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President and Treasurer

TERRA TECHNOLOGY, LLC, as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer

ORCHESTRO, LLC, as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer

[Amendment No. 3 Signature Page]

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STEELWEDGE SOFTWARE, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer

VISUALBEAM, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer

SERUS CORPORATION, as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President

ZYME SOLUTIONS, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer and Treasurer

ZYME CCI LLC, as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer and Treasurer

ENTOMO, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	Chief Financial Officer and Treasurer

[Amendment No. 3 Signature Page]

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INTTRA INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President and Treasurer

INTTRA INTERNATIONAL, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President, Chief Executive Officer, and Chief Financial Officer

AMBER ROAD, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President and Treasurer

ECVISION INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President

AMBER ROAD HOLDINGS, INC., as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President

AVERETEK, LLC, as a Loan Party

/s/ Jarett Janik
Name:	Jarett Janik
Title:	President

[Amendment No. 3 Signature Page]

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BLUJAY SOLUTIONS INC., as a Loan Party

/s/ Laura Fese
Name:	Laura Fese
Title:	President and Secretary

RAVEN LOGISTICS, INC., as a Loan Party

/s/ Laura Fese
Name:	Laura Fese
Title:	President and Secretary

[Amendment No. 3 Signature Page]

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GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent

By:	/s/ Maria Riaz
Name:	Maria Riaz
Title:	Authorized Signatory

[Amendment No. 3 Signature Page]

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Golub Capital Finance Funding Trust,
as an Amendment No 3. Incremental Term Lender

By:	GC Advisors LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Senior Managing Director

Peach Funding Holdings LLC,
as an Amendment No 3. Incremental Term Lender

By:	Peach Funding Corporation, its sole member
By:	GC Advisors LLC, Its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Senior Managing Director

[Amendment No. 3 Signature Page]

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Schedule I

Amendment No. 3 Incremental Term Lender	Amendment No. 3 Incremental Term Commitment
Golub Capital Finance Funding Trust	$20,000,000.00
Peach Funding Holdings LLC	$170,000,000.00
TOTAL	$190,000,000.00

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Exhibit A

Amended Credit Agreement

[SEE ATTACHED]

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EXHIBIT A TO AMENDMENT NO. 3 TO CREDIT AGREEMENT

CREDIT AGREEMENT

dated as of

February 4, 2021

among

E2OPEN INTERMEDIATE, LLC,
as Holdings,

E2OPEN, LLC,

as Borrower,

the Lenders and Issuing Banks from time to time party hereto,

GOLDMAN SACHS BANK USA,

as Administrative Agent and as Collateral Agent,

and

GOLDMAN SACHS BANK USA,
CREDIT SUISSE LOAN FUNDING LLC,

GOLUB CAPITAL LLC,

DEUTSCHE BANK SECURITIES INC.,

JEFFERIES FINANCE LLC

and

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.,

as Lead Arrangers and Bookrunners

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(continued)

-ii-

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(continued)

-iii-

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SCHEDULES:

Schedule 1.01 — Excluded Subsidiaries

Schedule 2.01 — Commitments and Loans

Schedule 3.03 — Government Approvals; No Conflicts

Schedule 3.06 — Litigation and Environmental Matters

Schedule 3.12 — Subsidiaries

Schedule 5.14 — Certain Post-Closing Obligations

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04(e) — Existing Investments

Schedule 6.08 — Existing Affiliate Transactions

Schedule 6.09 — Existing Restrictions

Schedule 9.01 — Notices

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Guarantee Agreement

Exhibit C — Form of Perfection Certificate

Exhibit D — Form of Collateral Agreement

Exhibit E — Form of Compliance Certificate

Exhibit F — [Reserved]

Exhibit G — Form of Solvency Certificate

Exhibit H — Form of Closing Certificate

Exhibit I — Form of Master Intercompany Note

Exhibit J — Form of Specified Discount Prepayment Notice

Exhibit K — Form of Specified Discount Prepayment Response

Exhibit L — Form of Discount Range Prepayment Notice

Exhibit M — Form of Discount Range Prepayment Offer

Exhibit N — Form of Solicited Discounted Prepayment Notice

Exhibit O — Form of Solicited Discounted Prepayment Offer

Exhibit P — Form of Acceptance and Prepayment Notice

Exhibit Q-1 — Form of United States Tax Compliance Certificate 1

Exhibit Q-2 — Form of United States Tax Compliance Certificate 2

Exhibit Q-3 — Form of United States Tax Compliance Certificate 3

Exhibit Q-4 — Form of United States Tax Compliance Certificate 4

Exhibit R — Form of Note

Exhibit S — Form of Borrowing Request

Exhibit T — Form of Letter of Credit Request

-iv-

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CREDIT AGREEMENT, dated as of February 4, 2021 (this “Agreement”), among E2OPEN, LLC, a Delaware limited liability company (the “Borrower”), E2OPEN INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), the Lenders and Issuing Banks from time to time party hereto and GOLDMAN SACHS BANK USA (“Goldman Sachs”), as Administrative Agent and as Collateral Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D)(2) substantially in the form of Exhibit P.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D)(2).

“Accepting Lenders” has the meaning specified in Section 2.24(a).

“Acquired EBITDA” means, with respect to any Pro Forma Entity, for any period, the amount of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition” means the acquisition of Parent and its Subsidiaries pursuant to the Acquisition Agreement.

“Acquisition Agreement” that certain Business Combination Agreement, dated as of the Signing Date (including the schedules, exhibits and disclosure letters thereto), by and among CC Neuberger Principal Holdings I, a Cayman Islands exempted company, which shall domesticate as a Delaware corporation and change its name to E2open Holdings, LLC, in each case, immediately prior to the Closing (as defined in the Acquisition Agreement) on the Effective Date (as so domesticated and renamed, the

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“Public Parent”), various merger subsidiaries created and controlled by the Public Parent, Sonar Company Merger Sub, LLC, a Delaware limited liability company, Parent, and Insight Venture Partners, LLC, a Delaware limited liability company.

“Acquisition Indebtedness” means Indebtedness incurred to finance a Permitted Acquisition or other permitted Investment.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Commitment” has the meaning specified in Section 2.20(a).

“Additional Revolving Lender” means any bank, financial institution or other institutional lender or investor that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional Revolving Commitment pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness with respect to any existing Revolving Loans or Revolving Commitments pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent (and, if such Additional Revolving Lender will provide an Incremental Revolving Commitment Increase or Additional Revolving Commitment, each applicable Issuing Bank), in each case only if such consent would be required under Section 9.04(b) for an assignment of Revolving Loans or Revolving Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Additional Term Lender” means, at any time, any bank, financial institution or other institutional lender or investor that agrees to provide any portion of any (a) Incremental Term Loans pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness with respect to any existing Term Loans or Term Commitments, as applicable, pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender shall be subject to the approval of the Administrative Agent if such consent would be required under Section 9.04(b) for an assignment of Term Loans or Term Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Adjusted Eurocurrency Rate” means, subject to Sections 2.14(b) and (c) (as applicable), (i) with respect to any Eurocurrency Loans denominated in Dollars, for any Interest Period, a rate per annum equal to the product of (i) the Eurocurrency Rate as in effect at such time for such Interest Period and (ii) the Statutory Reserve Rate and (ii) with respect to any Eurocurrency Rate Loans denominated in an Alternative Currency, for any Interest Period, a rate per annum equal to the Eurocurrency Rate; provided that the Adjusted Eurocurrency Rate for any Interest Period shall not: (A) with respect to the Initial Term Loans, be less than 0.50% per annum and (B) with respect to the Revolving Loans, be less than 0.00% per annum.

“Administrative Agent” means Goldman Sachs, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means any Affiliated Lender that is engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course, and for which no personnel primarily responsible for making investment decisions in respect of the applicable Sponsors’ equity interest in Holdings (or any direct or indirect parent thereof) has the right to make investment decisions.

“Affiliated Lender” means, at any time, any Lender that is any of the Sponsors or an Affiliate of any of the Sponsors (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time.

“After Year End Payment” has the meaning assigned to such term in Section 2.11(d).

“Agent” means the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunners and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agreement” has the meaning given to such term in the preliminary statements hereto.

“Agreement Currency” has the meaning given to such term in Section 9.18.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted Eurocurrency Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Eurocurrency Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day; provided further that the Adjusted Eurocurrency Rate for any Interest Period shall not be less than (x) with respect to Initial Term Loans, 0.50% per annum, and (y) with respect to Revolving Loans, 0% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurocurrency Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Alternative Currencies” means (a) in the case of Multicurrency Tranche Revolving Loans, Euros, Sterling and any currency (other than Dollars) agreed to by the Administrative Agent, the Borrower and each Multicurrency Tranche Revolving Lender in writing at the request of the Borrower as described in Section 1.10, (b) in the case of any Multicurrency Tranche Letter of Credit, Euros, Sterling and any currency (other than Dollars) agreed to by the Borrower, the Administrative Agent and the applicable Multicurrency Tranche Issuing Bank in writing at the request of the Borrower as described in Section 1.10 and (c) in the case of any Additional Revolving Commitments, any currency agreed to by the Borrower and

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the Lenders providing such Additional Revolving Commitments; provided that in the case of immediately preceding clause (c), such Alternative Currency shall only be permitted to the extent it is administratively feasible for the Administrative Agent to provide agency services for products denominated in such Alternative Currency (as determined by the Administrative Agent in its sole discretion).

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Multicurrency Tranche Issuing Bank, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of June 18, 2021, among Holdings, the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Lenders and Issuing Banks party thereto.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of September 1, 2021, among, inter alios, Holdings, the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent, the Issuing Banks party thereto and the Amendment No. 2 Incremental Lenders.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Incremental Facilities” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Incremental Term Commitment” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Incremental Term Lenders” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Incremental Term Loans” has the meaning specified in Amendment No. 2.

“Amendment No. 2 USD Tranche Incremental Revolving Commitment” has the meaning specified in Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to Credit Agreement, dated as of April 6, 2022, among, inter alios, Holdings, the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Amendment No. 3 Incremental Term Lenders.

“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.

“Amendment No. 3 Incremental Term Commitment” has the meaning specified in Amendment No. 3.

“Amendment No. 3 Incremental Term Lender” has the meaning specified in Amendment No. 3.

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“Amendment No. 3 Incremental Term Loans” has the meaning specified in Amendment No. 3.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and all other applicable laws, rules, and regulations concerning or relating to bribery or corruption.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Applicable Fronting Exposure” means, (i) with respect to any Person that is a USD Tranche Issuing Bank at any time, the sum of (a) the aggregate amount of all USD Tranche Letters of Credit issued by such Person in its capacity as a USD Tranche Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all USD Tranche LC Disbursements made by such Person in its capacity as a USD Tranche Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (ii) with respect to any Person that is a Multicurrency Tranche Issuing Bank at any time, the sum of (a) the aggregate amount of all Multicurrency Tranche Letters of Credit issued by such Person in its capacity as a Multicurrency Tranche Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all Multicurrency Tranche LC Disbursements made by such Person in its capacity as a Multicurrency Tranche Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Applicable Percentage” means, (i) at any time with respect to any USD Tranche Revolving Lender, the percentage of the aggregate USD Tranche Revolving Commitments represented by such Lender’s USD Tranche Revolving Commitment at such time (or, if the USD Tranche Revolving Commitments have terminated or expired, such Lender’s share of the total USD Tranche Revolving Exposure at that time); provided that, at any time any USD Tranche Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total USD Tranche Revolving Commitments (disregarding any such Defaulting Lender’s USD Tranche Revolving Commitment) represented by such Lender’s USD Tranche Revolving Commitment and (ii) at any time with respect to any Multicurrency Tranche Revolving Lender, the percentage of the aggregate Multicurrency Tranche Revolving Commitments represented by such Lender’s Multicurrency Tranche Revolving Commitment at such time (or, if the Multicurrency Tranche Revolving Commitments have terminated or expired, such Lender’s share of the total Multicurrency Tranche Revolving Exposure at that time); provided that, at any time any Multicurrency Tranche Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Multicurrency Tranche Revolving Commitments (disregarding any such Defaulting Lender’s Multicurrency Tranche Revolving Commitment) represented by such Lender’s Multicurrency Tranche Revolving Commitment. If the USD Tranche Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the USD Tranche Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination. If the Multicurrency Tranche Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Multicurrency Tranche Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

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“Applicable Rate” means, with respect to any Loan, the applicable rate per annum set forth in the tables below under the caption “ABR Loans”, “SONIA Loans” or “Eurocurrency Loans”, as the case may be, based upon the First Lien Leverage Ratio as of last day of the most recently ended Test Period for which financial statements, and the related Compliance Certificate, have been delivered pursuant to Section 5.01(a) or (b) and Section 5.01(e); provided that, notwithstanding anything to the contrary herein, (i) from and including the Effective Date until the financial statements, and the related Compliance Certificate, for the fiscal year of the Borrower ending on February 28, 2021 are delivered pursuant to Section 5.01(a) (or, if earlier, the financial statements for the fiscal quarter of the Borrower ending on May 31, 2021 are delivered pursuant to Section 5.01(b)) and Section 5.01(e), respectively, the “Applicable Rate” for each Loan shall be the applicable rate per annum set forth below in Category I and (ii) from and including the Amendment No. 2 Effective Date until the financial statements, and the related Compliance Certificate, for the fiscal quarter of the Borrower ending on November 30, 2021 are delivered pursuant to Section 5.01(b) and Section 5.01(e), respectively, the “Applicable Rate” for each Initial Term Loan shall be the applicable rate per annum set forth below in Category I:

Category	First Lien Leverage Ratio	Initial Term Loans
				Eurocurrency Loans	ABR Loans
Category I	Equal to or Greater than 3.30 to 1.00	3.50%	2.50%
Category II	Less than 3.30 to 1.00	3.25%	2.25%

Category	First Lien Leverage Ratio	USD Tranche Revolving Loans
				Eurocurrency Loans	ABR Loans
Category I	Equal to or Greater than 3.80 to 1.00	3.00%	2.00%
Category II	Less than 3.80 to 1.00 but equal to or greater than 3.30 to 1.00	2.75%	1.75%
Category III	Less than 3.30 to 1.00	2.50%	1.50%

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Category	First Lien Leverage Ratio	Multicurrency Tranche Revolving Loans
				Eurocurrency Loans	SONIA Loans	ABR Loans
Category I	Equal to or Greater than 3.80 to 1.00	3.00%	3.00%	2.00%
Category II	Less than 3.80 to 1.00 but equal to or greater than 3.30 to 1.00	2.75%	2.75%	1.75%
Category III	Less than 3.30 to 1.00	2.50%	2.50%	1.50%

The Applicable Rate shall be re-determined (and set) quarterly commencing on and including the Business Day following the date of delivery to the Administrative Agent of the certified calculation of the First Lien Leverage Ratio in a Compliance Certificate delivered in accordance with Section 5.01(e); provided that if the Borrower fails to provide such certification when such certification is due, at the option of the Administrative Agent or, (a) in the case of USD Tranche Revolving Loans, a Majority in Interest of the USD Tranche Revolving Lenders or (b) in the case of Multicurrency Tranche Revolving Loans, a Majority in Interest of the Multicurrency Tranche Revolving Lenders, as applicable, the Applicable Rate shall be set at the margin in Category I as of the first day of the fiscal month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Rate shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the First Lien Leverage Ratio contained in any certificate delivered pursuant to Section 5.01(e) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate actually applied for such Applicable Period, then (i) the Borrower shall, as promptly as practicable, deliver to the Administrative Agent a correct certificate for such Applicable Period, (ii) the Applicable Rate shall be determined as if the correct Applicable Rate (as set forth in the table above) were applicable for such Applicable Period, and (iii) the Borrower shall, within five (5) Business Days of delivery of such correct certificate, deliver to the Administrative Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent to the affected Loan Document Obligations in accordance with this Agreement.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework

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for the recovery and resolution of credit institutions and investment firms.

“Asset Sale Prepayment Percentage” means 100%.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii)(A); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of, and the related audited consolidated statements of comprehensive loss, cash flows and members’ equity of the Borrower and its subsidiaries for, the fiscal years of the Borrower ended as of February 29, 2020, February 28, 2019 and February 28, 2018.

“Available Amount” means, as of any date of determination, a cumulative amount equal to (without duplication and without duplication of any amount included in the Available Equity Amount):

(a) the greater of $50,000,000 and 42.0% of Consolidated EBITDA for the most recently ended Test Period as of such time (the “Starter Basket”), plus

(b) the sum of an amount (which amount shall not be less than zero) equal to the sum of (x) Excess Cash Flow (but not less than zero in any period) for the fiscal year ending on or about February 28, 2022 and (y) Excess Cash Flow for each succeeding completed fiscal year as of such date, in each case, that was not required to prepay Term Borrowings pursuant to Section 2.11(d) (this clause (b), the “Retained ECF Basket”), plus

(c) returns, profits, distributions and similar amounts received in (or converted into) cash or Permitted Investments (and the fair market value (as determined in good faith by the Borrower) of non-cash returns, profits, distributions and similar amounts) by the Borrower and its Restricted Subsidiaries on Investments made using the Available Amount, plus

(d) Investments of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary made using the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation (provided that in the case of original investments made in cash, the fair market value shall be such cash value)), plus

(e) the Net Proceeds of a sale or other Disposition received by Holdings, the Borrower or any Restricted Subsidiary (i) of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary) or (ii) of Investments made using the Available Amount, plus

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(f) to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, plus

(g) without duplication of any amount included in the Available Equity Amount, the fair market value (as determined in good faith by the Borrower) of other property (other than contributions in the form of cash or Permitted Investments) received by the Borrower since the Effective Date from any Person (other than a Loan Party or Restricted Subsidiary) as a capital contribution or in exchange for Qualified Equity Interests of the Borrower or any of its direct or indirect parent entities which are then contributed to the Borrower after the Effective Date for Qualified Equity Interests of the Borrower, plus

(h) the aggregate amount of any Retained Declined Proceeds since the Effective Date.

“Available Closing Date Equity” has the meaning assigned to such term in the Acquisition Agreement (as in effect on the Signing Date).

“Available Equity Amount” means a cumulative amount equal to (without duplication, and without duplication of any amount included in the Available Amount):

(a) without duplication of any amount included in the Available Amount, the Net Proceeds of new public or private issuances after the Effective Date of Qualified Equity Interests (excluding (i) Qualified Equity Interests the proceeds of which will be applied as Cure Amounts, (ii) the Available Closing Date Equity (other than to the extent contributed to the Borrower) and (iii) any other Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement) of any parent of the Borrower which are contributed to the Borrower, plus

(b) capital contributions received by the Borrower after the Effective Date in cash or Permitted Investments (and the fair market value (as determined in good faith by the Borrower) of non-cash capital contributions) in respect of Qualified Equity Interests (excluding (i) Qualified Equity Interests the proceeds of which will be applied as Cure Amounts, (ii) the Available Closing Date Equity (other than to the extent received by the Borrower) and (iii) any other Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement), plus

(c) the net cash proceeds received by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d) returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount (not to exceed the original amount of such Investments).

“Available General RP Capacity Amount” shall mean (i) the amount of Restricted Payments that may be made at the time of determination pursuant to Section 6.07(a)(xv) plus (ii) the amount of prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing that may be made at the time of determination pursuant to Section 6.07(b)(vi)(A) minus (iii) the sum of the amount of the Available General RP Capacity Amount utilized by the Borrower or any Restricted Subsidiary prior to such time to make (a) Restricted Payments pursuant to Section 6.07(a)(xv), (b)

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prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing pursuant to Section 6.07(b)(vi)(A), (c) Investments pursuant to Section 6.04(m)(A)(ii) utilizing the Available General RP Capacity Amount or (d) prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing pursuant to Section 6.07(b)(vi)(B) utilizing the Available General RP Capacity Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basel III” means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an ‘affiliate’ (as such term is defined under, and

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interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BluJay Acquisition” has the meaning specified in Amendment No. 2.

“BluJay Purchase Agreement” has the meaning specified in Amendment No. 2.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bookrunner” means (a) with respect to the Credit Facilities and the other Transactions consummated on the Effective Date, each of Goldman Sachs, Credit Suisse Loan Funding LLC, Golub Capital LLC, Deutsche Bank Securities Inc., Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C., each in its capacity as a bookrunner with respect thereto, (b) with respect to the transactions contemplated by Amendment No. 1 to be consummated on the Amendment No. 1 Effective Date, each of Goldman Sachs, Credit Suisse Loan Funding LLC, Canadian Imperial Bank of Commerce, Fifth Third Bank, National Association and Madison Capital Funding LLC, each in its capacity as a bookrunner with respect thereto, (c) with respect to the Amendment No. 2 Incremental Facilities and the other transactions contemplated by Amendment No. 2 to be consummated on the Amendment No. 2 Effective Date, each of Goldman Sachs, Credit Suisse Loan Funding LLC, Canadian Imperial Bank of Commerce, Fifth Third Bank, National Association and Madison Capital Funding LLC, each in its capacity as a bookrunner with respect thereto and (d) with respect to the Amendment No. 3 Incremental Term Loans and the other transactions contemplated by Amendment No. 3 to be consummated on the Amendment No. 3 Effective Date, Golub Capital Markets LLC, in its capacity as sole bookrunner with respect thereto.

“Borrower” has the meaning assigned to such term in the preliminary statements hereto.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans or SONIA Loans, as to which a single Interest Period is in effect.

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“Borrowing Minimum” means (a) in the case of a Eurocurrency Revolving Borrowing or SONIA Revolving Borrowing, $500,000 and (b) in the case of an ABR Revolving Borrowing, $250,000.

“Borrowing Multiple” means (a) in the case of a Eurocurrency Revolving Borrowing or SONIA Revolving Borrowing, $500,000 and (b) in the case of an ABR Revolving Borrowing, $250,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Requirements of Law to remain closed; provided that (i) when used in connection with a Eurocurrency Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (ii) when used in connection with a SONIA Loan, any fundings, disbursements, settlements and payments in respect of any such SONIA Loan or any other dealings to be carried out pursuant to this Agreement in respect of any such SONIA Loan, the term “Business Day” shall also exclude any day that is not a SONIA Business Day and (iii) when used in connection with a Eurocurrency Loan denominated in Euros, the term “Business Day” shall also exclude any such day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System payment system launched on November 19, 2007 or any successor settlement system is not open.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Commission Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of commissions that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect prior to the adoption of ASU 2016-02, Leases, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect prior to the adoption of ASU 2016-02, Leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Cash Management Obligations” means (a) obligations of Holdings, any Intermediate Parent, the Borrower or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing

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house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements.

“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations”.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to Holdings and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including for purposes of Section 2.15.

“Change of Control” means (a) the failure of Holdings, directly or indirectly through Wholly Owned Subsidiaries, to own all of the Equity Interests of the Borrower, (b) the acquisition of beneficial ownership, directly or indirectly, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Public Parent and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the Public Parent held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings or the Public Parent or (c) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Junior Financing that is Material Indebtedness.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase “Person or group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings, the Public Parent or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (b) of this definition is triggered.

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“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any direct or indirect Domestic Subsidiary that has no material assets other than Equity Interests and debt, if any, in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are USD Tranche Revolving Loans, Multicurrency Tranche Revolving Loans, Other Revolving Loans, Initial Term Loans, Incremental Term Loans or Other Term Loans, (b) any Commitment, refers to whether such Commitment is a USD Tranche Revolving Commitment, Multicurrency Tranche Revolving Commitment, Other Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes. For the avoidance of doubt, at all times on and after the Amendment No. 2 Effective Date, (i) the Amendment No. 2 Incremental Term Loans and the Initial Term Loans existing immediately prior to Amendment No. 2 Effective Date shall constitute a single Class of Term Loans and (ii) the Amendment No. 2 USD Tranche Revolving Commitments and the USD Tranche Revolving Commitments existing immediately prior to Amendment No. 2 Effective Date shall constitute a single Class of USD Tranche Revolving Commitments. For the avoidance of doubt, at all times on and after the Amendment No. 3 Effective Date, the Amendment No. 3 Incremental Term Loans and the Initial Term Loans existing prior to the Amendment No. 3 Effective Date shall constitute a single Class of Term Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means Goldman Sachs, in its capacity as Collateral Agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from

(i) Holdings, any Intermediate Parent, the Borrower, each other Loan Party and each of the other Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person, and

(ii) Holdings, any Intermediate Parent, the Borrower and each other Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf

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of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person;

in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, to the extent reasonably requested by the Administrative Agent, opinions and documents of the type referred to in Sections 4.01(b) and 4.01(d);

(b) subject to Section 5.14, all outstanding Equity Interests of the Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets or Equity Interests of Immaterial Subsidiaries) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates, if any, of such entity reflecting the pledge, or other instruments, if any, representing all such Equity Interests (other than such Equity Interests in Immaterial Subsidiaries), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) subject to Section 5.14, (i) if any intercompany Indebtedness for borrowed money of Holdings, any Intermediate Parent, the Borrower, any other Loan Party or any Subsidiary in a principal amount of $15,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness shall be evidenced by a promissory note, such promissory note shall be pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors in the form of the Master Intercompany Note and (ii) if any Indebtedness for borrowed money of any Person that is not a Loan Party or a Restricted Subsidiary in a principal amount of $15,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness is evidenced by a promissory note, such promissory note shall be pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) with respect to any Collateral owned by any Loan Party, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property Security Agreements required by this Agreement, the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property; provided, that, to the extent any Mortgaged Property is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the Administrative Agent will cooperate with the Borrower or the applicable Loan Party in order to minimize the amount of tax payable in connection with such

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Mortgage as permitted by, and in accordance with, applicable law including, to the extent permitted by applicable law, limiting the amount secured by such Mortgage to the book value of such Mortgaged Property, as reasonably determined by the Borrower, if such limitation results in such mortgage tax being calculated based upon such book value, (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such customary lender’s endorsements (other than a creditor’s rights endorsement) as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property or as otherwise reasonably agreed by the parties; provided that in no event will the Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, and if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section 5.07(b), (iv) opinions, addressed to the Administrative Agent and the Secured Parties, from counsel qualified to opine in each jurisdiction where a Mortgaged Property is located regarding the enforceability of the Mortgage such other matters as may be in form and substance reasonably satisfactory to the Administrative Agent, (v) a survey or existing survey together with a no change affidavit of such Mortgaged Property, in compliance with the 2016 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys or such other ALTA/NSPS requirements as are in effect on the date of preparation of such survey and otherwise reasonably satisfactory to the Administrative Agent, and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), outweighs the benefits to be obtained by the Lenders therefrom; (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents; (c) [reserved]; (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States, and no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken, nor shall the Administrative Agent be authorized to take any such action, to create any security interests in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) (provided, that to the extent a non-U.S. Subsidiary ceases to be an Excluded Subsidiary and becomes a Guarantor pursuant to clause (a)(i)

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above, the applicable Loan Parties and the Administrative Agent (or its designees) shall enter into such customary local law security agreements and/or make such local law filings as may be reasonably and mutually agreed); (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements; (f)(i) in the case of intercompany debt described in the first clause (c)(i) of this definition, other than the filing of UCC financing statements and the delivery of the Master Intercompany Note, no perfection shall be required with respect to promissory notes evidencing such debt for borrowed money in a principal amount (individually) of less than $20,000,000 and (ii) in the case of third party debt described in the first clause (c)(ii) of this definition, other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing such debt for borrowed money in a principal amount (individually) of less than $20,000,000; (g) in no event shall any Loan Party be required to complete any filings or other action with respect to security interests in Intellectual Property beyond the filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office; (h) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing a UCC financing statement; and (i) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) and any other obligations under this definition where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means with respect to any Lender, its Revolving Commitment, USD Tranche Revolving Commitment, Multicurrency Tranche Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, Amendment No. 2 Incremental Term Commitment, Amendment No. 3 Incremental Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires).

“Commitment Fee Percentage” means 0.375% per annum (or, if at any time following delivery of the consolidated financial statements pursuant to Section 5.01(a) or Section 5.01(b) (commencing with the consolidated financial statements delivered pursuant to Section 5.01(a) for the fiscal period ending February 28, 2021 (or, if delivered earlier, the consolidated financial statements delivered pursuant to Section 5.01(b) for the fiscal period ending May 31, 2021)), the First Lien Leverage Ratio is less than or equal to 3.80 to 1.00, 0.25% per annum).

“Commitment Parties” means Goldman Sachs, Credit Suisse Loan Funding LLC, Credit Suisse AG, Golub Capital LLC, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(e).

“Consolidated Cash Interest Charges” means, for any period, the total interest expense of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis net of any interest income, which shall be determined on a cash basis only and solely in respect of Indebtedness of the

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type described in the definition of Consolidated Total Indebtedness and excluding, for the avoidance of doubt, (i) any non-cash interest expense and any capitalized interest, whether paid or accrued, (ii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (iii) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses (including agency costs, amendment, consent or other front end, one-off or similar non-recurring fees), (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (vii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (viii) any one-time cash costs associated with breakage in respect of Swap Agreements for interest rates, (ix) any payments with respect to make whole premiums, commissions or other breakage costs of any Indebtedness, (x) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (xi) expensing of bridge, arrangement, structuring, commitment, fronting or other financing fees, (xii) fees and expenses (including any penalties and interest relating to Taxes but excluding any bona fide interest expense) associated with the consummation of the Transactions, (xiii) agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents and (xiv) fees (including any ticking fees) and expenses (including any penalties and interest relating to Taxes) associated with any Investment not prohibited by Section 6.04 or the issuance of Equity Interests or Indebtedness (in each case excluding any bona fide interest expense).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest expense in accordance with GAAP plus (C) the implied interest component of synthetic leases with respect to such period plus (D) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments plus (E) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program;

(ii) provision for taxes based on income, profits, revenue or capital and sales taxes, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations;

(iii) Non-Cash Charges;

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(iv) operating expenses incurred on or prior to the Effective Date attributable to (A) salary obligations paid to employees terminated prior to the Effective Date and (B) wages paid to executives in excess of the amounts Holdings, any Intermediate Parent, the Borrower and/or any of its Restricted Subsidiaries are required to pay pursuant to their respective employment agreements;

(v) [Intentionally omitted];

(vi) severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions and any operating expenses, losses or charges related to the implementation of cost savings initiatives, operating expense reductions and other similar initiatives), recruiting fees, signing costs, reserve, retention, recruiting, relocation and signing bonuses and expenses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations, professional and consulting fees incurred in connection with any of the foregoing and other one-time and nonoperational costs and expenses;

(vii) restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements;

(viii) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period) in calculating Consolidated Net Income, excluding cash distributions in respect thereof;

(ix) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(x) any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging);

(xi) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;

(xii) any gain relating to hedging obligations that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clause (c)(iv) below;

(xiii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xiv) charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any Casualty Event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed

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in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xiv) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period);

(xv) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back;

(xvi) Earn-Out payments, contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments incurred in connection with any acquisition or other investment (including any acquisition or other investment consummated prior to the Effective Date) which are paid or accrued during the applicable period;

(xvii) Public Company Costs;

(xviii) costs and expenses incurred relating to environmental remediation, litigation or other disputes in respect of events and exposures that occurred prior to the Effective Date;

(xix) non-recurring professional services costs;

(xx) charges attributable to, and payments of, legal settlements, fines, judgments or orders;

(xxi) [reserved];

(xxii) other adjustments and add backs of the nature or of the type identified or set forth in: (A) the Model and (B) the quality of earnings delivered in connection with the Transactions; plus

(b) without duplication, (i) the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Transaction, any restructuring, any business optimization activities, cost saving initiatives and operating improvements or other initiatives that are reasonably identifiable and projected by the Borrower in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 24 months after the end of the relevant Test Period (including actions initiated prior to the Effective Date) (in the good faith determination of the Borrower) (which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, other operating improvements or synergies that are included above or in the definition of “Pro Forma Basis” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken); less

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

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(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(ii) any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging);

(iii) any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in such period;

(iv) any loss relating to hedging obligations that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xi) and (a)(xii) above; and

(v) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period) to Consolidated Net Income;

in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that:

(I) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of assets or liabilities (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances),

(II) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging,

(III) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) in the case of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, the Consolidated EBITDA of such Person multiplied by the ownership percentage of the Borrower or applicable Restricted Subsidiary therein;

(IV) there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during

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such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining Consolidated EBITDA for any period)) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders); and

(V) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to the Transaction or any Permitted Acquisition (or other Investment permitted hereunder).

Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to equal (a) $28,511,346.35 for the fiscal quarter ended February 28, 2020, (b) $30,070,992.96 for the fiscal quarter ended May 31, 2020, (c) $27,701,288.88 for the fiscal quarter ended August 31, 2020 and (d) $28,510,499.32 for the fiscal quarter ended November 30, 2020 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any calculation on a Pro Forma Basis); provided that such amounts of Consolidated EBITDA for any such fiscal quarter shall be adjusted to include, without duplication, any cost savings that would otherwise be included pursuant to clause (b) of this definition.

“Consolidated First Lien Indebtedness” means, as of any date of determination, Consolidated Total Indebtedness secured by Liens on any asset or other property of the Borrower and/or its Restricted Subsidiaries on an equal priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary (as defined under GAAP as in effect prior to FASB Update No. 2015-01) unusual, or non-recurring items for such period,

(b) the cumulative effect of a change in accounting principles during such period;

(c) any Transaction Costs incurred during such period,

(d) any fees, costs and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with or in relation to any acquisition (including any acquisition of a franchisee), non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investment, recapitalization, asset disposition, non-competition agreement, incurrence, issuance or repayment

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of debt or similar transaction, issuance of equity securities, option buyouts, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument or similar transaction (in each case, including the Transaction Costs and any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(e) any income (loss) (and all fees and expenses or charges relating thereto) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(f) accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition or other Investment not prohibited under this Agreement in accordance with GAAP (including any adjustment of estimated payouts on Earn-Outs) or changes as a result of the adoption or modification of accounting policies during such period,

(g) stock-based award compensation expenses (including any one-time compensation related to unvested options outstanding as of the Effective Date),

(h) any income (loss) attributable to deferred compensation plans or trusts,

(i) any income (loss) from Investments recorded using the equity method,

(j) the amount of any expense required to be recorded as compensation expense related to contingent transaction consideration,

(k) any unrealized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP,

(l) (i) the net income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the net income shall include any ordinary course dividend distribution or other payment in cash received from any Person in excess of the amounts included in clause (i) above,

(m) (A) the amount of board of directors, management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period (including any termination fees payable in connection with the early termination of management and monitoring agreements) and (B) the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents, and

(n) any costs or expenses incurred by Holdings, the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds

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contributed to the capital of Holdings or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests).

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions (or other Investment not prohibited hereunder) or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) in the case of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, the Consolidated EBITDA of such Person multiplied by the ownership percentage of the Borrower or applicable Restricted Subsidiary therein and (ii) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Secured Indebtedness” means, as of any date of determination, Consolidated Total Indebtedness secured by Liens on any asset or other property of the Borrower and/or its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as of any date of determination, (i) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment not prohibited hereunder)) consisting only of third-party Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit, letters of guaranty and bankers’ acceptances and third-party debt obligations evidenced by bonds, debentures, loan agreements, promissory notes or similar instruments minus (ii) the sum of (x) unrestricted cash and cash equivalents of the Borrower and its Restricted Subsidiaries and (y) cash and cash equivalents restricted in favor of the Administrative Agent or any Lender (which may also include cash and cash equivalents securing other indebtedness secured by a Lien on Collateral).

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under Letters of Credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or

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disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of Consolidated Net Income and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA”.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.20.

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by the Borrower or any other Loan Party in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Incremental Term Loans, Additional Revolving Commitments or Revolving Loans (or unused Revolving Commitments) (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt (other than with respect to any customary bridge loan facility, so long as the long-term Indebtedness into which any such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (b) and such conversion or exchange is subject only to the conditions customary for similar conversions or exchanges), (c) if such Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Secured Obligations, does not (1) mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the maturity date of the Refinanced Debt (or if later, 91 days after the Latest Maturity Date), (2) have a Weighted Average Life to Maturity shorter than the Refinanced Debt (or any later maturing Credit Facility then in effect) plus 91 days, or (3) have mandatory prepayment, redemption or offer to purchase events more onerous than those set forth in the Refinanced Debt (and shall otherwise be subject to the same terms as the Refinanced Debt) (in each case other than with respect to any customary bridge loan facility, so long as the long-term Indebtedness into which any such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (c) and such conversion or exchange is subject only to the conditions

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customary for similar conversions or exchanges), (d) with respect to Refinanced Debt consisting of Revolving Commitments, will not require scheduled amortization or mandatory commitment reductions prior to the Latest Maturity Date of such Refinanced Debt, (e) in the case of Refinanced Debt originally incurred by the Borrower, be incurred by the Borrower and shall not be guaranteed by any entity that is not a Loan Party, (f) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations, (ii) if not comprising Indebtedness hereunder, is subject to the relevant Intercreditor Agreement(s) and (iii) in the case of Refinanced Debt that was secured on a junior basis to the Secured Obligations, shall be secured on a junior basis to the Secured Obligations; provided that any unsecured Refinanced Debt shall not be refinanced with secured Credit Agreement Refinancing Indebtedness, (g) in the case of Refinanced Debt that is subordinated in right of payment to the Secured Obligations, shall be subordinated on the same basis, (h) has covenants, events of default and guarantees of any such Indebtedness, that are not materially more restrictive to the Borrower, when taken as a whole, than the Refinanced Debt (as determined by the Borrower in good faith) unless (1) the Lenders under the Term Loans or Revolving Loans, as applicable, also receive the benefit of such more restrictive terms (it being acknowledged that with respect to any “springing” financial maintenance covenant or other covenant or provision only applicable to, or for the benefit of, a revolving credit facility, shall also be added solely for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant)) (it being understood to the extent that any covenant is added for the benefit of any such Indebtedness, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding existing Term Loans or Revolving Loans, as applicable), (2) any such provisions apply after the Latest Maturity Date at the time of such refinancing, or (3) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrower, and (i) if such Indebtedness is secured on a pari passu basis with the Liens securing the Secured Obligations, such Indebtedness may participate on a pro rata basis or a less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments in respect of the Term Loans or any Revolving Facility; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees). For the avoidance of doubt, such Credit Agreement Refinancing Indebtedness shall not be subject to any “most favored nation” pricing provisions.

“Credit Facilities” means each Revolving Facility and the Term Facility.

“Cure Amount” has the meaning assigned to such term in Section 7.02(a).

“Cure Expiration Date” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning assigned to such term in Section 7.02(a).

“Cured Default” has the meaning assigned to such term in Section 7.01.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to the greater of (a) (x) SONIA for the day that is 5 SONIA Business Days prior to (A) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest

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Day (such SONIA Business Day determined pursuant to each of subclauses (A) and (B), the “SONIA Lookback Day”), (y) if SONIA is not available for the SONIA Lookback Day determined pursuant to clause (x) above, if by 5:00 p.m., London time, on the second (2nd) Business Day immediately following any day “i”, SONIA in respect of such day “i” has not been published on the SONIA Administrator’s Website, then SONIA for such day “i” will be SONIA as published in respect of the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website (provided that SONIA determined pursuant to this clause (y) shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Interest Days) or (z) if SONIA has been determined pursuant to clause (y) above for three (3) consecutive SONIA Interest Days and SONIA remains unavailable for the relevant SONIA Lookback Day, SONIA shall be (1) the percentage rate per annum which is the aggregate of (I) the GBP CBR for such SONIA Lookback Day and (II) the GBP Central Bank Rate Adjustment or (2) if clause (z)(1) applies but the SONIA CBR for the applicable SONIA Lookback Day is not available, the Daily Simple SONIA for such SONIA Lookback Day shall be the percentage rate per annum which is the aggregate of (I) the most recent GBP CBR for an SONIA Business Day which is no more than five SONIA Business Days before that SONIA Lookback Day and (II) the GBP Central Bank Adjustment and (b) 0%.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, any Issuing Bank or any other Lender, as applicable, in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any applicable Issuing Bank or any other Lender, as applicable, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and its participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent, any applicable Issuing Bank or any other Lender’s, as applicable, receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any USD Tranche Issuing Bank, such Defaulting Lender’s Applicable Percentage of the

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Obligations with respect to the USD Tranche Letters of Credit issued by such USD Tranche Issuing Bank and (b) with respect to any Multicurrency Tranche Issuing Bank, such Defaulting Lender’s Applicable Percentage of the Obligations with respect to the Multicurrency Tranche Letters of Credit issued by such Multicurrency Tranche Issuing Bank, in each case, other than Secured Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition or, if converted to cash after 180 days, the lesser of (a) the consideration in cash or cash equivalents received from such conversion and (b) the fair market value of such non-cash consideration at the time of such conversion).

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C)(1) substantially in the form of Exhibit L.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit M, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Dispose” and “Disposition” each has the meaning assigned to such term in Section 6.05.

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“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period through (but not after) the date of such disposition, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable or contains any mandatory put, redemption or repayment provision (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests);

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof; or

(d) in the case of any preferred Equity Interest, provides for scheduled payments of dividends and/or distributions in cash;

in each case, on or prior to the date ninety-one (91) days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after, or payment thereunder is subject to the prior, repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments,(ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) any Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for a requirement of payment of dividends or distributions in violation of clauses (a) or (b) above shall not constitute a Disqualified Equity Interest if the terms of such Equity Interest (x) give the applicable issuer the option to elect to pay such dividends or distributions on a non-cash basis and (y) do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under Section 6.07 of this Agreement or would result in an Event of Default hereunder.

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“Disqualified Lenders” means (i) those Persons identified by Insight or the Borrower to the Administrative Agent in writing prior to the Signing Date as being “Disqualified Lenders” (or, if after such date, that are acceptable to the Administrative Agent), (ii) those Persons who are competitors of the Borrower and/or any Subsidiaries of the Borrower identified by Insight or the Borrower to the Administrative Agent from time to time in writing (including by email) which designation shall become effective two (2) days after the delivery of each such written designation to the Administrative Agent, but which shall not apply retroactively to disqualify any persons that have previously acquired, or entered into a trade to acquire, an assignment or participation interest in the Loan and (iii) in the case of each Person identified pursuant to clauses (i) and (ii) above, any of their Affiliates (other than any such Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the primary Disqualified Lender does not possess the power to direct or cause the direction of the investment policies of such entity referenced in clause (ii) above, unless separately identified by the Borrower pursuant to clause (i) above) that are either (x) identified in writing by Insight or the Borrower from time to time or (y) clearly identifiable as Affiliates on the basis of such Affiliate’s name. Such list of Disqualified Lenders shall be available for inspection upon request by any Lender.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in any Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars based on the Exchange Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination); and

(c) with respect to any LC Obligation (or any risk participation therein) and any other amounts referenced in this Agreement, (A) if denominated in Dollars, the amount thereof and (B) if denominated in any Alternative Currency, the amount thereof converted to Dollars based on the Exchange Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination).

“Domestic Subsidiary” means any Subsidiary that is organized under the law of the United States, any state thereof or the District of Columbia.

“Earn-Outs” means, with respect to any Person, obligations of such Person arising from Permitted Acquisitions or other Investments permitted hereunder which are payable to the sellers thereunder in their capacity as such based on the achievement of specified financial results or other criteria or milestones over time.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the First Lien Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) prior to the date of such prepayment) as of the end of such fiscal year is (a) greater than 4.05 to 1.00, 50.0% of Excess Cash Flow for such fiscal year, (b) greater than 3.80 to 1.00 but less than or equal to 4.05 to 1.00, 25.0% of Excess Cash Flow for such fiscal year and (c) less than or equal to 3.80 to 1.00, 0.00% of Excess Cash Flow for such fiscal year.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means February 4, 2021.

“Effective Date Refinancing” means, collectively, the repayment, redemption, repurchase or other discharge of all existing third-party indebtedness for borrowed money of the Borrower under the Existing Credit Agreement and the release and termination of (x) all commitments thereunder and (y) all related liens granted by and guarantees or borrower obligations related thereto by Holdings, the Borrower and its subsidiaries.

“Effective Yield” means, as of any date of determination, the sum of (i) the higher of (A) the Adjusted Eurocurrency Rate on such date for a deposit in Dollars with a maturity of one month and (B) the Adjusted Eurocurrency Rate floor, if any, with respect thereto as of such date, (ii) the interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Adjusted Eurocurrency Rate) and (iii) the amount of original issuance discount and/or upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount) (it being understood that customary arrangement, underwriting, structuring or commitment fees payable to any of the Commitment Parties in connection with the applicable Term Commitment or the applicable Revolving Commitment or to one or more arrangers, bookrunners or structuring advisors (or their affiliates) of any Incremental Facility shall be excluded).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, any Intermediate Parent, the Borrower or any of their respective Affiliates), other than, in each case, (i) a natural person (a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), (ii) a Defaulting Lender or (iii) a Disqualified Lender; provided that a Disqualified Lender will constitute an Eligible Assignee solely to the extent that such assignment is consented to in writing by the Borrower. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Lender unless (i) (A) the Administrative Agent has acted with gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (B) such assignment resulted from a material breach of the Loan Documents by the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment) and (ii) the Borrower has not consented to such assignment or is not deemed to have consented to such assignment to the extent required by Section 9.04(b).

“Enterprise Transformative Event” means any merger, acquisition, Investment, dissolution, liquidation, consolidation or Disposition, in any such case by Holdings, the Borrower or any Restricted Subsidiary, that is either (a) not permitted by the terms of any Loan Document immediately prior

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to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings, the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Title IV and Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan or by application of Section 4069 of ERISA with respect to any terminated plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or to an intention to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial

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withdrawal from any Multiemployer Plan; (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; or (i) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro”, “euro” or “€” means the single currency of Participating Member States.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Rate” means, in the case of any Eurocurrency Loan for any Interest Period:

(a) in the case of any Eurocurrency Loan denominated in Dollars, the Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurocurrency Rate shall be the Interpolated Rate;

(b) in the case of any Eurocurrency Loan denominated in Euros:

(i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters screen (or any successor thereto) which displays the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over administration of that rate) (such page currently being the EURIBOR01 page) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period;

(ii) in the event the rate referenced in the preceding clause (b)(i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Screen Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest

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Period in Euros, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period; and

(iii) if Screen Rates are quoted under either of the preceding clauses (b)(i) or (b)(ii), but there is no such quotation for the Interest Period elected, the Screen Rate shall be equal to the applicable Interpolated Rate; or

(c) in the case of any Eurocurrency Loan denominated in an Alternative Currency other than Euros:

(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the applicable Reuters screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (or any successor thereto) that displays an offered rate administered by ICE Benchmark Administration Limited for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period;

(ii) if the rate referenced in the preceding clause (c)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate reasonably determined by the Administrative Agent to be the offered rate on such other page or other service that displays an offered rate administered by ICE Benchmark Administration Limited for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; and

(iii) if Screen Rates are quoted under either of the preceding clauses (c)(i) or (c)(ii), but there is no such quotation for the Interest Period elected, the Screen Rate shall be equal to the applicable Interpolated Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period,

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) extraordinary (as defined under GAAP as in effect prior to FASB Update No. 2015-01) gains, less:

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(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (j) of the definition of “Consolidated Net Income” (other than cash charges to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)),

(ii) the amount of capital expenditures made in cash or accrued during such period, except to the extent that such capital expenditures were financed with the proceeds of (x) long term Indebtedness of the Borrower or its Restricted Subsidiaries other than Revolving Loans or (y) the issuance of Equity Interests,

(iii) (x) the aggregate amount of all principal payments of Indebtedness (including the principal component of payments in respect of Capitalized Leases, but excluding (A) all principal payments of Indebtedness to the extent reducing the required prepayment of Term Loans pursuant to Section 2.11(d) as a result of the application of clauses (i) through (v) of the first proviso thereof, (B) all prepayments of revolving loans (including Revolving Loans) except to the extent there is an equivalent permanent reduction in commitments thereunder and (C) all principal payments of Indebtedness to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness),

(iv) an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term account receivables for such period,

(vi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,

(vii) the aggregate amount of payments and expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such payments and expenditures are not expensed during such period, except to the extent financed with the proceeds of (x) long-term Indebtedness of Holdings, any Intermediate Parent, the Borrower or their Restricted Subsidiaries other than Revolving Loans or (y) the issuance of Equity Interests,

(viii) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of Non-Cash Charges included in the calculation of Consolidated Net Income in any prior period, except to the extent financed with the proceeds of (x) long-term Indebtedness of Holdings, any Intermediate Parent, the Borrower or their Restricted Subsidiaries other than Revolving Loans or (y) the issuance of Equity Interests,

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(ix) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (including Earn-Outs) required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, Permitted Acquisitions or other Investments permitted hereunder (other than intercompany Investments or Investments in cash equivalents) to be consummated or made during the period of four consecutive fiscal quarters of Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, Permitted Acquisitions or other applicable Investments during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters,

(x) the amount of cash rent payments made in such period to the extent they exceed the amount of rent payments deducted in determining Consolidated Net Income for such period,

(xi) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xii) extraordinary (as defined under GAAP as in effect prior to FASB Update No. 2015-01) losses or charges.

“Excess Cash Flow Period” has the meaning set forth in Section 2.11(d).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Bloomberg page for such currency. In the event that such rate does not appear on any Bloomberg page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery 2 Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Account” means any (a) payroll account, (b) zero balance account, (c) withholding tax, trust and fiduciary account, (d) pension fund, escrow (including any escrow accounts for the benefit of any grantor’s customers), segregated, or similar account, (e) any accounts with an average monthly balance for all such accounts of less than $8,000,000 in the aggregate and (f) any other account reasonably agreed to by the Administrative Agent.

“Excluded Assets” means, (a) any fee-owned real property that is not Material Real Property and all leasehold (including ground lease) interests in real property (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (b) motor vehicles, railcars, trailers,

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aircraft, aircraft engines, construction and earth moving equipment and other assets subject to certificates of title or ownership, (c) letter of credit rights (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement or equivalent financing statement with a central registry), (d) commercial tort claims with an individual value, as determined by the Borrower in good faith, of less than $15,000,000 and commercial tort claims for which no complaint or counterclaim has been filed in a court of competent jurisdiction, (e) Equity Interests in any Person (other than any Wholly Owned Restricted Subsidiaries) to the extent the pledge thereof to the Administrative Agent is not permitted by the terms of such Person’s organizational, incorporation or joint venture documents, (f) Equity Interests constituting an amount greater than 65% of the total voting Equity Interests of any Foreign Subsidiary or CFC Holdco, (g) Equity Interests of any Immaterial Subsidiary (except to the extent perfection of a security interest therein can be accomplished by filing of a UCC-1 financing statement or equivalent financing statement with a central registry), not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries (including real estate special purpose entities) and each Unrestricted Subsidiary, (h) any assets (including Equity Interests) owned by any Subsidiary that is a CFC or CFC Holdco, (i) any lease, license or other agreement, government approval or franchise with any Person if, to the extent and for so long as, the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, such lease, license or other agreement, government approval or franchise (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code, (j) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (k) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, (l) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law, rule or regulation, or agreements with any Governmental Authority (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law) or which would require consent, approval, license or authorization from any Governmental Authority or regulatory authority, unless such consent, approval, license or authorization has been received in consultation with the Administrative Agent, (m) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Material Subsidiary of the Borrower), under the terms of any applicable organizational or incorporation documents, joint venture agreement or shareholders’ agreement, equity interests in any person other than Material Subsidiaries after giving effect to the anti-assignment provisions of the UCC or any other applicable Requirements of Law, (n) Excluded Accounts, (o) assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings (or any direct or indirect parent or beneficial owner thereof), the Borrower or one of their respective subsidiaries (as determined in good faith by the Borrower), (p) assets sold to any Person who is not a Loan Party in compliance with the Loan Documents, (q) assets owned by a Subsidiary Loan Party after the release of the Guarantee of such Subsidiary Loan Party pursuant to the Loan Documents, and (r) any assets with respect to which, in the reasonable judgment

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of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences (including adverse tax consequences as determined by the Borrower and the Administrative Agent in good faith) of pledging such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Information” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Excluded Party” has the meaning assigned to such term in Section 9.03(b).

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings, (b) any Subsidiary that is prohibited by applicable law, rule or regulation or contractual obligation existing on the Effective Date or, if later, the date such Subsidiary first becomes a Restricted Subsidiary, from guaranteeing the Secured Obligations or which would require any governmental or regulatory consent, approval, license or authorization to do so, unless such consent, approval, license or authorization has been obtained, (c) any Foreign Subsidiary that is a CFC, (d) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC or any CFC Holdco, (e) any Immaterial Subsidiary, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed in writing), the cost or other consequences (including any adverse tax consequences as determined in good faith by the Borrower and the Administrative Agent) of providing the guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) any Subsidiary if the provision of a guaranty by such Subsidiary would result in material adverse tax consequences to Holdings (or any direct or indirect parent or beneficial owner thereof), the Borrower or one of their respective subsidiaries (as determined in good faith by the Borrower), (h) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”, (i) any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended, (j) any not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries, (k) [reserved] and (l) each Unrestricted Subsidiary; provided that any Immaterial Subsidiary that is a signatory to the Collateral Agreement and the Guarantee Agreement shall be deemed not to be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents unless the Borrower has otherwise notified the Administrative Agent; provided further that the Borrower may at any time and in its sole discretion, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), cause any Restricted Subsidiary to not be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents.

“Excluded Swap Obligation” means, with respect to any Loan Party at any time, any Secured Swap Obligation under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Secured Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act (determined after giving effect to any “Keepwell”, support or other agreement for the benefit of such Loan Party), at the time such guarantee or grant of a security interest becomes effective with respect to such related Secured Swap Obligation. If a Secured Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Secured Swap Obligation that is attributable to swaps that are or would be rendered illegal due to such guarantee or security interest.

“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on (or measured by) net income (however denominated) and franchise Taxes by a jurisdiction (i) as a result of

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such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) that are Other Connection Taxes, (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) any withholding Tax imposed pursuant to FATCA, (d) any Tax that is attributable to a Lender’s failure to comply with Section 2.17(e) and (e) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of November 26, 2018 (as amended by that certain Amendment No. 1 to Credit Agreement and Incremental Joinder, dated as of July 2, 2019, by that certain Amendment No. 2 to Credit Agreement, dated as of November 5, 2019, and as may be further amended, restated, amended and restated, supplemented or modified from time to time), among the Borrower, as borrower, Holdings, the other Loan Parties (as defined therein) party thereto from time to time, the lenders and issuing banks party thereto from time to time and Golub Capital Markets LLC, as administrative agent and collateral agent.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of October 27, 2020, among the Borrower and the Commitment Parties.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller of the Borrower.

“Financial Performance Covenant” means the covenant set forth in Section 6.10.

“Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, (b) the borrowing of Loans hereunder and the use of the proceeds thereof and (c) the issuance, amendment or extension of Letters of Credit hereunder and the use of proceeds thereof.

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“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral on a pari passu basis (but without regard to the control of remedies) in customary form reasonably acceptable to the Administrative Agent and the Borrower.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated First Lien Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Fixed Amounts” has the meaning assigned to such term in Section 1.07(b).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” has the meaning assigned to such term in Section 2.17(e)(ii).

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Foreign Subsidiary” means each Subsidiary that is organized under or incorporated in the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any USD Tranche Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding USD Tranche LC Obligations, other than such USD Tranche LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other USD Tranche Revolving Lenders or cash collateralized in accordance with the terms hereof and (b) with respect to any Multicurrency Tranche Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Multicurrency Tranche LC Obligations, other than such Multicurrency Tranche LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Multicurrency Tranche Revolving Lenders or cash collateralized in accordance with the terms hereof.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such

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change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“GBP CBR” means the Bank of England’s Bank Rate as published by the Bank of England from time to time.

“GBP Central Bank Rate Adjustment” means, in relation to GBP CBR prevailing at the close of business on any SONIA Business Day, the 20% trimmed arithmetic mean of the GBP Central Bank Spreads for the 5 most immediately preceding SONIA Business Days for which SONIA is available.

“GBP Central Bank Spreads” means, in relation to any SONIA Business Day, the difference (expressed as a percentage rate per annum) between (x) SONIA for such SONIA Business Day, and (y) the GBP CBR prevailing at close of business on such SONIA Business Day.

“Goldman Sachs” has the meaning assigned to such term in the preliminary statements hereto.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means any (i) federal, state, local, municipal, or other government, (ii) governmental or quasi-Governmental Authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iii) any supranational Governmental Authority (such as the European Union or the European Central Bank) or (iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect

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thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants of any nature and in any form regulated pursuant to any Environmental Law.

“Holdings” has the meaning assigned to such term in the preliminary statements hereto.

“IBA” has the meaning specified in Section 1.09.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D)(3).

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurocurrency Rate”.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of Qualified Equity Interests of the Borrower or any of its direct or indirect parent entities, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Cap” means, as of any date of determination, (I) following the incurrence of the Amendment No. 2 Incremental Facilities on the Amendment No. 2 Effective Date, the greater of $120,000,000 and 100.0% of Consolidated EBITDA for the most recently ended Test Period as of such time, less the aggregate principal amount of all Incremental Equivalent Debt incurred in reliance on this clause (I) (for the avoidance of doubt, it is understood and agreed that a portion of the Amendment No. 2 Incremental Facilities may be incurred pursuant to this clause (I) but such incurrence shall not reduce the amount of Indebtedness permitted to be incurred pursuant to this clause (I)), plus (II) an amount equal to all voluntary prepayments and debt buy-backs and payments utilizing the “yank a bank” provisions herein (to the extent that the underlying debt is retired and not assigned) and all existing Incremental Facilities and Incremental Equivalent Debt made prior to the date of any such incurrence (in the case of any revolving facility, only so long as it is accompanied by a corresponding permanent commitment reduction thereunder) and all voluntary prepayments of Credit Agreement Refinancing Indebtedness, in each case, to the extent secured on a pari passu basis with the Credit Facilities except, in each case, to the extent (x) incurred in reliance on clause (III) below or (y) financed with the proceeds of long-term Indebtedness (other than revolving indebtedness) of Holdings, any Intermediate Parent, the Borrower or their Restricted Subsidiaries, plus (III) the maximum aggregate principal amount that can be incurred without causing the First Lien Leverage Ratio, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt (which shall assume that the full amount of any revolving credit facilities and/or delayed draw credit

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facilities being established at such time are fully drawn) and the use of proceeds thereof and any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable Test Period and on or prior to the date of such incurrence (but in any event calculated without netting the cash proceeds of such Incremental Facility and any other Incremental Facility or Incremental Equivalent Debt incurred concurrently), on a Pro Forma Basis (but excluding the cash proceeds of such incurrence and without giving effect to any simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the foregoing clause (I)), to exceed 4.30 to 1.00 as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered to the Administrative Agent, in each case, at the Borrower’s option, either (A) at the time of the effectiveness of such Incremental Facility or Incremental Equivalent Debt or (B) in the case of any Incremental Facility or Incremental Equivalent Debt incurred to finance a Limited Condition Acquisition, at the time a definitive agreement is entered into with respect to the transaction to be financed by such Incremental Facility or Incremental Equivalent Debt. In calculating the Incremental Cap, the Borrower may elect to use the amounts permitted under clause (III) of the preceding sentence before using clause (I) and/or (II) of the preceding sentence, and if multiple amounts are available and the Borrower does not make an election, the Borrower will be deemed to have utilized amounts permitted first under clause (III), second under clause (II) and last under clause (I).

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(a)(vii).

“Incremental Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(d).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20(a).

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.07(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (w) trade accounts payable in the ordinary course of business, (x) any Earn-Out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after being due and payable, (y) liabilities associated with customer prepayments and deposits and (z) expenses accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or

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otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business (iv) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (v) Indebtedness of any Person that is a direct or indirect parent of Holdings appearing on the balance sheet of Holdings or the Borrower, or solely by reason of push down accounting under GAAP, (vi) any non-compete or consulting obligations incurred in connection with a Permitted Acquisition, (vii) any reimbursement obligations under pre-paid contracts entered into with clients in the ordinary course of business, (viii) for the avoidance of doubt, any Qualified Equity Interests issued by Holdings or the Borrower. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms).

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Initial Term Loans” means (a) prior to the Amendment No. 2 Effective Date, the Term Loans made on the Effective Date pursuant to Section 2.01(i), (b) from and after the Amendment No. 2 Effective Date and prior to the Amendment No. 3 Effective Date, collectively, (i) the Term Loans made by the Lenders on the Effective Date to the Borrower pursuant to Section 2.01(i) and (ii) the Amendment No. 2 Incremental Term Loans made by the Amendment No. 2 Incremental Term Lenders on the Amendment No. 2 Effective Date to the Borrower pursuant to Amendment No. 2 and (c) from and after the Amendment No. 3 Effective Date, collectively, (i) the Term Loans made by the Lenders on the Effective Date to the Borrower pursuant to Section 2.01(i), (ii) the Amendment No. 2 Incremental Term Loans made by the Amendment No. 2 Incremental Term Lenders on the Amendment No. 2 Effective Date to the Borrower pursuant to Amendment No. 2 and (iii) the Amendment No. 3 Incremental Term Loans made by the Amendment No. 3 Incremental Term Lender on the Amendment No. 3 Effective Date to the Borrower pursuant to Amendment No. 3.

“Insight” means Insight Venture Management, LLC and its Affiliates (other than its portfolio companies).

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intellectual Property Security Agreement” means short-form security agreements, suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office

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(as applicable), with respect to any Intellectual Property that is registered, issued or applied for in the United States and that constitute Collateral.

“Intercreditor Agreement” means the First Lien Intercreditor Agreement and/or the Second Lien Intercreditor Agreement, as the context may require.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the Test Period most recently ended on or prior to such date to (b) Consolidated Cash Interest Charges for such Test Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each November, February, May and August and (b) with respect to any Eurocurrency Loan or SONIA Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or SONIA Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing or SONIA Borrowing, as applicable, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurocurrency Borrowing or SONIA Borrowing, as applicable, and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request (or Interest Election Request) (or, if agreed to by each Lender participating therein, twelve months or such other period less than one month thereafter as the Borrower may elect); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the Term Maturity Date, (ii) in the case of USD Tranche Revolving Loans, the USD Tranche Revolving Maturity Date and (iii) in the case of Multicurrency Tranche Revolving Loans, the Multicurrency Tranche Revolving Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any Subsidiary of Holdings and of which the Borrower is a subsidiary.

“Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which the Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness

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or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms)) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investors” means the Sponsors, the Public Parent, one or more co-investors and other investors who are holders of Equity Interests in Holdings (or any direct or indirect parent thereof) on the Effective Date after giving effect to the Transactions.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

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“Issuing Bank” means a Multicurrency Tranche Issuing Bank and/or a USD Tranche Issuing Bank, as the context may require.

“Judgment Currency” has the meaning assigned to such term in Section 9.18.

“Junior Financing” means (a) any Indebtedness (other than any permitted intercompany Indebtedness owing to Holdings, Intermediate Parent, the Borrower or any Restricted Subsidiary) for borrowed money in a principal amount in excess of the greater of $15,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period as of such date that is subordinated in right of payment to the Loan Document Obligations and (b) any Permitted Refinancing in respect of the foregoing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means USD Tranche LC Disbursement and/or an Multicurrency Tranche LC Disbursement, as the context requires.

“LCA Election” has the meaning assigned to such term in Section 1.06.

“LCA Test Date” has the meaning assigned to such term in Section 1.06.

“Lead Arranger” means (a) with respect to the Credit Facilities and the other Transactions consummated on the Effective Date, each of Goldman Sachs, Credit Suisse Loan Funding LLC, Golub Capital LLC, Deutsche Bank Securities Inc., Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C., each in its capacity as a lead arranger with respect thereto, (b) with respect to the transactions contemplated by Amendment No. 1 to be consummated on the Amendment No. 1 Effective Date, each of Goldman Sachs, Credit Suisse Loan Funding LLC, Canadian Imperial Bank of Commerce, Fifth Third Bank, National Association and Madison Capital Funding LLC, each in its capacity as a lead arranger with respect thereto, (c) with respect to the Amendment No. 2 Incremental Facilities and the other transactions contemplated by Amendment No. 2 to be consummated on the Amendment No. 2 Effective Date, each of Goldman Sachs, Credit Suisse Loan Funding LLC, Canadian Imperial Bank of Commerce, Fifth Third Bank, National Association and Madison Capital Funding LLC, each in its capacity as a lead arranger with respect thereto and (d) with respect to the Amendment No. 3 Incremental Term Loans and the other transactions contemplated by Amendment No. 3 to be consummated on the Amendment No. 3 Effective Date, Golub Capital Markets LLC, in its capacity as sole lead arranger with respect thereto.

“Legal Reservations” has the meaning assigned to such term in Section 3.02.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means a USD Tranche Letter of Credit and/or a Multicurrency Tranche Letter of Credit, as the context requires.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b).

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, ground lease, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Acquisition” means any Permitted Acquisition or other investment permitted hereunder by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Document Obligations” means (a) the due and punctual payment in cash by the Borrower of (i) the principal of the Loans and LC Disbursements, and all accrued and unpaid interest thereon at the Applicable Rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents to which it is a party, including obligations to pay fees, expenses, reimbursement obligations and indemnification obligations and obligations to provide cash collateral, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment in cash and performance of all other monetary obligations of the Borrower under or pursuant to each of the Loan Documents to which it is a party and (c) the due and punctual payment and performance of all the monetary obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents to which it is a party (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, any Incremental Facility Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, Amendment No. 1, Amendment No. 2, Amendment No. 3, the Intercreditor Agreement (if applicable), the Fee Letter and, except for purposes of Section 9.02, any Note delivered pursuant to Section 2.09(e).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means Holdings, any Intermediate Parent, the Borrower and any Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the USD Tranche Revolving Lenders, Lenders having USD Tranche Revolving Exposures and unused USD Tranche Revolving Commitments representing more than 50% of the sum of the aggregate USD Tranche Revolving Exposures and the unused aggregate USD Tranche Revolving Commitments at such time, (b) in the case of the Multicurrency Tranche Revolving Lenders, Lenders having Multicurrency

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Tranche Revolving Exposures and unused Multicurrency Tranche Revolving Commitments representing more than 50% of the sum of the aggregate Multicurrency Tranche Revolving Exposures and the unused aggregate Multicurrency Tranche Revolving Commitments at such time, (c) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (d) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of the Majority in Interest.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement”.

“Master Intercompany Note” means the Master Intercompany Note substantially in the form of Exhibit I.

“Material Adverse Effect” means (a) on the Effective Date, a “Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on the Effective Date) and (b) after the Effective Date, a circumstance or condition that would materially and adversely affect (i) the business, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the applicable Loan Documents or (iii) the rights and remedies, taken as a whole, of an Agent and the applicable Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means, collectively, any intellectual property owned by Holdings, the Borrower or any of its Restricted Subsidiaries that is material to the business of the Borrower and its Restricted Subsidiaries.

“Material Non-Public Information” means (a) if the Borrower is a public reporting company, material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws, and (b) if the Borrower is not a public reporting company, information that is (i) of the type that would not be publicly available if the Borrower were a public reporting company and (ii) material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws.

“Material Real Property” means real property (including fixtures) located in the United States and owned (but not leased or ground-leased) by any Loan Party with a book value, as reasonably determined by the Borrower in good faith, greater than or equal to $15,000,000 (it being understood that

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no real property owned by any Loan Party as of the date of this Agreement shall be deemed to be Material Real Property).

“Material Subsidiary” means each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had net revenues or total assets for such quarter in excess of 5.0% of the consolidated net revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for such quarter; provided that in the event that the Immaterial Subsidiaries, taken together, had as of the last day of the fiscal quarter of the Borrower most recently ended net revenues or total assets in excess of 10.0% of the consolidated net revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for such quarter, the Borrower shall designate at its sole discretion one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 10.0% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Material Subsidiary hereunder; provided, further, that the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries so long as Borrower is in compliance with the foregoing.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“MFN Adjustment” has the meaning assigned to such term in Section 2.20(b)(i).

“MFN Cushion” means 0.50% per annum.

“Model” means the model delivered by or on behalf of Insight to the Lead Arrangers on or about October 11, 2020.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 (if any).

“Multicurrency Tranche Issuing Bank” means, as the context may require, (a) as of the Amendment No. 2 Effective Date, each of Goldman Sachs, Credit Suisse AG, Cayman Islands Branch, Canadian Imperial Bank of Commerce, and Fifth Third Bank, National Association (or, in the case of any of the foregoing, an Affiliate or branch thereof designated by such Person), (b) a bank or other legally authorized Person designated by Administrative Agent (which Person may be Administrative Agent or an Affiliate thereof) and reasonably acceptable to Borrower; (c) any other Lender that may become a Multicurrency Tranche Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be a Multicurrency Tranche Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Multicurrency Tranche Letters of Credit hereunder; and/or (d) collectively, all of the foregoing. Each Multicurrency Tranche Issuing Bank may, in its discretion, arrange for one or more Multicurrency Tranche Letters of Credit to be issued by Affiliates or designees of such Multicurrency Tranche Issuing Bank, in which case the term “Multicurrency Tranche Issuing Bank” shall include any Multicurrency Affiliate or designee with respect to Multicurrency Tranche Letters of Credit issued by such Affiliate or designee. In the event that there is more than one Multicurrency Tranche Issuing Bank at any

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time, references herein and in the other Loan Documents to the Multicurrency Tranche Issuing Bank shall be deemed to refer to the Multicurrency Tranche Issuing Bank in respect of the applicable Multicurrency Tranche Letter of Credit or to all Multicurrency Tranche Issuing Banks, as the context requires.

“Multicurrency Tranche LC Disbursement” means an honoring of a drawing by a Multicurrency Tranche Issuing Bank pursuant to a Multicurrency Tranche Letter of Credit.

“Multicurrency Tranche LC Exposure” means, at any time, the sum of (a) the aggregate Dollar Amount of all Multicurrency Tranche Letters of Credit that remains available for drawing at such time and (b) the aggregate Dollar Amount of all Multicurrency Tranche LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency Tranche LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Multicurrency Tranche LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Multicurrency Tranche Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or for any Multicurrency Tranche Letter of Credit issued with the exclusion of Article 36 of the UCP, such Multicurrency Tranche Letter of Credit shall be deemed to be “outstanding” in the Dollar Amount so remaining available to be drawn. Unless otherwise specified herein, the Dollar Amount of a Multicurrency Tranche Letter of Credit at any time shall be deemed to be the stated Dollar Amount of such Multicurrency Tranche Letter of Credit in effect at such time; provided that with respect to any Multicurrency Tranche Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated Dollar Amount thereof, the Dollar Amount of such Multicurrency Tranche Letter of Credit shall be deemed to be the maximum stated Dollar Amount of such Multicurrency Tranche Letter of Credit after giving effect to all such increases, whether or not such maximum stated Dollar Amount is in effect at such time.

“Multicurrency Tranche LC Obligations” means, at any time, the sum of (a) the Dollar Amount available to be drawn under Multicurrency Tranche Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate principal Dollar Amount of all unreimbursed Multicurrency Tranche LC Disbursements.

“Multicurrency Tranche Letter of Credit” means any standby letter of credit or bank guarantee issued by a Multicurrency Tranche Issuing Bank and designated as a Multicurrency Tranche Letter of Credit in the applicable Letter of Credit Request pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Multicurrency Tranche Letter of Credit Sublimit” means a Dollar Amount equal to $20,000,000. The Multicurrency Tranche Letter of Credit Sublimit is part of and not in addition to the aggregate Multicurrency Tranche Revolving Commitments.

“Multicurrency Tranche Revolving Availability Period” means the period from and including the Amendment No. 2 Effective Date to but excluding the earlier of the Multicurrency Tranche Revolving Maturity Date and the date of termination of the Multicurrency Tranche Revolving Commitments.

“Multicurrency Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Multicurrency Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an

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Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Revolving Commitment Increase or (iv) a Loan Modification Agreement. The initial amount of each Lender’s Multicurrency Tranche Revolving Commitment is set forth on Schedule 2.01 (as amended by Amendment No. 2), or in the Assignment and Assumption, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Multicurrency Tranche Revolving Commitment, as the case may be. The aggregate amount of the Lenders’ Multicurrency Tranche Revolving Commitments as of the Amendment No. 2 Effective Date is $62,500,000.

“Multicurrency Tranche Revolving Exposure” means, with respect to any Multicurrency Tranche Revolving Lender at any time, the sum of the outstanding principal Dollar Amount of such Multicurrency Tranche Revolving Lender’s Multicurrency Tranche Revolving Loans and its Multicurrency Tranche LC Exposure at such time.

“Multicurrency Tranche Revolving Facility” means the Multicurrency Tranche Revolving Commitments and the Multicurrency Tranche Revolving Loans and other extensions of credit made thereunder under this Agreement.

“Multicurrency Tranche Revolving Lender” means a Lender with a Multicurrency Tranche Revolving Commitment or, if the Multicurrency Tranche Revolving Commitments have terminated or expired, a Lender with Multicurrency Tranche Revolving Exposure.

“Multicurrency Tranche Revolving Loan” means a Loan made pursuant to clause (iii) of Section 2.01.

“Multicurrency Tranche Revolving Maturity Date” means (i) February 4, 2026 (or if such day is not a Business Day, the immediately preceding Business Day) or (ii) with respect to any Multicurrency Tranche Revolving Lender that has extended its Multicurrency Tranche Revolving Commitment pursuant to a Permitted Amendment and with respect to any Multicurrency Tranche Issuing Bank that has consented to such extension, the extended maturity date set forth in any such Loan Modification Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any Designated Non-Cash Consideration or other non‑cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or Earn-Out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out‑of‑pocket expenses paid by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than (x) the Loans or (y) other pari passu or junior Indebtedness secured by a lien on the Collateral) secured by such asset or otherwise subject to mandatory prepayment as a result

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of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, any Intermediate Parent, the Borrower or its Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of Tax Distributions, dividends and other restricted payments that Holdings, any Intermediate Parent, the Borrower and/or the Restricted Subsidiaries may make pursuant to Section 6.07(a)(vi)(A) or (B) as a result of such event, and the amount of any reserves established by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles pursuant to GAAP (which, without limiting the foregoing, shall include any impairment charges resulting from the application of FASB Statements No. 142 and 144 and the amortization of intangibles arising pursuant to No. 141), (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, (e) depreciation and amortization (including amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (f) other non-cash charges (including non-cash charges related to deferred rent) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Amount, the Available Equity Amount that such amount was not previously applied pursuant to 6.04(m), 6.07(a)(vii) and 6.07(b)(vii).

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit R, payable to a Lender in a principal amount equal to the principal amount of the applicable Revolving Commitment or Term Loans, as applicable, of such Lender.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in

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effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Organizational Documents” means, with respect to any Person, the charter, articles of association or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such Recipient (x) having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under or enforced any Loan Documents or engaged in any other transaction pursuant to this Agreement or (y) with respect to any Taxes imposed as a result of any Loan Party’s connection with the taxing jurisdiction, having sold or assigned an interest in any Loan Documents).

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means E2open Holdings, LLC, a Delaware limited liability company.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

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“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Recipient” has the meaning assigned to it in Section 8.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Perfection Requirements” means the need for appropriate filings, registrations, endorsements, notarizations, stampings and/or notifications of the Security Documents or the Collateral and any other steps or actions necessary in any jurisdiction or under any laws or regulations in order to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and/or to achieve the relevant priority expressed therein (including the delivery any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents).

“Permitted Acquisition” means the purchase or other acquisition, by merger, consolidation or otherwise, by the Borrower or any Restricted Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person), or (ii) such Person is merged into or consolidated with a Restricted Subsidiary and such Restricted Subsidiary is the surviving entity of such merger or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a Similar Business, (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Restricted Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken to the extent required by Sections 5.11 or 5.12 (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (other than with respect to any Subsidiary of such newly created or acquired Restricted Subsidiary that is designated as an Unrestricted Subsidiary pursuant to Section 5.13 or is otherwise an Excluded Subsidiary) and (d) after giving effect to any such purchase or other acquisition no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) additional covenants or other provisions (i) with respect to which the Lenders under the Term Loans or Revolving Loans, as applicable, also receive the benefit of such more restrictive terms (it being acknowledged that any “springing” financial maintenance covenant or other covenant or provision only applicable to, or for the benefit of, a revolving credit facility

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shall also be added solely for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder), together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood to the extent that any covenant is added for the benefit of any such Indebtedness, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding existing Term Loans or Revolving Loans, as applicable), (ii) to the extent any such provisions apply after the Latest Maturity Date at the time of such Loan Modification Offer, or (iii) to the extent such terms shall be reasonably satisfactory to the Administrative Agent and the Borrower.

“Permitted ECF Recalculation Considerations” has the meaning assigned to such term in Section 2.11(d).

“Permitted Encumbrances” means:

(a) Liens for Taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b) Liens with respect to outstanding motor vehicle fines and Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred, pledges or deposits made in the ordinary course of business (i) in connection with payroll taxes, workers’ compensation, unemployment insurance and other social security legislation, public liability laws or similar legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i);

(d) Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts, customer claims, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(e) easements, licenses, servitudes, restrictive covenants, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

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(f) leases or subleases of real or personal property granted to other Persons (as lessee thereof) that do not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(g) rights of future tenants pursuant to written leases entered into in accordance with the terms hereof;

(h) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j) and any pledge and/or deposit securing any settlement of threatened litigation;

(i) Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of Holdings or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01 and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(j) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(k) rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(l) Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(m) liens in favor of obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(n) Liens arising from grants of non-exclusive licenses or sublicenses of Intellectual Property made in the ordinary course of business;

(o) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(p) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except

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where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect;

(q) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to Holdings or any of its Subsidiaries;

(r) servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Person, provided the same do not result in (i) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) a Material Adverse Effect; and

(s) Liens securing Priority Obligations;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money other than Liens referred to in clauses (d) and (k) above securing obligations under letters of credit or bank guarantees or similar instruments related thereto and in clause (g) above, in each case to the extent any such Lien would constitute a Lien securing Indebtedness for borrowed money.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by any Loan Party in the form of one or more series of senior secured notes or senior secured loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Loan Document Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the relevant Intercreditor Agreement(s); provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the relevant Intercreditor Agreement(s). Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means (a) the Sponsors, and (b) any person or entity with which any of the Sponsors forms a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the applicable Sponsors beneficially own more than 50% of the relevant voting stock beneficially owned by that group.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Euros, Swiss francs, Sterling, Canadian dollars, or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom, (iii) Canada, (iv) Switzerland or (v) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof;

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(c) time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of foreign banks (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer covering securities described in clauses (b) and (c) above;

(f) marketable short-term money market and similar highly liquid funds substantially all of the assets of which are comprised of securities of the types described in clauses (b) through (e) above;

(g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, the United Kingdom, Canada, Switzerland, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized or incorporated in such jurisdiction;

(j) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) demand deposit accounts holding cash;

(l) interest bearing instruments with a maximum maturity of 180 days in respect of which the obligor is a G7 government or other G7 governmental agency or a G7 financial institution with credit ratings from S&P of at least “A-2” or the equivalent thereof or from Moody’s of at least “P-2” or the equivalent thereof;

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(m) other short-term investments of a type analogous to the foregoing utilized by Foreign Subsidiaries;

(n) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above; and

(o) any guarantee or indemnity for the obligations of a Subsidiary in connection with a Subsidiary claiming exemption from audit, the preparation and filing of its accounts or other similar exemptions (including under section 394C, 448C or 479C of the Companies Act 2006 or other similar or equivalent provisions).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, exchanged or extended except (i) by an amount equal to unpaid accrued interest and premium thereon plus underwriting discounts, other amounts paid, and fees and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such modification, refinancing, refunding, renewal or extension, (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made and (iii) to the extent such excess amounts is otherwise permitted to be incurred under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), (a)(xii) and (a)(xxvi), Indebtedness resulting from such modification, refinancing, refunding, renewal, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, exchanged or extended; provided that the foregoing requirements of this clause (b) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which any such bridge facility is to be converted or exchanged satisfies the requirements of this clause (b) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (c) if the Indebtedness being modified, refinanced, refunded, renewed, exchanged or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms not materially less favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, exchanged or extended, (d) such Permitted Refinancing is not secured by a Lien on any assets other than the collateral securing, and, to the extent secured by Collateral, with no higher priority than the Liens securing, the Indebtedness being refinanced, except for accessions and additions to such property and replacements and proceeds thereof (unless permitted to be secured by another provision of Section 6.02), (e) if unsecured, such Indebtedness shall remain unsecured (unless permitted to be secured by another provision of Section 6.02) and (f) no Loan Party that was not an obligor with respect to the Indebtedness being refinanced shall be an obligor under the Permitted Refinancing and if the Indebtedness being refinanced was (or was required to be) subject to an Intercreditor Agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such Intercreditor Agreement, in each case providing for the same (or lesser) lien priority renewed, exchanged or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a

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Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness to the extent such successive Permitted Refinancings satisfy the foregoing requirements.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Loan Parties in the form of one or more series of senior unsecured notes or senior unsecured loans; provided that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether existing as of the Effective Date or subsequently created or coming to exist.

“Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01.

“Pledged Equity Interests” has the meaning set forth in the Collateral Agreement.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a) any non-ordinary course sale, transfer or other disposition of any property or asset of the Borrower or any of its Restricted Subsidiaries pursuant to Section 6.05(k) or the occurrence of any other Casualty Event, in each case resulting in aggregate Net Proceeds exceeding (A) with respect to any single transaction or series of related transactions, the greater of $3,500,000 and 2.50% of Consolidated EBITDA individually or (B) with respect to all dispositions pursuant to Section 6.05(k) or Casualty Events in each case not excluded pursuant to previous clause (A), the greater of $7,000,000 and 5.00% of Consolidated EBITDA in the aggregate in any fiscal year than dispositions constituting a sale and leaseback transaction to the extent consummated substantially contemporaneously with the acquisition by the Borrower or such Restricted Subsidiary of the property subject to such sale and leaseback transaction; provided that, for the avoidance of doubt, only Net Proceeds in excess of such amount shall be subject to the mandatory prepayment provisions set forth in Section 2.11(c) and no Prepayment Event shall occur in any fiscal year until the Net Proceeds received during such fiscal year that are subject to clause (B) above exceed the amount set forth in clause (B) above; or

(b) the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Credit Agreement Refinancing Indebtedness) or permitted by the Required Lenders pursuant to Section 9.02.

“Prepayment Percentage” means (x) with respect to a Prepayment Event described in clause (a) of the definition of Prepayment Event, the Asset Sale Prepayment Percentage and (y) with respect to a Prepayment Event described in clause (b) of the definition of Prepayment Event, 100%.

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“Prime Rate” means the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (a) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Administrative Agent or (b) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent).

“Priority Obligation” means any obligation that is secured by a Lien on any Collateral in favor of a Governmental Authority, which Lien ranks or is capable of ranking prior to or pari passu with the Liens created thereon by the applicable Security Documents, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties and stumpage or pension fund obligations.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four (4) consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(a) in making any determination of Consolidated EBITDA or any component thereof or the determination of financial ratios and tests hereunder, effect shall be given to the Transactions, any Specified Transaction made during the applicable Test Period and any synergies, operating improvements, operating expense reductions or cost savings pertaining to the business of the Borrower or any of its Subsidiaries, in each case, that occurred during the Reference Period or with respect to any such event or transaction included in the definition of Specified Transactions and projected by the Borrower in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 24 months after the end of the relevant Reference Period net of the amount of actual benefits realized, and without duplication of any such amount included in Consolidated EBITDA pursuant to the definition thereof; provided that any increase in Consolidated EBITDA as a result of any of the foregoing pro forma adjustments shall be subject to any applicable limitations set forth in the definition of Consolidated EBITDA;

(b) in making any determination on a Pro Forma Basis, of Pro Forma Compliance or of Pro Forma Effect, (i) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or repaid during the Reference Period (or with respect to Indebtedness repaid, during the Reference Period or subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed or repaid at the beginning of such period, (ii) such calculation shall be made without regard to the netting of any cash proceeds of Indebtedness incurred in connection with the relevant transactions, (iii) in the case of any Indebtedness in the nature of a revolving credit facility, the entire principal amount of such credit facility shall be deemed to have been fully drawn and (iv) interest expense of such Person attributable to interest on any Indebtedness for which pro forma effect is being given as provided in preceding clause (i) bearing floating interest rates shall be computed on a pro forma basis at the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination,

(c) with respect to (A) any re-designation of a Subsidiary as an Restricted Subsidiary, effect shall be given to such Subsidiary re-designation and all other Subsidiary re-designations after the first day

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of the relevant Reference Period and on or prior to the date of the respective Subsidiary re-designation then being designated, collectively and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively, and

(d) income statement items (whether positive or negative) attributable to all property acquired or disposed of in such relevant transaction shall be included as if such transaction had occurred as of the first day of the relevant Test Period. Whenever a financial ratio or test or covenant is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of Holdings were delivered pursuant to Section 5.01(a) or (b).

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Public Parent” has the meaning assigned to such term in the definition of “Acquisition Agreement”.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 9.20.

“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.

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“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Ratio Debt” has the meaning assigned to such term in Section 6.01(a)(viii).

“Recipient” means the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reimbursement Date” has the meaning assigned to such term in Section 2.05(f).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns of each of the foregoing.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, emptying, escaping, pumping, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Repricing Transaction” means (a) the incurrence by the Borrower of any term loans that are broadly syndicated to banks, financial institutions and/or other institutional lenders or investors under credit facilities secured on a pari passu basis with the Initial Term Loans (i) having an Effective Yield that is less than the Effective Yield for the Initial Term Loans (and not by virtue of any fluctuation in any “base” rate), but excluding Indebtedness incurred in connection any transaction that would, if consummated, constitute a Change of Control, Permitted Acquisition or similar Investment or Enterprise Transformative Event) and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace, in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with any transaction that would, if consummated, constitute a Change of Control, Permitted Acquisition or similar Investment or Enterprise Transformative Event, and, in the case of any transaction under either clause (a) or clause (b) above, the primary purpose of which is to lower the Effective Yield on the Initial Term Loans. Any determination by the Administrative Agent with respect to whether a

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Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Initial Term Loans.

“Required Additional Debt Terms” means with respect to any Incremental Equivalent Debt or Ratio Debt, (a) such Indebtedness does not mature earlier than the Latest Maturity Date or have a Weighted Average Life to Maturity less than the greatest Weighted Average Life to Maturity, in each case, of the then-existing Term Loans outstanding at the time of incurrence of such Indebtedness (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Latest Maturity Date at the time of such incurrence), (b) such Indebtedness, if issued, borrowed or guaranteed by a Loan Party, is not guaranteed by any entity that is not a Loan Party (except to the extent such Indebtedness that is subject to the Required Additional Debt Terms is expressly permitted to be incurred by any Restricted Subsidiary that is not a Loan Party under Section 6.01), (c) such Indebtedness, if secured by assets that secure the Secured Obligations, (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement(s), (d) such Indebtedness shall not participate on a greater than pro rata basis than the Initial Term Loans with respect to any mandatory prepayment (other than any scheduled amortization payment) provided that the Borrower and the lenders providing the relevant Incremental Equivalent Debt or Ratio Debt shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment on a less than pro rata basis and (e) the covenants, events of default and guarantees of any such Indebtedness shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the Term Loans or Revolving Loans, as applicable, unless (1) the Lenders under the Term Loans or Revolving Loans, as applicable, also receive the benefit of such more restrictive terms (it being acknowledged that any “springing” financial maintenance covenant or other covenant or provision only applicable to, or for the benefit of, a revolving credit facility shall also be added solely for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder), together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood to the extent that any covenant is added for the benefit of any such Indebtedness, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding existing Term Loans or Revolving Loans, as applicable), (2) any such provisions apply after the Latest Maturity Date at the time of such incurrence, or (3) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrower; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other

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Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, company secretary or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary, assistant secretary, company secretary or director of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means, unless otherwise specified herein, any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“Retained ECF Basket” has the meaning assigned to such term in the definition of “Available Amount”.

“Revaluation Date” has the meaning assigned to it in Section 1.07(e).

“Revolving Commitment” means the USD Tranche Revolving Commitment and/or the Multicurrency Tranche Revolving Commitment, as the context may require.

“Revolving Exposure” means the USD Tranche Revolving Exposure and/or the Multicurrency Tranche Revolving Exposure, as the context may require.

“Revolving Facility” means the USD Tranche Revolving Facility and/or the Multicurrency Tranche Revolving Facility, as the context may require.

“Revolving Lender” means a USD Tranche Revolving Lender and/or a Multicurrency Tranche Revolving Lender, as the context may require.

“Revolving Loan” means a USD Tranche Revolving Loan and/or a Multicurrency Tranche Revolving Loan, as the context may require.

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“Revolving Test Condition” means, as of any time, that the aggregate principal Dollar Amount of all outstanding Revolving Loans and Letters of Credit (but excluding (1) any Letter of Credit that has been cash collateralized, (2) the aggregate Dollar Amount of issued and undrawn and reimbursed Letters of Credit not in excess of $20,000,000, (3) Letters of Credit issued on or within 180 days of the Effective Date to backstop or replace existing letters of credit and Revolving Loans funded on the Effective Date to cash collateralize any existing letters of credit or to backstop or replace letters of credit issued on the Effective Date and (4) solely with respect to the first four full fiscal quarters of the Borrower commencing after the Effective Date, the principal amount of Revolving Loans (if any) made on the Effective Date to finance certain original issue discount and/or upfront fees in respect of the Initial Term Loans) exceeds an amount equal to 35.0% of the aggregate amount of Revolving Commitments at such time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more by any such Person in the foregoing clauses (a) and (b), or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means, for any day and time, (a) with respect to any Eurocurrency Borrowing for any Interest Period for Dollars or any Alternative Currency not listed in clause (b) below, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the relevant currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) and (b) with respect to any Eurocurrency Borrowing for any Interest Period for Euros, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over administration of that rate) for Euros a period equal in length to such Interest Period as displayed on such day and time on page EURIBOR01 of the Reuters screen (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion). Notwithstanding the foregoing, if the Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

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“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral, in customary form reasonably acceptable to the Administrative Agent and the Borrower.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and its Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, (c) the Secured Swap Obligations (excluding with respect to any Loan Party, Excluded Swap Obligations of such Loan Party) and (d) the Erroneous Payment Subrogation Rights.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) the Collateral Agent, (e) each Person to whom any Secured Cash Management Obligations or Secured Swap Obligations are owed, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, Secured Swap Obligation or Secured Cash Management Obligation and (g) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of the Borrower and its Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement and/or Section 5.11, 5.12 or 5.14 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Indebtedness permitted by this Agreement to be secured on the Collateral on a pari passu or junior or “silent” subordinated basis, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

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“Signing Date” means October 14, 2020.

“Similar Business” means (1) any business conducted by the Borrower or any Restricted Subsidiary on the Effective Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any permitted Investment), or a reasonable extension, development or expansion of, the businesses that the Borrower and its Restricted Subsidiaries conduct or propose to conduct on the Effective Date.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit N.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit O, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solvent” means, with respect to the Borrower and its Subsidiaries, (i) each of the Fair Value and the Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital and (iii) the Borrower and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature. For the purposes of this definition, capitalized terms used and not defined in this Agreement shall have the meanings provided for in Exhibit G.

“SONIA” means, with respect to any SONIA Business Day, a rate per annum equal to the Sterling Overnight Index Average for such SONIA Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means, as to any Borrowing, the SONIA Loans comprising such Borrowing.

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“SONIA Business Day” means for any Obligations consisting of any interest, fees or other amounts denominated in Sterling, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London, United Kingdom.

“SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.

“SONIA Interest Payment” means, in respect of any Interest Period in relation to a SONIA Loan, the aggregate amount of interest that is, or is scheduled to become, payable under Section 2.13.

“SONIA Loan” means a Loan that bears interest at a rate based on Daily Simple SONIA.

“SONIA Lookback Day” has the meaning specified in the definition of “Daily Simple SONIA”.

“Specified Acquisition Agreement Representations” means such of the representations and warranties in the Acquisition Agreement made by, or with respect to, Sonar Company Merger Sub, LLC, a Delaware limited liability company, or Parent, in each case, as are material to the interests of the Lenders, but only to the extent that Holdings (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its or such Affiliates’ obligations under the Acquisition Agreement or decline to consummate the Acquisition (in accordance with the terms thereof) as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit J.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit K, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(3).

“Specified Representations” means the representations and warranties of the Borrower, and to the extent applicable, the other Loan Parties, set forth in Section 3.01(a), Section 3.01(b) (as it relates to the organizational power and authority to execute, deliver and perform obligations under each Loan Document to which each applicable Person is a party after giving effect to the Transactions), Section 3.02, Section 3.03(b)(i) (with respect to the incurrence of the loans and the provision of the Guarantees, in each case under the Loan Documents, and the granting of the security interests in the Collateral to secure the Secured Obligations), Section 3.08, Section 3.14, Section 3.15, Section 3.17(a) (with respect to the USA PATRIOT Act), 3.17(b) (with respect to the use of proceeds of the Credit Facilities on the Effective Date) and Section 3.18 (as it relates to the creation, validity and perfection of the security interests in the Collateral).

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“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsors” means (1) Insight Venture Management, LLC and its Affiliates, (2) CC Capital Partners, LLC and its Affiliates (excluding portfolio companies thereof) and (3) Neuberger Berman and its Affiliates (excluding portfolio companies thereof).

“Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.”

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board of Governors or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” shall mean the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; in each case, whether existing as of the Effective Date or subsequently created or coming to exist.

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

“Subsidiary Loan Party” means each Subsidiary of the Borrower that is party to the Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(d).

“Supported QFC” has the meaning specified in Section 9.20.

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“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tax Distributions” has the meaning assigned to such term in Section 6.07(a)(vi)(A).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of February 4, 2021, by and among the Public Parent, Holdings and the other persons party thereto (without giving effect to any amendments, supplements or other modifications thereto, other than to the extent such amendments, supplements or other modifications are reasonably acceptable to the Administrative Agent).

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by Borrower in good faith) entered into after the Effective Date so long as such Tax Restructuring does not impair the Guarantee or the security interests of the Agents and the Lenders under the Security Documents in the Collateral in any material respect and is otherwise not adverse to the Lenders in any material respect and after giving effect to such Tax Restructuring, Borrower and its Restricted Subsidiaries otherwise comply with Sections 5.11 and 5.12.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, the Amendment No. 2 Effective Date and/or the Amendment No. 3 Effective Date, as applicable, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Facility Amendment in respect of any Term Loans or (iv) a Loan Modification Agreement. The amount of each Lender’s Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, Loan Modification Agreement or Refinancing Amendment, as the case may be. As of the Effective Date, the total Term Commitment is $525,000,000. As of the Amendment No. 2 Effective Date, the total Amendment No. 2 Incremental Term Commitment is $380,000,000. As of the Amendment No. 3 Effective Date, the total Amendment No. 3 Incremental Term Commitment is $190,000,000.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

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“Term Loans” means, individually or collectively as the context requires, Initial Term Loans, Other Term Loans and Incremental Term Loans.

“Term Maturity Date” means (a) in the case of the Initial Term Loans, February 4, 2028 and (b) in the case of any Incremental Term Facility or any Other Term Loan, the date set forth in the applicable documentation in respect thereof.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements are delivered pursuant to Section 5.01(a) or (b); provided that for any date of determination before the delivery of the first financial statements pursuant to Section 5.01(a) or (b), the Test Period shall be the period of four consecutive fiscal quarters of the Borrower then last ended as of such time.

“Total Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Transaction Costs” means all fees, premiums, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a) the Acquisition, (b) the incurrence of the Credit Facilities and the funding of the Initial Term Loans on the Effective Date, (c) the Effective Date Refinancing, (d) the consummation of the other transactions contemplated by this Agreement on the Effective Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of the Transaction Costs related thereto.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate, Daily Simple SONIA or the Alternate Base Rate.

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.20.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce, in its Publication No. 600 (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets of the Borrower and its subsidiaries as of the end of, and the related unaudited consolidated statements of comprehensive loss, cash flows and members’ equity of the Borrower and its subsidiaries for, the fiscal quarter of the Borrower ended on or about November 30, 2020 (for the six-month period then ended).

“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e)(ii)(C).

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“USD Tranche Issuing Bank” means, as the context may require, (a) as of the Amendment No. 2 Effective Date, each of Goldman Sachs, Credit Suisse AG, Cayman Islands Branch, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC, Blackstone Holdings Finance Co. L.L.C. and Madison Capital Funding LLC (or, in the case of any of the foregoing, an Affiliate or branch thereof designated by such Person), (b) a bank or other legally authorized Person designated by Administrative Agent (which Person may be Administrative Agent or an Affiliate thereof) and reasonably acceptable to Borrower; (c) any other Lender that may become a USD Tranche Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be a USD Tranche Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of USD Tranche Letters of Credit hereunder; and/or (d) collectively, all of the foregoing. Each USD Tranche Issuing Bank may, in its discretion, arrange for one or more USD Tranche Letters of Credit to be issued by Affiliates or designees of such USD Tranche Issuing Bank, in which case the term “USD Tranche Issuing Bank” shall include any such Affiliate or designee with respect to USD Tranche Letters of Credit issued by such Affiliate or designee. In the event that there is more than one USD Tranche Issuing Bank at any time, references herein and in the other Loan Documents to the USD Tranche Issuing Bank shall be deemed to refer to the USD Tranche Issuing Bank in respect of the applicable USD Tranche Letter of Credit or to all USD Tranche Issuing Banks, as the context requires.

“USD Tranche LC Disbursement” means an honoring of a drawing by a USD Tranche Issuing Bank pursuant to a USD Tranche Letter of Credit.

“USD Tranche LC Exposure” means, at any time, the sum of (a) the aggregate Dollar Amount of all USD Tranche Letters of Credit that remains available for drawing at such time and (b) the aggregate Dollar Amount of all USD Tranche LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The USD Tranche LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total USD Tranche LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a USD Tranche Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or for any USD Tranche Letter of Credit issued with the exclusion of Article 36 of the UCP, such USD Tranche Letter of Credit shall be deemed to be “outstanding” in the Dollar Amount so remaining available to be drawn. Unless otherwise specified herein, the Dollar Amount of a USD Tranche Letter of Credit at any time shall be deemed to be the stated Dollar Amount of such USD Tranche Letter of Credit in effect at such time; provided that with respect to any USD Tranche Letter of Credit that, by its terms or the terms of any

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document related thereto, provides for one or more automatic increases in the stated Dollar Amount thereof, the Dollar Amount of such USD Tranche Letter of Credit shall be deemed to be the maximum stated Dollar Amount of such USD Tranche Letter of Credit after giving effect to all such increases, whether or not such maximum stated Dollar Amount is in effect at such time.

“USD Tranche LC Obligations” means, at any time, the sum of (a) the Dollar Amount available to be drawn under USD Tranche Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate principal Dollar Amount of all unreimbursed USD Tranche LC Disbursements.

“USD Tranche Letter of Credit” means any standby letter of credit or bank guarantee issued by a USD Tranche Issuing Bank and designated as a USD Tranche Letter of Credit in the applicable Letter of Credit Request pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. For the avoidance of doubt, each Letter of Credit outstanding prior to the Amendment No. 2 Effective Date shall, for all purposes under the Loan Documents, be deemed to be a USD Tranche Letter of Credit on and after the Amendment No. 2 Effective Date.

“USD Tranche Letter of Credit Sublimit” means a Dollar Amount equal to $30,000,000. The USD Tranche Letter of Credit Sublimit is part of and not in addition to the aggregate USD Tranche Revolving Commitments.

“USD Tranche Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the USD Tranche Revolving Maturity Date and the date of termination of the USD Tranche Revolving Commitments.

“USD Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make USD Tranche Revolving Loans and to acquire participations in USD Tranche Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s USD Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Revolving Commitment Increase or (iv) a Loan Modification Agreement. The initial amount of each Lender’s USD Tranche Revolving Commitment is set forth on Schedule 2.01 (as amended by Amendment No. 2), or in the Assignment and Assumption, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its USD Tranche Revolving Commitment, as the case may be. For the avoidance of doubt, each Revolving Commitment outstanding prior to the Amendment No. 2 Effective Date shall, for all purposes under the Loan Documents, be deemed to be USD Tranche Revolving Commitments on and after the Amendment No. 2 Effective Date. The aggregate amount of the Lenders’ USD Tranche Revolving Commitments as of the Amendment No. 2 Effective Date is $92,500,000.

“USD Tranche Revolving Exposure” means, with respect to any USD Tranche Revolving Lender at any time, the sum of the outstanding principal Dollar Amount of such USD Tranche Revolving Lender’s USD Tranche Revolving Loans and its USD Tranche LC Exposure at such time.

“USD Tranche Revolving Facility” means the USD Tranche Revolving Commitments and the USD Tranche Revolving Loans and other extensions of credit made thereunder under this Agreement.

“USD Tranche Revolving Lender” means a Lender with a USD Tranche Revolving Commitment or, if the USD Tranche Revolving Commitments have terminated or expired, a Lender with

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USD Tranche Revolving Exposure.

“USD Tranche Revolving Loan” means a Loan made pursuant to clause (ii) of Section 2.01. For the avoidance of doubt, each Revolving Loan outstanding prior to the Amendment No. 2 Effective Date shall, for all purposes under the Loan Documents, be deemed to be USD Tranche Revolving Loans on and after the Amendment No. 2 Effective Date

“USD Tranche Revolving Maturity Date” means (i) February 4, 2026 (or if such day is not a Business Day, the immediately preceding Business Day) or (ii) with respect to any USD Tranche Revolving Lender that has extended its USD Tranche Revolving Commitment pursuant to a Permitted Amendment and with respect to any USD Tranche Issuing Bank that has consented to such extension, the extended maturity date set forth in any such Loan Modification Agreement.

“Voluntary Prepayment and Repurchase Amount” has the meaning assigned to such term in Section 2.11(d).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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SECTION 1.02 Classification of Loans and Borrowings.

For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”, “Multicurrency Tranche Revolving Loan” or “USD Tranche Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”, “SONIA Loan” or “ABR Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., an “ABR Borrowing”, “Eurocurrency Borrowing” or “SONIA Borrowing”) or by Class and Type (e.g., an “ABR Revolving Borrowing”, “Eurocurrency Revolving Borrowing” or “SONIA Revolving Borrowing”).

SECTION 1.03 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document, including all schedules, exhibits and other attachments thereto and as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.09, for purposes of determining compliance with any test contained in this Agreement, the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and any other financial ratio or test that are calculated with respect to any Test Period during which a Specified Transaction occurs shall be calculated on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Specified Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Specified Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period (it

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being understood, for the avoidance of doubt, that solely for purposes of (x) calculating compliance with Section 6.10, if applicable, (y) calculating the First Lien Leverage Ratio for purposes of the definition of “Applicable Rate” and the determination of the Commitment Fee Percentage and (z) the determination of “ECF Percentage”, in each case, the date of the required calculation shall be the last day of the Test Period, and no Specified Transaction occurring thereafter shall be taken into account).

(c) Notwithstanding anything to the contrary herein, all obligations of any Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect prior to the adoption of ASU 2016-02, Leases (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease or Capital Lease Obligation) for purposes of this Agreement regardless of any change in GAAP (i) resulting from the adoption of ASU 2016-02, Leases or (ii) following the Effective Date that, in each case, would otherwise require such obligation to be recharacterized as a Capital Lease Obligation, to the extent that financial reporting shall not be affected hereby.

(d) Where reference is made to “Borrower and the Restricted Subsidiaries on a ‘consolidated basis’” or similar language, such consolidation shall not include any Unrestricted Subsidiaries.

SECTION 1.05 Effectuation of Transactions.

All references herein to Holdings, the Borrower and the other Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions that occurred on the Effective Date, unless the context otherwise requires.

SECTION 1.06 Limited Conditionality Acquisition.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio, the amount or availability of the Available Amount or any other basket based on Consolidated EBITDA or total assets or whether a Default or Event of Default has occurred and is continuing, in each case in connection with a Limited Condition Acquisition, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred and is continuing shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) after giving Pro Forma Effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if such transactions occurred at the beginning of the applicable Test Period, and for the avoidance of doubt, if any of such ratios or other provisions are exceeded as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrower or such person subject to such Limited Condition Acquisition) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio shall be calculated (and tested) on a

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pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated on the LCA Test Date.

SECTION 1.07 Certain Determinations.

(a) For purposes of determining compliance with any of the covenants set forth in Article V or Article VI (including in connection with any Incremental Facility) at the time of incurrence, any Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article V or Article VI (including in connection with any Incremental Facility), the Borrower (i) shall, at the time of incurrence, in its sole discretion determine under which category such Lien (other than Liens with respect to the Initial Term Loans), Investment, Indebtedness (other than Indebtedness consisting of the Initial Term Loans), Disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted, in its sole discretion, to make any determination and/or to divide or classify under which category or categories such Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction is permitted at the time of incurrence. For the avoidance of doubt, if the applicable date for meeting any requirement hereunder or under any other Loan Document falls on a day that is not a Business Day, compliance with such requirement shall not be required until noon on the first (1st) Business Day following such applicable date.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including any Total Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

(c) Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI or Article VII or any determination under any other provision of this Agreement subject to any Dollar limitation, threshold or basket, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars based on the relevant currency exchange rate in effect on the applicable date of determination (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to any amount in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Investment is incurred or Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other payment in respect of any Junior Financing is made or such transaction with an Affiliate is entered into; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.07(c) shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien or Investment may be incurred or Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other payments in respect of any Junior Financing may be made or such transaction with an Affiliate may be entered into at any time under such Sections. For purposes of any determination of Consolidated Total Indebtedness, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or Section 5.01(b) adjusted to reflect the currency translation effects, determined in accordance with GAAP, of any Swap Agreements permitted

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hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent thereof. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(d) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or SONIA Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Loan, SONIA Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Multicurrency Tranche Issuing Bank, as the case may be.

(e) The Administrative Agent shall determine the Dollar Amount of each Multicurrency Tranche Revolving Loan denominated in an Alternative Currency and Multicurrency Tranche LC Obligation in respect of Multicurrency Tranche Letters of Credit denominated in an Alternative Currency (i) for Multicurrency Tranche Revolving Loans, as of the first day of each Interest Period applicable thereto, (ii) upon the issuance and increase of any Multicurrency Tranche Letter of Credit denominated in an Alternative Currency (each such date, a “Revaluation Date”) and (iii) shall, on a quarterly basis, promptly notify the Borrower and the Multicurrency Tranche Revolving Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate on the date of the related Borrowing Request for purposes of the initial such determination for any Multicurrency Tranche Revolving Loan.

SECTION 1.08 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.09 Interest Rates; Notification.

The interest rate on Eurocurrency Loans is determined by reference to the Screen Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Sections 2.14(b) and (c), as applicable,

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provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(b) or (c), as applicable, of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), as applicable, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(b) or (c), as applicable), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurocurrency Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.10 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Multicurrency Tranche Revolving Loans be made and/or Multicurrency Tranche Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Multicurrency Tranche Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each of the Multicurrency Tranche Revolving Lenders; and in the case of any such request with respect to the issuance of Multicurrency Tranche Letters of Credit, such request shall be subject to the approval of the Administrative Agent, each of the Multicurrency Tranche Revolving Lenders and each of the Multicurrency Tranche Issuing Banks.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time), ten (10) Business Days prior to the date of the desired Borrowing or Multicurrency Tranche Letter of Credit issuance, as applicable. In the case of any such request pertaining to Multicurrency Tranche Revolving Loans, the Administrative Agent shall promptly notify each Multicurrency Tranche Revolving Lender thereof; and in the case of any such request pertaining to Multicurrency Tranche Letters of Credit, the Administrative Agent shall promptly notify each Multicurrency Tranche Revolving Lender and each Multicurrency Tranche Issuing Bank thereof. Each Multicurrency Tranche Revolving Credit Lender and each Multicurrency Tranche Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), two (2) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Multicurrency Tranche Revolving Loans or the issuance of Multicurrency Tranche Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Multicurrency Tranche Revolving Credit Lender or a Multicurrency Tranche Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Multicurrency Tranche Revolving Lender or Multicurrency Tranche Issuing Bank, as the case may be, to permit Multicurrency Tranche Revolving Loans to be made or Multicurrency Tranche Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Multicurrency Tranche Revolving Lenders consent to making Multicurrency Tranche Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowing of Multicurrency Tranche Revolving Loans; and if the Administrative Agent, the Multicurrency Tranche Revolving Lenders and the Multicurrency Tranche

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Issuing Banks consent to the issuance of Multicurrency Tranche Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Multicurrency Tranche Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower thereof.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

Subject to the terms and conditions set forth herein, (i) each Term Lender severally agrees to make an Initial Term Loan to the Borrower denominated in Dollars on the Effective Date in a principal amount equal to its Term Commitment, (ii) each USD Tranche Revolving Lender agrees to make USD Tranche Revolving Loans to the Borrower denominated in Dollars in an aggregate principal amount which will not result in such USD Tranche Revolving Lender’s USD Tranche Revolving Exposure exceeding such USD Tranche Revolving Lender’s USD Tranche Revolving Commitment and (iii) each Multicurrency Tranche Revolving Lender agrees to make Multicurrency Tranche Revolving Loans to the Borrower denominated in Dollars or an Alternative Currency in an aggregate principal amount which will not result in such Multicurrency Tranche Revolving Lender’s Multicurrency Tranche Revolving Exposure exceeding such Multicurrency Tranche Revolving Lender’s Multicurrency Tranche Revolving Commitment. The Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Sections 2.14(b) and (c), as applicable, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans, SONIA Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement;

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing or SONIA Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing or SONIA Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing or SONIA Borrowing, as applicable, may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Borrowings and SONIA Borrowings outstanding in the

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aggregate. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).

SECTION 2.03 Requests for Borrowings.

To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request in writing by telecopy, electronic mail, facsimile or overnight courier (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing of Revolving Loans, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing and (c) in the case of a SONIA Borrowing, not later than 2:00 p.m., New York City time, four (4) Business Days before the date of the proposed Borrowing; provided that any notice given in connection with Borrowings on the Effective Date (including Eurocurrency Borrowings) may be given not later than 2:00 p.m., New York City time, one (1) Business Day before the Effective Date; provided further that, in each case, the Administrative Agent may in its discretion accept any later request. Each such written Borrowing Request shall be signed by the Borrower substantially in the form of Exhibit S and shall be irrevocable. Each such written Borrowing Request shall specify the following information:

(i) whether the requested Borrowing is to be a USD Tranche Revolving Borrowing, a Multicurrency Tranche Revolving Borrowing, a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the aggregate amount of such Borrowing and the currency of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, SONIA Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing and a SONIA Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement; and

(vii) except in the case of any Borrowing that is made on the Effective Date, that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or SONIA Borrowing, then, in each case, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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SECTION 2.04 [Reserved].

SECTION 2.05 Letters of Credit.

(a) General. (i) Subject to the terms and conditions set forth herein (including Section 2.22), each USD Tranche Issuing Bank agrees, in reliance upon the agreements of the USD Tranche Revolving Lenders and the Borrower set forth in this Section 2.05 and elsewhere in the Loan Documents, to issue USD Tranche Letters of Credit in Dollars for the Borrower’s own account (or for the account of any Subsidiary of the Borrower so long as the Borrower is an obligor in respect of all Loan Document Obligations arising under or in respect of such USD Tranche Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable USD Tranche Issuing Bank, which shall reflect the standard operating procedures of such USD Tranche Issuing Bank, at any time and from time to time during the period from the Effective Date until the date that is the fifth (5th) Business Day prior to the USD Tranche Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable USD Tranche Issuing Bank relating to any USD Tranche Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, no USD Tranche Issuing Bank shall be required to provide any bank guarantees or issue any letters of credit that are not standby letters of credit.

(ii) Subject to the terms and conditions set forth herein (including Section 2.22), each Multicurrency Tranche Issuing Bank agrees, in reliance upon the agreements of the Multicurrency Tranche Revolving Lenders and the Borrower set forth in this Section 2.05 and elsewhere in the Loan Documents, to issue Multicurrency Tranche Letters of Credit in Dollars or an Alternative Currency for the Borrower’s own account (or for the account of any Subsidiary of the Borrower so long as the Borrower is an obligor in respect of all Loan Document Obligations arising under or in respect of such Multicurrency Tranche Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Multicurrency Tranche Issuing Bank, which shall reflect the standard operating procedures of such Multicurrency Tranche Issuing Bank, at any time and from time to time during the period from the Amendment No. 2 Effective Date until the date that is the fifth (5th) Business Day prior to the Multicurrency Tranche Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Multicurrency Tranche Issuing Bank relating to any Multicurrency Tranche Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, no Multicurrency Tranche Issuing Bank shall be required to provide any bank guarantees or issue any letters of credit that are not standby letters of credit.

(b) Issuance, Amendment, Renewal or Extension; Certain Conditions. (i) To request the issuance of a USD Tranche Letter of Credit (or the amendment, renewal or extension of an outstanding USD Tranche Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable USD Tranche Issuing Bank and the Administrative Agent at least five (5) Business Days before the requested date of issuance, amendment, renewal or extension (provided that, in each case, the applicable USD Tranche Issuing Bank may in its discretion accept any later notice, and any such determination by such USD Tranche Issuing Bank to accept later notice shall be binding on the Administrative Agent) a notice requesting the issuance of a USD Tranche Letter of Credit, or identifying the USD Tranche Letter of Credit to be amended or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such USD Tranche Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount of such USD Tranche Letter of Credit, the name and address of the beneficiary thereof

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and such other information as shall be necessary to prepare, amend or extend, as the case may be, such USD Tranche Letter of Credit. Each such notice shall be substantially in the form of Exhibit T, appropriately completed (each, a “Letter of Credit Request”). If requested by the applicable USD Tranche Issuing Bank, the Borrower also shall submit a letter of credit application on such USD Tranche Issuing Bank’s standard form in connection with any request for a USD Tranche Letter of Credit. A USD Tranche Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment, renewal or extension of any USD Tranche Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each USD Tranche Issuing Bank shall not exceed its USD Tranche Revolving Commitment; provided that, in the case of any USD Tranche Issuing Bank that is a Lead Arranger, as applicable, but that is not a USD Tranche Revolving Lender on the Effective Date or the Amendment No. 2 Effective Date, as applicable, (x) the Applicable Fronting Exposure of such USD Tranche Issuing Bank shall not exceed the aggregate amount of such USD Tranche Issuing Bank’s USD Tranche Revolving Commitment (if any) and the USD Tranche Revolving Commitments of such USD Tranche Issuing Bank’s Affiliates and/or managed funds that are USD Tranche Revolving Lenders and (y) the Applicable Fronting Exposure of such USD Tranche Issuing Bank shall be allocated on a pro rata basis to the USD Tranche Revolving Commitment of such USD Tranche Issuing Bank (if any) and the USD Tranche Revolving Commitments of such USD Tranche Issuing Bank’s Affiliates and/or managed funds that are USD Tranche Revolving Lenders, (ii) the aggregate USD Tranche Revolving Exposures shall not exceed the aggregate USD Tranche Revolving Commitments and (iii) the aggregate USD Tranche LC Exposure shall not exceed the USD Tranche Letter of Credit Sublimit. To the extent there is more than one USD Tranche Issuing Bank, the Borrower will use reasonable efforts to request USD Tranche Letters of Credit from such USD Tranche Issuing Banks in such a way that the aggregate USD Tranche LC Exposure of any USD Tranche Issuing Bank as a percentage of all the aggregate USD Tranche LC Exposures of all of the USD Tranche Issuing Banks in respect of all USD Tranche Letters of Credit issued under this Agreement shall be generally in line with such USD Tranche Issuing Bank’s proportionate share of the USD Tranche Letter of Credit Sublimit (determined based on the USD Tranche Letter of Credit Sublimit being divided equally among the USD Tranche Issuing Banks); it being understood, for the avoidance of doubt, that the Borrower shall have no obligation to request USD Tranche Letters of Credit pursuant to the foregoing to the extent the Borrower determines, in its sole discretion, that any such request would not be feasible or commercially beneficial. No USD Tranche Issuing Bank shall be under any obligation to issue any USD Tranche Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such USD Tranche Issuing Bank from issuing such USD Tranche Letter of Credit, or any Requirements of Law applicable to such USD Tranche Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such USD Tranche Issuing Bank shall prohibit the issuance of letters of credit generally or such USD Tranche Letter of Credit in particular or shall impose upon such USD Tranche Issuing Bank with respect to such USD Tranche Letter of Credit any restriction, reserve or capital requirement (for which such USD Tranche Issuing Bank is not otherwise fully compensated hereunder) not in effect on the Amendment No. 2 Effective Date, or shall impose upon such USD Tranche Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 2 Effective Date and which such USD Tranche Issuing Bank in good faith deems material to it, (ii) the issuance of such USD Tranche Letter of Credit would violate one or more policies of such USD Tranche Issuing Bank now or hereafter in effect and applicable to letters of credit generally, (iii) except as otherwise agreed in writing by the Administrative Agent and the applicable USD Tranche Issuing Bank, such USD Tranche Letter of Credit is to be denominated in a currency other than Dollars, (iv) except as otherwise agreed by the Administrative Agent and such USD Tranche Issuing Bank, the USD Tranche Letter of Credit is in an initial stated amount less than $500,000, in the case of a standby USD Tranche Letter of Credit, or (v) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such USD Tranche Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably

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satisfactory to such USD Tranche Issuing Bank with the Borrower or such Lender to eliminate such USD Tranche Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the USD Tranche Letter of Credit then proposed to be issued or such USD Tranche Letter of Credit and all other USD Tranche LC Exposure as to which such USD Tranche Issuing Bank has Defaulting Lender Fronting Exposure. No USD Tranche Issuing Bank shall be under any obligation (i) to amend or extend any USD Tranche Letter of Credit if (x) such USD Tranche Issuing Bank would have no obligation at such time to issue such USD Tranche Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of such USD Tranche Letter of Credit does not accept the proposed amendment to such USD Tranche Letter of Credit or (ii) to issue any USD Tranche Letter of Credit if such USD Tranche Letter of Credit contains any provisions for automatic reinstatement of all or any portion of the stated amount thereof after any drawing thereunder or after the expiry date of such USD Tranche Letter of Credit.

(ii) To request the issuance of a Multicurrency Tranche Letter of Credit (or the amendment, renewal or extension of an outstanding Multicurrency Tranche Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Multicurrency Tranche Issuing Bank and the Administrative Agent at least five (5) Business Days before the requested date of issuance, amendment, renewal or extension (provided that, in each case, the applicable Multicurrency Tranche Issuing Bank may in its discretion accept any later notice, and any such determination by such Multicurrency Tranche Issuing Bank to accept later notice shall be binding on the Administrative Agent) a notice requesting the issuance of a Multicurrency Tranche Letter of Credit, or identifying the Multicurrency Tranche Letter of Credit to be amended or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Multicurrency Tranche Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount and currency of such Multicurrency Tranche Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend, as the case may be, such Multicurrency Tranche Letter of Credit. Each such notice shall be substantially in the form of Exhibit T, appropriately completed (each, a “Letter of Credit Request”). If requested by the applicable Multicurrency Tranche Issuing Bank, the Borrower also shall submit a letter of credit application on such Multicurrency Tranche Issuing Bank’s standard form in connection with any request for a Multicurrency Tranche Letter of Credit. A Multicurrency Tranche Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment, renewal or extension of any Multicurrency Tranche Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Multicurrency Tranche Issuing Bank shall not exceed its Multicurrency Tranche Revolving Commitment; provided that, in the case of any Multicurrency Tranche Issuing Bank that is a Lead Arranger, as applicable, but that is not a Multicurrency Tranche Revolving Lender on the Amendment No. 2 Effective Date, (x) the Applicable Fronting Exposure of such Multicurrency Tranche Issuing Bank shall not exceed the aggregate amount of such Multicurrency Tranche Issuing Bank’s Multicurrency Tranche Revolving Commitment (if any) and the Multicurrency Tranche Revolving Commitments of such Multicurrency Tranche Issuing Bank’s Affiliates and/or managed funds that are Multicurrency Tranche Revolving Lenders and (y) the Applicable Fronting Exposure of such Multicurrency Tranche Issuing Bank shall be allocated on a pro rata basis to the Multicurrency Tranche Revolving Commitment of such Multicurrency Tranche Issuing Bank (if any) and the Multicurrency Tranche Revolving Commitments of such Multicurrency Tranche Issuing Bank’s Affiliates and/or managed funds that are Multicurrency Tranche Revolving Lenders, (ii) the aggregate Multicurrency Tranche Revolving Exposures shall not exceed the aggregate Multicurrency Tranche Revolving Commitments and (iii) the aggregate Multicurrency Tranche LC Exposure shall not exceed the Multicurrency Tranche Letter of Credit Sublimit. To the extent there is more than one Multicurrency Tranche Issuing Bank, the Borrower will use reasonable efforts to request Multicurrency Tranche Letters of Credit from such Multicurrency Tranche Issuing Banks

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in such a way that the aggregate Multicurrency Tranche LC Exposure of any Multicurrency Tranche Issuing Bank as a percentage of all the aggregate Multicurrency Tranche LC Exposures of all of the Multicurrency Tranche Issuing Banks in respect of all Multicurrency Tranche Letters of Credit issued under this Agreement shall be generally in line with such Multicurrency Tranche Issuing Bank’s proportionate share of the Multicurrency Tranche Letter of Credit Sublimit (determined based on the Multicurrency Tranche Letter of Credit Sublimit being divided equally among the Multicurrency Tranche Issuing Banks); it being understood, for the avoidance of doubt, that the Borrower shall have no obligation to request Multicurrency Tranche Letters of Credit pursuant to the foregoing to the extent the Borrower determines, in its sole discretion, that any such request would not be feasible or commercially beneficial. No Multicurrency Tranche Issuing Bank shall be under any obligation to issue any Multicurrency Tranche Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Multicurrency Tranche Issuing Bank from issuing such Multicurrency Tranche Letter of Credit, or any Requirements of Law applicable to such Multicurrency Tranche Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Multicurrency Tranche Issuing Bank shall prohibit the issuance of letters of credit generally or such Multicurrency Tranche Letter of Credit in particular or shall impose upon such Multicurrency Tranche Issuing Bank with respect to such Multicurrency Tranche Letter of Credit any restriction, reserve or capital requirement (for which such Multicurrency Tranche Issuing Bank is not otherwise fully compensated hereunder) not in effect on the Amendment No. 2 Effective Date, or shall impose upon such Multicurrency Tranche Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 2 Effective Date and which such Multicurrency Tranche Issuing Bank in good faith deems material to it, (ii) the issuance of such Multicurrency Tranche Letter of Credit would violate one or more policies of such Multicurrency Tranche Issuing Bank now or hereafter in effect and applicable to letters of credit generally, (iii) except as otherwise agreed in writing by the Administrative Agent and the applicable Multicurrency Tranche Issuing Bank, such Multicurrency Tranche Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, (iv) except as otherwise agreed by the Administrative Agent and such Multicurrency Tranche Issuing Bank, the Multicurrency Tranche Letter of Credit is in an initial stated amount less than $500,000, in the case of a standby Multicurrency Tranche Letter of Credit, or (v) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Multicurrency Tranche Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Multicurrency Tranche Issuing Bank with the Borrower or such Lender to eliminate such Multicurrency Tranche Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Multicurrency Tranche Letter of Credit then proposed to be issued or such Multicurrency Tranche Letter of Credit and all other Multicurrency Tranche LC Exposure as to which such Multicurrency Tranche Issuing Bank has Defaulting Lender Fronting Exposure. No Multicurrency Tranche Issuing Bank shall be under any obligation (i) to amend or extend any Multicurrency Tranche Letter of Credit if (x) such Multicurrency Tranche Issuing Bank would have no obligation at such time to issue such Multicurrency Tranche Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of such Multicurrency Tranche Letter of Credit does not accept the proposed amendment to such Multicurrency Tranche Letter of Credit or (ii) to issue any Multicurrency Tranche Letter of Credit if such Multicurrency Tranche Letter of Credit contains any provisions for automatic reinstatement of all or any portion of the stated amount thereof after any drawing thereunder or after the expiry date of such Multicurrency Tranche Letter of Credit.

(c) [Reserved].

(d) Expiration Date. (i) Each USD Tranche Letter of Credit shall expire at or prior to the close of business on the earlier of (x) the date that is one year after the date of the issuance of such USD Tranche Letter of Credit (or, in the case of any extension thereof, the date to which it has been extended (not in excess of one year from the last applicable expiry date)) and (y) the date that is five (5) Business

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Days prior to the USD Tranche Revolving Maturity Date; provided that if such expiry date is not a Business Day, such USD Tranche Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided further that any USD Tranche Letter of Credit may, upon the request of the Borrower, include a provision whereby such USD Tranche Letter of Credit shall be renewed, exchanged or extended automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the USD Tranche Revolving Maturity Date) unless the applicable USD Tranche Issuing Bank notifies the beneficiary thereof within the time period specified in such USD Tranche Letter of Credit or, if no such time period is specified, at least thirty (30) days prior to the then applicable expiration date, that such USD Tranche Letter of Credit will not be renewed, exchanged or extended; provided further that such USD Tranche Letter of Credit shall not be required to expire on such fifth (5th) Business Day prior to the USD Tranche Revolving Maturity Date if such USD Tranche Letter of Credit is cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements, in each case reasonably acceptable to the applicable USD Tranche Issuing Bank.

(ii) Each Multicurrency Tranche Letter of Credit shall expire at or prior to the close of business on the earlier of (x) the date that is one year after the date of the issuance of such Multicurrency Tranche Letter of Credit (or, in the case of any extension thereof, the date to which it has been extended (not in excess of one year from the last applicable expiry date)) and (y) the date that is five (5) Business Days prior to the Multicurrency Tranche Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Multicurrency Tranche Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided further that any Multicurrency Tranche Letter of Credit may, upon the request of the Borrower, include a provision whereby such Multicurrency Tranche Letter of Credit shall be renewed, exchanged or extended automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the Multicurrency Tranche Revolving Maturity Date) unless the applicable Multicurrency Tranche Issuing Bank notifies the beneficiary thereof within the time period specified in such Multicurrency Tranche Letter of Credit or, if no such time period is specified, at least thirty (30) days prior to the then applicable expiration date, that such Multicurrency Tranche Letter of Credit will not be renewed, exchanged or extended; provided further that such Multicurrency Tranche Letter of Credit shall not be required to expire on such fifth (5th) Business Day prior to the Multicurrency Tranche Revolving Maturity Date if such Multicurrency Tranche Letter of Credit is cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements, in each case reasonably acceptable to the applicable Multicurrency Tranche Issuing Bank.

(e) Participations. (i) Immediately upon the issuance of each USD Tranche Letter of Credit (or an amendment to a USD Tranche Letter of Credit increasing the amount thereof) and without any further action on the part of the USD Tranche Issuing Bank that is the issuer thereof or the Lenders, each USD Tranche Revolving Lender shall be deemed to have purchased and the applicable USD Tranche Issuing Bank shall be deemed to have sold a participation in such USD Tranche Letter of Credit equal to such USD Tranche Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such USD Tranche Letter of Credit. In consideration and in furtherance of the foregoing, each USD Tranche Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such USD Tranche Issuing Bank, such USD Tranche Revolving Lender’s Applicable Percentage of each USD Tranche LC Disbursement made by such USD Tranche Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each USD Tranche Revolving Lender acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of USD Tranche Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any USD Tranche Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the USD Tranche Revolving

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Commitments, and that each payment required to be made by it under the preceding sentence shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii) Immediately upon the issuance of each Multicurrency Tranche Letter of Credit (or an amendment to a Multicurrency Tranche Letter of Credit increasing the amount thereof) and without any further action on the part of the Multicurrency Tranche Issuing Bank that is the issuer thereof or the Lenders, each Multicurrency Tranche Revolving Lender shall be deemed to have purchased and the applicable Multicurrency Tranche Issuing Bank shall be deemed to have sold a participation in such Multicurrency Tranche Letter of Credit equal to such Multicurrency Tranche Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Multicurrency Tranche Letter of Credit. In consideration and in furtherance of the foregoing, each Multicurrency Tranche Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars (for this purpose, with respect to any amounts denominated in an Alternative Currency, using the Dollar Amount thereof), for the account of such Multicurrency Tranche Issuing Bank, such Multicurrency Tranche Revolving Lender’s Applicable Percentage of each Multicurrency Tranche LC Disbursement made by such Multicurrency Tranche Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Multicurrency Tranche Revolving Lender acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of Multicurrency Tranche Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Multicurrency Tranche Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Multicurrency Tranche Revolving Commitments, and that each payment required to be made by it under the preceding sentence shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Reimbursement. (i) If a USD Tranche Issuing Bank shall make any USD Tranche LC Disbursement in respect of a USD Tranche Letter of Credit, the Borrower shall reimburse such USD Tranche LC Disbursement by paying to the Administrative Agent an amount (in same day funds) equal to such USD Tranche LC Disbursement not later than 4:00 p.m., New York City time on the Business Day immediately following the day that the Borrower receives notice of such USD Tranche LC Disbursement (the “Reimbursement Date”), together with accrued interest thereon in accordance with clause (i) of this Section 2.05. Anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable USD Tranche Issuing Bank prior to 4:00 p.m., New York City time, on the date such USD Tranche LC Disbursement is made that the Borrower intends to reimburse the applicable USD Tranche Issuing Bank for the amount of the USD Tranche LC Disbursement (including any accrued interest thereon) with funds other than the proceeds of USD Tranche Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting USD Tranche Revolving Lenders to make USD Tranche Revolving Loans that are ABR USD Tranche Revolving Loans on the Reimbursement Date in an amount equal to such USD Tranche LC Disbursement (together with any accrued interest thereon), and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, USD Tranche Revolving Lenders shall, on the Reimbursement Date, make USD Tranche Revolving Loans that are ABR USD Tranche Revolving Loans in an amount equal to their Applicable Percentage of such USD Tranche LC Disbursement (together with any accrued interest thereon), the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable USD Tranche Issuing Bank for the amount of such USD Tranche LC Disbursement (together with any accrued interest thereon); provided that if for any reason proceeds of USD Tranche Revolving Loans are not received by the applicable USD Tranche Issuing Bank on the Reimbursement Date in an amount equal to such USD Tranche LC Disbursement (together with any accrued interest thereon), the Borrower shall reimburse the applicable USD Tranche Issuing Bank, on demand, in an amount in same day funds equal to the excess of such USD Tranche LC Disbursement (together with any accrued interest

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thereon) over the aggregate amount of such USD Tranche Revolving Loans, if any, which are so received. The USD Tranche Revolving Loans made pursuant to this paragraph (f) shall be made without regard to the Borrowing Minimum.

(ii) If a Multicurrency Tranche Issuing Bank shall make any Multicurrency Tranche LC Disbursement in respect of a Multicurrency Tranche Letter of Credit, the Borrower shall reimburse such Multicurrency Tranche LC Disbursement by paying to the Administrative Agent an amount (in same day funds) equal to the amount such Multicurrency Tranche LC Disbursement not later than 4:00 p.m., New York City time on the Reimbursement Date, together with accrued interest thereon in accordance with clause (i) of this Section 2.05. Anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Multicurrency Tranche Issuing Bank prior to 4:00 p.m., New York City time, on the date such Multicurrency Tranche LC Disbursement is made that the Borrower intends to reimburse the applicable Multicurrency Tranche Issuing Bank for the amount of the Multicurrency Tranche LC Disbursement (including any accrued interest thereon) with funds other than the proceeds of Multicurrency Tranche Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting Multicurrency Tranche Revolving Lenders to make Multicurrency Tranche Revolving Loans that are ABR Multicurrency Tranche Revolving Loans on the Reimbursement Date in Dollars (in the case of any such Multicurrency Tranche LC Disbursement related to a Letter of Credit denominated in an Alternative Currency, using the Dollar Amount thereof) in an amount equal to such Multicurrency Tranche LC Disbursement (together with any accrued interest thereon), and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Multicurrency Tranche Revolving Lenders shall, on the Reimbursement Date, make Multicurrency Tranche Revolving Loans that are ABR Multicurrency Tranche Revolving Loans in Dollars (in the case of any such Multicurrency Tranche LC Disbursement related to a Letter of Credit denominated in an Alternative Currency, using the Dollar Amount thereof) in an amount equal to their Applicable Percentage of such Multicurrency Tranche LC Disbursement (together with any accrued interest thereon), the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Multicurrency Tranche Issuing Bank for the amount of such Multicurrency Tranche LC Disbursement (together with any accrued interest thereon); provided that if for any reason proceeds of Multicurrency Tranche Revolving Loans are not received by the applicable Multicurrency Tranche Issuing Bank on the Reimbursement Date in an amount equal to such Multicurrency Tranche LC Disbursement (together with any accrued interest thereon), the Borrower shall reimburse the applicable Multicurrency Tranche Issuing Bank, on demand, in an amount in same day funds equal to the excess of such Multicurrency Tranche LC Disbursement (together with any accrued interest thereon) over the aggregate amount of such Multicurrency Tranche Revolving Loans, if any, which are so received. The Multicurrency Tranche Revolving Loans made pursuant to this paragraph (f) shall be made without regard to the Borrowing Minimum.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any exchange, change, waiver or release of any Collateral for, or any other Person’s guarantee of or other liability for, any of the Secured Obligations, (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one or more of its Subsidiaries and the beneficiary for which any Letter of Credit was procured), (iv) any draft or other document presented under a Letter of Credit proving to be forged,

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fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vii) any breach hereof or any other Loan Document by any party hereto or thereto, (viii) the fact that an Event of Default or a Default shall have occurred and be continuing, (ix) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary thereof or in the relevant currency markets generally or (x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank and the proceeds thereof, by the respective beneficiaries of such Letters of Credit or any assignees or transferees thereof. In furtherance and not in limitation of the foregoing, none of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged other than to confirm such documents comply with the terms of such Letter of Credit; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) its honor of any presentation under a Letter of Credit that appears on its face to substantially comply with the terms and conditions of such Letter of Credit; (v) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder); (vi) errors in interpretation of technical terms; (vii) any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit; (viii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (ix) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary thereof or in the relevant currency markets generally; or (x) any consequences arising from causes beyond the control of the Issuing Bank, including any act by a Governmental Authority and fluctuation in currency exchange rates. None of the above shall affect or impair, or prevent the vesting of, any of any the Issuing Bank’s rights or powers hereunder or place such Issuing Bank under any liability to the Borrower or any other Person. Notwithstanding the foregoing, none of the above shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential, incidental, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Requirements of Law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if (notwithstanding the appearance of substantial compliance) such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

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(h) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing by telecopy, electronic mail, facsimile or overnight courier of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section 2.05.

(i) Interim Interest. (i) If a USD Tranche Issuing Bank shall make any USD Tranche LC Disbursement, then, unless the Borrower shall reimburse such USD Tranche LC Disbursement in full on the date such USD Tranche LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such USD Tranche LC Disbursement is made to but excluding the date that the Borrower reimburses such USD Tranche LC Disbursement, at the rate per annum then applicable to ABR USD Tranche Revolving Loans; provided that, if the Borrower fails to reimburse such USD Tranche LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable USD Tranche Issuing Bank, except that interest accrued on and after the date of payment by any USD Tranche Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such USD Tranche Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable USD Tranche LC Disbursement in full.

(ii) If a Multicurrency Tranche Issuing Bank shall make any Multicurrency Tranche LC Disbursement, then, unless the Borrower shall reimburse such Multicurrency Tranche LC Disbursement in full on the date such Multicurrency Tranche LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Multicurrency Tranche LC Disbursement is made to but excluding the date that the Borrower reimburses such Multicurrency Tranche LC Disbursement, at the rate per annum then applicable to ABR Multicurrency Tranche Revolving Loans; provided that, if the Borrower fails to reimburse such Multicurrency Tranche LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Multicurrency Tranche Issuing Bank, except that interest accrued on and after the date of payment by any Multicurrency Tranche Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Multicurrency Tranche Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable Multicurrency Tranche LC Disbursement in full.

(j) Cash Collateralization. (i) If (i) effective immediately, without demand or other notice of any kind, as of any expiration date of a USD Tranche Letter of Credit, such USD Tranche Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) effective immediately, without demand or other notice of any kind, as of the occurrence of any Event of Default under paragraph (h) or (i) of Section 7.01, or (iii) any Event of Default under paragraph (a) or (b) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent, the applicable USD Tranche Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, USD Tranche Revolving Lenders with USD Tranche LC Exposure representing more than 50% of the aggregate USD Tranche LC Exposure of all USD Tranche Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount of cash in Dollars equal to the portions of the USD Tranche LC

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Exposure attributable to USD Tranche Letters of Credit, as of such date plus any accrued and unpaid interest thereon. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent or the applicable USD Tranche Issuing Bank, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent (for the benefit of the Secured Parties) shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth in this Agreement, moneys in such account shall be applied by the Administrative Agent first to reimburse the USD Tranche Issuing Banks for USD Tranche LC Disbursements for which they have not been reimbursed and, to the extent not so applied, the balance shall be held for the satisfaction of the reimbursement obligations of the Borrower for the USD Tranche LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of USD Tranche Revolving Lenders with USD Tranche LC Exposure representing more than 50% of the aggregate USD Tranche LC Exposure of all the USD Tranche Revolving Lenders), such balance shall be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(ii) If (i) effective immediately, without demand or other notice of any kind, as of any expiration date of a Multicurrency Tranche Letter of Credit, such Multicurrency Tranche Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) effective immediately, without demand or other notice of any kind, as of the occurrence of any Event of Default under paragraph (h) or (i) of Section 7.01, or (iii) any Event of Default under paragraph (a) or (b) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent, the applicable Multicurrency Tranche Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, Multicurrency Tranche Revolving Lenders with Multicurrency Tranche LC Exposure representing more than 50% of the aggregate Multicurrency Tranche LC Exposure of all Multicurrency Tranche Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount of cash in Dollars (or, with respect to Multicurrency Tranche LC Exposure in an Alternative Currency, in such Alternative Currency) equal to the portions of the Multicurrency Tranche LC Exposure attributable to Multicurrency Tranche Letters of Credit, as of such date plus any accrued and unpaid interest thereon. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent or the applicable

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Multicurrency Tranche Issuing Bank, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent (for the benefit of the Secured Parties) shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth in this Agreement, moneys in such account shall be applied by the Administrative Agent first to reimburse the Multicurrency Tranche Issuing Banks for Multicurrency Tranche LC Disbursements for which they have not been reimbursed and, to the extent not so applied, the balance shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Multicurrency Tranche LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Multicurrency Tranche Revolving Lenders with Multicurrency Tranche LC Exposure representing more than 50% of the aggregate Multicurrency Tranche LC Exposure of all the Multicurrency Tranche Revolving Lenders), such balance shall be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k) Designation of Additional Issuing Banks. (i) The Borrower may, at any time and from time to time, designate as additional USD Tranche Issuing Banks one or more USD Tranche Revolving Lenders that agree in writing to serve in such capacity as provided below. The acceptance by a USD Tranche Revolving Lender of an appointment as a USD Tranche Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated USD Tranche Revolving Lender and, from and after the effective date of such agreement, (i) such USD Tranche Revolving Lender shall have all the rights and obligations of a USD Tranche Issuing Bank under this Agreement and (ii) references herein to the term “USD Tranche Issuing Bank” shall be deemed to include such USD Tranche Revolving Lender in its capacity as an issuer of USD Tranche Letters of Credit hereunder.

(ii) The Borrower may, at any time and from time to time, designate as additional USD Tranche Issuing Banks one or more Multicurrency Tranche Revolving Lenders that agree in writing to serve in such capacity as provided below. The acceptance by a Multicurrency Tranche Revolving Lender of an appointment as a Multicurrency Tranche Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Multicurrency Tranche Revolving Lender and, from and after the effective date of such agreement, (i) such Multicurrency Tranche Revolving Lender shall have all the rights and obligations of a Multicurrency Tranche Issuing Bank under this Agreement and (ii) references herein to the term “Multicurrency Tranche Issuing Bank” shall be deemed to include such Multicurrency Tranche Revolving Lender in its capacity as an issuer of Multicurrency Tranche Letters of Credit hereunder.

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(l) Resignation or Termination of an Issuing Bank. (i) Subject to the appointment and acceptance of a successor USD Tranche Issuing Bank reasonably acceptable to the Borrower, any USD Tranche Issuing Bank may resign at any time by giving thirty (30) days’ written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may terminate the appointment of any USD Tranche Issuing Bank as “USD Tranche Issuing Bank” hereunder by providing a written notice thereof to such USD Tranche Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such USD Tranche Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth (5th) Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the USD Tranche LC Exposure attributable to all USD Tranche Letters of Credit issued by such USD Tranche Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated USD Tranche Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated USD Tranche Issuing Bank shall remain a party hereto and shall continue to have all the rights of a USD Tranche Issuing Bank under this Agreement and the other Loan Documents with respect to USD Tranche Letters of Credit issued by it prior to such resignation or termination, but shall not (a) be required (and shall be discharged from its obligations) to issue any additional USD Tranche Letters of Credit or extend or increase the amount of USD Tranche Letters of Credit then outstanding, without affecting its rights and obligations with respect to USD Tranche Letters of Credit previously issued by it, or (b) be deemed a USD Tranche Issuing Bank for any other purpose.

(ii) Subject to the appointment and acceptance of a successor Multicurrency Tranche Issuing Bank reasonably acceptable to the Borrower, any Multicurrency Tranche Issuing Bank may resign at any time by giving thirty (30) days’ written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may terminate the appointment of any Multicurrency Tranche Issuing Bank as “Multicurrency Tranche Issuing Bank” hereunder by providing a written notice thereof to such Multicurrency Tranche Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Multicurrency Tranche Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth (5th) Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Multicurrency Tranche LC Exposure attributable to all Multicurrency Tranche Letters of Credit issued by such Multicurrency Tranche Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Multicurrency Tranche Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Multicurrency Tranche Issuing Bank shall remain a party hereto and shall continue to have all the rights of a Multicurrency Tranche Issuing Bank under this Agreement and the other Loan Documents with respect to Multicurrency Tranche Letters of Credit issued by it prior to such resignation or termination, but shall not (a) be required (and shall be discharged from its obligations) to issue any additional Multicurrency Tranche Letters of Credit or extend or increase the amount of Multicurrency Tranche Letters of Credit then outstanding, without affecting its rights and obligations with respect to Multicurrency Tranche Letters of Credit previously issued by it, or (b) be deemed a Multicurrency Tranche Issuing Bank for any other purpose.

(m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five (5) Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such

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issuance, amendment, renewal or extension, face amount and currency of the Letters of Credit issued, amended, renewed, exchanged or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed) and whether such Letter of Credit is a USD Tranche Letter of Credit or a Multicurrency Tranche Letter of Credit, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, amount and currency of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that no Issuing Bank shall have any liability hereunder to any Person for any failure to deliver the reports contemplated by this paragraph (m) of Section 2.05.

(n) Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Bank shall not be responsible to the Borrower for, and the applicable Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the applicable Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of any Governmental Authority in a jurisdiction where the applicable Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined

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by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07 Interest Elections.

(a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing or SONIA Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or SONIA Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by telecopy, electronic mail, facsimile or overnight courier by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be signed by the Borrower.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, SONIA Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing or SONIA Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing or SONIA Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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(d) Promptly following receipt of an Interest Election Request in accordance with this Section 2.07, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) on the Effective Date, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date, the applicable Term Commitments in effect on such date shall terminate upon the making of the relevant Term Loans on such applicable date, (ii) the USD Tranche Revolving Commitments shall terminate on the USD Tranche Revolving Maturity Date and (iii) the Multicurrency Tranche Revolving Commitments shall terminate on the Multicurrency Tranche Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 unless such amount represents all of the remaining Commitments of such Class, (ii) the Borrower shall not terminate or reduce the USD Tranche Revolving Commitments if, after giving effect to any concurrent prepayment of the USD Tranche Revolving Loans in accordance with Section 2.11, the aggregate USD Tranche Revolving Exposures would exceed the aggregate USD Tranche Revolving Commitments and (iii) the Borrower shall not terminate or reduce the Multicurrency Tranche Revolving Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Tranche Revolving Loans in accordance with Section 2.11, the aggregate Multicurrency Tranche Revolving Exposures would exceed the aggregate Multicurrency Tranche Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the USD Tranche Revolving Commitments or the Multicurrency Tranche Revolving Commitments, as applicable, delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

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SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each USD Tranche Revolving Loan of such Lender on the USD Tranche Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Multicurrency Tranche Revolving Loan of such Lender on the Multicurrency Tranche Revolving Maturity Date and (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section 2.09, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section 2.09 shall control.

(e) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

SECTION 2.10 Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Initial Term Loans on the last day of each November, February, May and August in an amount equal to (i) prior to the Amendment No. 3 Effective Date, $2,262,500.00 (commencing on the first such date to occur after the Amendment No. 2 Effective Date) and (ii) after the Amendment No. 3 Effective Date, $2,740,583.77 (commencing on the first such date to occur after the Amendment No.3 Effective Date); provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.10 as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made

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pursuant to this Section 2.10, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Agreement, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Agreement, as applicable, as directed by the Borrower and, in the absence of such direction, in direct order of maturity.

(d) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing by telecopy, electronic mail, facsimile or overnight courier of such election not later than 2:00 p.m., New York City time, one (1) Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that in the event that, on or prior to the date that is six (6) months after the Amendment No. 3 Effective Date, the Borrower (i) prepays, repays, refinances, repurchases, substitutes or replaces all or any portion of the Initial Term Loans in connection with a Repricing Transaction or (ii) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction (including in the case of any required assignment pursuant to Section 9.02(c)), the Borrower shall pay to the Administrative Agent, for the account of each applicable Lender (including each Lender holding Initial Term Loans immediately prior to the consummation of such Repricing Transaction that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender pursuant to Section 9.02(c)), (A) in the case of clause (i), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. For the avoidance of doubt, no prepayment fee shall be payable at any time on or after the date that is six (6) months after the Amendment No. 3 Effective Date.

Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may offer to prepay all or a portion of the outstanding Term Loans on the following basis:

(A) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a

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prepayment made by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries were notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of Holdings’, any Intermediate Parent’s, the Borrower’s or any of their respective Subsidiaries’ election not to accept any Solicited Discounted Prepayment Offers and (z) each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such Discounted Term Loan Prepayment, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such Discounted Term Loan Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided further that any Term Loan that is prepaid will be automatically and irrevocably cancelled.

(B) (1) Subject to the proviso to subsection (A) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third (3rd) Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(ii) Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount

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and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(iii) If there is at least one Discount Prepayment Accepting Lender, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries will make prepayment of outstanding Term Loans pursuant to this subsection (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to paragraph (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall be due and payable by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of

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Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third (3rd) Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “ Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(ii) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following paragraph (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(iii) If there is at least one Participating Lender, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in

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consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans that Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third (3rd) Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) such Term Lender is willing to allow to be applied to the prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid subject to such Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

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(2) The Auction Agent shall promptly provide Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries (the “Acceptable Discount”), if any. If Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third (3rd) Business Day after the date of receipt by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this paragraph (2) (the “Acceptance Date”), Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries by the Acceptance Date, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D). If Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries elects to accept any Acceptable Discount, then Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with a Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding

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requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender who made a Solicited Discounted Prepayment Offer of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of reasonable and customary fees and expenses from Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries in connection therewith.

(F) If any Term Loan is prepaid in accordance with subsections (B) through (D) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall prepay such Term Loans on the Discounted Prepayment Effective Date. Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or

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communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b) In the event and on each occasion that the aggregate USD Tranche Revolving Exposures exceed the aggregate USD Tranche Revolving Commitments, the Borrower shall prepay USD Tranche Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) or otherwise backstop or replace all existing USD Tranche Letters of Credit in a manner that is reasonably satisfactory to the applicable USD Tranche Issuing Banks) in an aggregate amount necessary to eliminate such excess. In the event and on each occasion that the aggregate Multicurrency Tranche Revolving Exposures exceed the aggregate Multicurrency Tranche Revolving Commitments, the Borrower shall prepay Multicurrency Tranche Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) or otherwise backstop or replace all existing Multicurrency Tranche Letters of Credit in a manner that is reasonably satisfactory to the applicable Multicurrency Tranche Issuing Banks) in an aggregate amount necessary to eliminate such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within ten (10) Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to the Prepayment Percentage of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if the Borrower or any of the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 18 months after receipt of such Net Proceeds in the business of the Borrower and the other Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 18-month period (or if committed to be so invested within such 18-month

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period, have not been so invested within 24 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided further that the Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the Net Proceeds by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event triggered by clause (a) of the definition of the term “Prepayment Event” to have been reinvested in accordance with this Section 2.11(b), so long as such deemed expenditure shall have been made no earlier than the execution of a definitive agreement for such Prepayment Event triggered by clause (a) of the definition of the term “Prepayment Event”; provided further that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured on a pari passu basis with the Term Loans, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness that is secured on a pari passu basis with the Term Loans, and such amount so used shall reduce on a dollar-for-dollar basis, any prepayment amount due hereunder in respect of such Net Proceeds.

(d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on or about February 28, 2022 (each such fiscal year, an “Excess Cash Flow Period”), the Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage (after giving effect to any adjustment pursuant to the Permitted ECF Recalculation Considerations (as defined below)) of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced, at the option of the Borrower, by the aggregate amount (other than any amount applied to reduce the prepayment required under this clause (d) in respect of any prior year) of: (i) voluntary prepayments of Term Loans (and, to the extent the Revolving Commitments are permanently reduced in a corresponding amount, Revolving Loans) during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(ii) shall be limited to the actual amount of such cash prepayment), (ii) voluntary prepayments of Indebtedness secured on a pari passu basis with the Term Loans that are incurred under Incremental Facilities (provided that in the case of the prepayment of any loans issued under any Additional Revolving Commitment there is a corresponding permanent reduction in such Additional Revolving Commitment), Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or Ratio Debt secured on a pari passu basis with the Term Loans, in each case, during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(ii) or similar provisions shall be limited to the actual amount of such cash prepayment) (the aggregate amount of prepayments made pursuant to the foregoing clauses (i) and (ii) shall be referred to as the “Voluntary Prepayment and Repurchase Amount”), (iii) amortization payments made pursuant to Section 2.10(a), (iv) except to the extent deducted in the calculation of Excess Cash Flow, the amount of any reduction in the outstanding amount of any Term Loans resulting from any assignment made in accordance with Section 9.04(g) during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction shall be limited to the actual amount of cash paid in connection with the relevant assignment) (in each case, excluding all such prepayments funded with the proceeds of other long-term Indebtedness (other than revolving Indebtedness)), (v) except to the extent deducted in the calculation of Excess Cash Flow, without duplication of any Contract Consideration already deducted in a previous Excess Cash Flow Period, capital expenditures, Permitted Acquisitions or other Investments not prohibited by this Agreement (other than Investments among the Borrower and its Restricted Subsidiaries and Investments in cash or Permitted Investments) during such fiscal year and, at the option of the Borrower, after fiscal year-end and prior to the date such prepayment is due as provided below (or committed during such period to be used for such purposes within the succeeding twelve month period, in each case subject to reversal of such deduction if

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any such committed amount is not actually expended within such twelve-month period), (vi) except to the extent deducted in the calculation of Excess Cash Flow, Restricted Payments (other than non-cash Restricted Payments, Restricted Payments made by any wholly-owned Restricted Subsidiary to its direct parent and Restricted Payments made in reliance on clause (b) of the definition of Available Amount) and prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing, in each case, during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the time such prepayment is due as provided below, other than any non-cash prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing and any prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing made pursuant to Section 6.07(b)(ii) and (iii)(1), in each case, except to the extent funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and (vii) transaction costs and expenses related to items set forth in the preceding clauses (i) through (vi) (any payments described in the foregoing clauses (i) through (vii) of this proviso that are made after the end of the applicable Excess Cash Flow Period but prior to the making of the applicable prepayment in respect of such Excess Cash Flow Period being referred to herein as an “After Year End Payment”); provided that (1) an Excess Cash Flow payment pursuant to this clause (d) shall only be required with respect to amounts in excess of $20,000,000 for any Excess Cash Flow Period (and only such excess amount shall be applied to the payment thereof), (2) following the making of any After Year End Payment, (i) the First Lien Leverage Ratio shall be recalculated giving Pro Forma Effect to (x) such After Year End Payment as if such payment were made during the applicable Excess Cash Flow Period and (y) mandatory prepayments pursuant to this clause (d) otherwise required to be made for the applicable Excess Cash Flow Period, and the ECF Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated First Lien Leverage Ratio and (ii) such After Year End Payment shall not be applied to the calculation of the First Lien Leverage Ratio in connection with the determination of the ECF Percentage for purposes of (and shall not reduce the required amount of any subsequent Excess Cash Flow payment in another Excess Cash Flow Period and (3) to the extent the Voluntary Prepayment and Repurchase Amount for any Excess Cash Flow Period exceeds the amount of Excess Cash Flow required to be prepaid with respect to such Excess Cash Flow Period, the amount of any such excess shall be permitted to be carried forward indefinitely to reduce the amount of any future Excess Cash Flow payment otherwise required on a dollar-for-dollar basis for any subsequent Excess Cash Flow Period (the foregoing the “Permitted ECF Recalculation Considerations”). Notwithstanding anything to the contrary in the foregoing, the Borrower may use a portion of such amount of Excess Cash Flow (as so reduced) in respect of any such fiscal year that would otherwise be required to be applied to prepay Term Loans to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (A) the amount of Excess Cash Flow (as so reduced) in respect of such fiscal year otherwise required to be applied to prepay Term Borrowings (without giving effect to this sentence) and (B) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness. Each prepayment pursuant to this paragraph shall be made on or before the date that is five (5) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e) Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(i), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing

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Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Agreement for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent in writing by telecopy, electronic mail, facsimile or overnight courier at least two (2) Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section 2.11 (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined (and not used pursuant to the immediately following sentence) shall be retained by the Borrower and added to the Available Amount (such amounts, “Retained Declined Proceeds”). Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16; provided that, in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11(c) or (d), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans.

(f) The Borrower shall notify the Administrative Agent of any optional prepayment pursuant to Section 2.11(a)(i) in writing by telecopy, electronic mail, facsimile or overnight courier of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing or SONIA Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, and subject to Section 2.11(a)(i), shall be without premium or penalty. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender (under any of subclauses (a), (b) or (c) of the definition of “Defaulting Lender”) and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g) Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Prepayment Event”) or Excess Cash Flow of a Foreign Subsidiary giving rise to a payment pursuant to Section 2.11(d) are prohibited by, would violate or conflict with, or be delayed by, applicable local law from being repatriated

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to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary so long, but only so long, as the Borrower determined in good faith that the applicable local law will not permit repatriation to the Borrower and once the Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected as soon as practicable and such repatriated Net Proceeds or Excess Cash Flow will be applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax or cost consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or Section 2.11(d), as applicable, and (C) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would conflict with the fiduciary duties of a Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member or management or consultant of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary.

SECTION 2.12 Fees.

(a) (i) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each USD Tranche Revolving Lender a commitment fee, which shall accrue at the rate of the Commitment Fee Percentage per annum on the average daily unused amount of the USD Tranche Revolving Commitment of such USD Tranche Revolving Lender during the period from and including the Effective Date to but excluding the date on which the USD Tranche Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of November, February, May and August of each year and on the date on which the USD Tranche Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All such commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing such commitment fees, a USD Tranche Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding USD Tranche Revolving Loans and USD Tranche LC Exposure of such Lender.

(ii) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Multicurrency Tranche Revolving Lender a commitment fee, which shall accrue at the rate of the Commitment Fee Percentage per annum on the average daily unused amount of the Multicurrency Tranche Revolving Commitment of such Multicurrency Tranche Revolving Lender during the period from and including the Amendment No. 2 Effective Date to but excluding the date on which the Multicurrency Tranche Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of November, February, May and August of each year and on the date on which the Multicurrency Tranche Revolving Commitments terminate, commencing on the first such date to occur after the Amendment No. 2 Effective Date. All such commitment fees shall be computed on the basis of a year of

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360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing such commitment fees, a Multicurrency Tranche Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Multicurrency Tranche Revolving Loans and Multicurrency Tranche LC Exposure of such Lender.

(b) (i) The Borrower agrees to pay (i) to the Administrative Agent in Dollars for the account of each USD Tranche Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in USD Tranche Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to USD Tranche Revolving Loans that are Eurocurrency Loans on the daily amount of such Lender’s USD Tranche LC Exposure (excluding any portion thereof attributable to unreimbursed USD Tranche LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding USD Tranche Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Effective Date to and including the later of the date on which such Lender’s USD Tranche Revolving Commitment terminates and the date on which such Lender ceases to have any USD Tranche LC Exposure, and (ii) to each USD Tranche Issuing Bank in Dollars a fronting fee equal to 0.125% per annum on the daily amount of the USD Tranche LC Exposure attributable to USD Tranche Letters of Credit issued by such USD Tranche Issuing Bank (excluding any portion thereof attributable to unreimbursed USD Tranche LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding USD Tranche Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Effective Date to and including the later of the date of termination of the USD Tranche Revolving Commitments and the date on which there ceases to be any USD Tranche LC Exposure, as well as such USD Tranche Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any USD Tranche Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of November, February, May and August of each year shall be payable on the last day of November, February, May and August, respectively, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the USD Tranche Revolving Commitments terminate and any such fees accruing after the date on which the USD Tranche Revolving Commitments terminate shall be payable on demand. Any other fees payable to a USD Tranche Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(ii) The Borrower agrees to pay (i) to the Administrative Agent in Dollars for the account of each Multicurrency Tranche Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Multicurrency Tranche Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Multicurrency Tranche Revolving Loans that are Eurocurrency Loans or SONIA Loans, as applicable, on the daily amount of such Lender’s Multicurrency Tranche LC Exposure (excluding any portion thereof attributable to unreimbursed Multicurrency Tranche LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Multicurrency Tranche Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Amendment No. 2 Effective Date to and including the later of the date on which such Lender’s Multicurrency Tranche Revolving Commitment terminates and the date on which such Lender ceases to have any Multicurrency Tranche LC Exposure, and (ii) to each Multicurrency Tranche Issuing Bank in Dollars a fronting fee equal to 0.125% per annum on the daily amount of the Multicurrency Tranche LC Exposure attributable to Multicurrency Tranche Letters of Credit issued by such Multicurrency Tranche Issuing Bank (excluding any portion thereof attributable to unreimbursed Multicurrency Tranche LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Multicurrency Tranche Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Amendment No. 2 Effective

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Date to and including the later of the date of termination of the Multicurrency Tranche Revolving Commitments and the date on which there ceases to be any Multicurrency Tranche LC Exposure, as well as such Multicurrency Tranche Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Multicurrency Tranche Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of November, February, May and August of each year shall be payable on the last day of November, February, May and August, respectively, commencing on the first such date to occur after the Amendment No. 2 Effective Date; provided that all such fees shall be payable on the date on which the Multicurrency Tranche Revolving Commitments terminate and any such fees accruing after the date on which the Multicurrency Tranche Revolving Commitments terminate shall be payable on demand. Any other fees payable to a Multicurrency Tranche Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

(d) Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each SONIA Borrowing shall bear interest at a rate per annum equal to Daily Simple SONIA plus the Applicable Rate.

(d) Notwithstanding the foregoing, if upon the occurrence and during the continuance of any Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 any principal of or interest on any Loan or any fee or other amount payable by any Loan Party under a Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, all overdue principal amounts of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of the principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(d) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further that no amounts shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, (x) in the case of USD Tranche Revolving Loans, upon termination of the USD Tranche Revolving Commitments and (y) in the case of Multicurrency Tranche Revolving Loans, upon termination of the Multicurrency Tranche Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the

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USD Tranche Revolving Availability Period or the Multicurrency Tranche Revolving Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or SONIA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder for Loans denominated in Dollars and Euros shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate and interest for Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All computations of interest for Loans denominated in an Alternative Currency (other than to the extent denominated in Euros or Sterling) shall be made pursuant to conventions applicable to loans denominated in such Alternative Currency. The applicable Alternate Base Rate, Daily Simple SONIA or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) The Administrative Agent shall promptly upon the amount of any SONIA Interest Payment becoming determinable notify:

(i) (such notification to be made no later than three (3) SONIA Business Days prior to the due date for such SONIA Interest Payment) the Borrower of the amount of that SONIA Interest Payment;

(ii) each relevant Lender of the proportion of that SONIA Interest Payment which relates to that Lender’s participation in the relevant SONIA Loan; and

(iii) the relevant Lenders and the Borrower of each applicable rate of interest and the amount of interest for each day relating to the determination of that SONIA Interest Payment (including a breakdown of such rate and amount of interest as between the Applicable Rate and the Daily Simple SONIA for such date and any other information that the Borrower may reasonably request in relation to the calculation of such rate and amount or the determination of that SONIA Interest Payment).

(h) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) all Loans denominated in an Alternative Currency (other than Sterling) shall be Eurocurrency Loans, (ii) all Loans denominated in Sterling shall be SONIA Loans and (iii) all Loans denominated in Dollars shall be ABR Loans or Eurocurrency Loans, as applicable.

SECTION 2.14 Alternate Rate of Interest.

(a) Subject to clauses (b) and (c) below, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing or a SONIA Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable (including because the Screen Rate is not available or published on a current basis), or SONIA or Daily Simple SONIA, as applicable, for the applicable currency, for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted

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Eurocurrency Rate or the Eurocurrency Rate or SONIA or Daily Simple SONIA, as applicable, for the applicable currency, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then in each such case, the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing by telecopy, electronic mail, facsimile or overnight courier as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing or SONIA Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, then such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in an Alternative Currency, the Borrower, the Administrative Agent and the applicable Lenders may establish a mutually acceptable alternative rate; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Benchmark Replacement. If a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to

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take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(vi) Certain Defined Terms. As used in this Section 2.14(b):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section 2.14(b).

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of this Section 2.14(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

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(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion

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or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar

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insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.14(b).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

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“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for Dollars.

(vii) Applicability. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, (i) this Section 2.14(b) shall apply only to Loans denominated in Dollars and (ii) without limiting the applicability of Section 9.02, this Section 2.14(b) is the exclusive means in the Loan Documents for addressing the matters described in this Section 2.14(b) with respect to Loans denominated in Dollars.

(c) Successor Rate for Alternative Currencies. If at any time the Administrative Agent reasonably determines that, with respect to the Eurocurrency Rate or Daily Simple SONIA applicable to Multicurrency Tranche Revolving Loans denominated in the applicable Alternative Currency, (i) the circumstances set forth in Section 2.14(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(a) have not arisen but the supervisor for the administrator of the screen rate used by Administrative Agent for such Alternative Currency pursuant to the definition of “Eurocurrency Rate” or “Daily Simple SONIA” or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such screen rate shall no longer be used or published for determining interest rates for loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide the Eurocurrency Rate or Daily Simple SONIA for such Alternative Currency after

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such specific date (such specific date, the “Scheduled Unavailability Date”), then, reasonably promptly after such determination by the Administrative Agent, the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate or Daily Simple SONIA, as applicable, for such Alternative Currency that gives due consideration to the then prevailing market convention for determining a rate of interest for similar syndicated loans denominated in such Alternative Currency in the United States at such time, and including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities denominated in such Alternative Currency for such alternative rate of interest, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment”, and any such proposed rate, a “Successor Rate”) and shall enter into an amendment to this Agreement to reflect Benchmark Replacement Conforming Changes (as defined below) relating to such alternate rate of interest (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 5 Business Days of the date notice of such alternate rate of interest is provided to the Multicurrency Tranche Revolving Lenders, a written notice from the Majority in Interest of Multicurrency Tranche Revolving Lenders with respect to Multicurrency Tranche Revolving Loans stating that such Majority in Interest of Multicurrency Tranche Revolving Lenders with respect to Multicurrency Tranche Revolving Loans object to such amendment. Such Successor Rate shall be applied in a manner substantially consistent with market practice determined by the Administrative Agent; provided that to the extent the Administrative Agent determines that no adoption or any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Successor Rate exists, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. If no Successor Rate has been determined and the circumstances under this Section 2.14(c) exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Multicurrency Tranche Revolving Lender. Thereafter, the obligation of the Multicurrency Tranche Revolving Lenders to make or maintain Eurocurrency Loans or SONIA Loans, as applicable, in such Alternative Currency shall be suspended, (to the extent of the affected Eurocurrency Loans, SONIA Loans or Interest Periods). Until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii) of this clause (c), only to the extent the screen rate used by the Administrative Agent pursuant to the definition of “Eurocurrency Rate” or “Daily Simple SONIA” for such Interest Period is not available or published at such time on a current basis), any Borrowing Request that requests the continuation of any Eurocurrency Loan or SONIA Loan, as applicable, in such Alternative Currency as, a Eurocurrency Loan or SONIA Loan, as applicable, shall be ineffective; provided that in no event shall such alternate rate of interest be less than zero. In connection with the implementation of a Successor Rate (but not, for the avoidance of doubt, the establishment or selection of such Successor Rate), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) administration of, submission of, calculation of or any other matter related to the Eurocurrency Rate, Daily Simple SONIA, the Successor Rate, the Adjustment, any component definition thereof or rates referenced in the definition of “Eurocurrency Rate”, “Daily Simple SONIA”, “Successor Rate”, “Adjustment” or any other rate with respect to any alternative, comparable or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Successor Rate and/or the Adjustment) will be similar to, or produce the same value or economic equivalence of, or have the same

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volume or liquidity as the Eurocurrency Rate, Daily Simple SONIA or any other rate, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. As used in this Section 2.14(c), “Benchmark Replacement Conforming Changes” shall mean, with respect to any implementation or any Successor Rate, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Successor Rate and to permit administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for administration of the Successor Rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement). For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, (i) this Section 2.14(c) shall apply only to Multicurrency Tranche Revolving Loans denominated in an Alternative Currency and (ii) without limiting the applicability of Section 9.02, this Section 2.14(c) is the exclusive means in the Loan Documents for addressing the matters described in this Section 2.14(c) with respect to Multicurrency Tranche Revolving Loans denominated in an Alternative Currency.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate or Daily Simple SONIA);

(ii) subject the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document to any Taxes (other than Indemnified Taxes, Other Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans or SONIA Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or SONIA Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered; provided that the Borrower shall not be liable for such compensation if, in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by (1) the Majority in Interest of Term Lenders with respect to Term Loans, (2) the Majority in

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Interest of USD Tranche Revolving Lenders with respect to USD Tranche Revolving Loans or (3) the Majority in Interest of Multicurrency Tranche Revolving Lenders with respect to Multicurrency Tranche Revolving Loans; provided, further, that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers where the terms of other syndicated credit facilities permit it to impose such charges.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments.

In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense (excluding loss of profit) actually incurred by it as a result of such event. Such loss, cost or expense shall in no event

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exceed that which would have been incurred by such Lender had it funded each Eurocurrency Loan made by it at the Adjusted Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the reasons therefor delivered to the Borrower shall be prima facie evidence of such amounts. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from such payments, then the applicable withholding agent shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law, and if such Taxes are Indemnified Taxes or Other Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including such deductions applicable to additional amounts payable under this Section 2.17), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without duplication of any amounts described in paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e) Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, provide Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by any Requirement of Law, or reasonably requested by Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (including any specific documentation required below in this Section 2.17(e)), deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) (such Lender, a “Foreign Lender”) shall deliver (to the extent it is legally entitled to do so) to Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent) whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit Q to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower as described in Section 881(c)(3)(C) of the Code (any such certificate a “United States Tax

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Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.17 or with respect to which additional amounts have been paid pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower pursuant to this Section 2.17(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding

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anything to the contrary in this Section 2.17(f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrowers pursuant to this Section 2.17(f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Notwithstanding anything to the contrary, this Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person.

(g) The agreements in this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h) For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the term “applicable Requirements of Law” includes FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan or SONIA Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. Except as otherwise expressly provided herein, all payments or prepayments of any Loan shall be made in Dollars (or, in respect of Multicurrency Tranche Revolving Loans denominated in an Alternative Currency, in such Alternative Currency), all reimbursements of any LC Disbursements shall be made in Dollars (or, in respect of Multicurrency Tranche Letters of Credit denominated in an Alternative Currency, in such Alternative Currency (unless the applicable Multicurrency Tranche Letter of Credit Issuer requests in writing that such reimbursement be made in Dollars)), all payments of accrued interest payable on a Loan or LC Disbursement shall be made in Dollars (or, in respect of Multicurrency Tranche Revolving Loans or Multicurrency Tranche Letters of Credit denominated in an Alternative Currency, in such Alternative Currency), and all other payments under each Loan Document shall be made in Dollars. If, for any reason, the Borrower is prohibited by any law

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from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its USD Tranche Revolving Loans, Multicurrency Tranche Revolving Loans, Term Loans or participations in USD Tranche LC Disbursements and/or Multicurrency Tranche LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its USD Tranche Revolving Loans, Multicurrency Tranche Revolving Loans, Term Loans and participations in USD Tranche LC Disbursements and/or Multicurrency Tranche LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the USD Tranche Revolving Loans, Multicurrency Tranche Revolving Loans, Term Loans and participations in USD Tranche LC Disbursements and/or Multicurrency Tranche LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective USD Tranche Revolving Loans, , Multicurrency Tranche Revolving Loans, Term Loans and participations in USD Tranche LC Disbursements and/or Multicurrency Tranche LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment

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to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e) or Section 2.05(f), Section 2.06(a) or Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and (x) if a USD Tranche Revolving Commitment is being assigned and delegated, each USD Tranche Issuing Bank and (y) if a Multicurrency Tranche Revolving Commitment is being assigned and delegated, each Multicurrency Tranche Issuing Bank), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to

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require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20 Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time on one or more occasions after the Effective Date, by written notice delivered to the Administrative Agent request (i) add one or more additional Classes of term loans or additional term loans of the same Class as any existing Class of term loans (an “Incremental Term Facility”) and/or increase the principal amount of the Term Loans by requesting new term loan commitments to be added to such Loans (an “Incremental Term Increase”, and together with any Incremental Term Facility, the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) and/or (iii) one or more additional tranches of revolving commitments (the “Additional Revolving Commitments” and, together with the Incremental Term Loans and the Incremental Revolving Commitment Increase, the “Incremental Facilities”); provided that, at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or Additional Revolving Commitment is made or effected, no Event of Default (except, in the case of the incurrence or provision of any Incremental Facility in connection with a Limited Condition Acquisition, no Event of Default pursuant to Sections 7.01(a), (b), (h) or (i)) shall have occurred and be continuing. Notwithstanding anything to contrary herein, the aggregate principal amount of the Incremental Facilities that can be incurred at any time shall not exceed the Incremental Cap at such time. Each Incremental Facility shall be in a minimum principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof if such Incremental Facilities are denominated in Dollars (unless the Borrower and the Administrative Agent otherwise agree); provided that such amount may be less than $2,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.

(b) The Incremental Term Loans (a) shall rank equal in right of payment with the Term Loans, shall be secured only by the Collateral securing the Secured Obligations, shall be secured by the Collateral on a pari passu basis with the Credit Facilities, and shall not be guaranteed by any Person which is not a Loan Party, (b) shall not mature earlier than the Term Maturity Date with respect to the Initial Term Loans (except in the case of bridge loans the terms of which provide for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Term Maturity Date respect to the Initial Term Loans), (c) shall not have a shorter Weighted Average Life to Maturity (except in the case of bridge loans the terms of which provide for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Term Maturity Date applicable to the then-existing Term Loans) than the remaining Term Loans, (d) shall have a maturity date (subject to clause (b)), an amortization schedule (subject to clause (c)), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums for the Incremental Term Loans as determined by the Borrower and the Additional Term Lenders thereunder; provided that in the event that the Effective Yield for any Incremental Term Loans that are secured by the Collateral on a pari passu basis with the Secured Obligations (other than any Incremental Term Loans with a maturity date more than two years after the Term Maturity Date with respect to the Initial Term Loans) is greater than the Effective Yield for any Class of Term Loans by more than the MFN Cushion, then the Effective Yield for each such Class of Term Loans shall be increased to the extent necessary so that the Effective Yield for each such Class of Term Loans are equal to the Effective Yield for the Incremental Term Loans minus the MFN Cushion (provided that the “Eurocurrency Rate floor” applicable to the outstanding Term Loans shall be increased to an amount not to exceed the “Eurocurrency Rate floor” applicable to such Incremental Term Loans prior to any increase in

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the Applicable Rate applicable to such Term Loans then outstanding) (any required adjustment to the Effective Yield described in this clause (d) shall be referred to herein as an “MFN Adjustment”), (e) other than with respect to Credit Agreement Refinancing Indebtedness shall not participate on a greater than pro rata basis than the Initial Term Loans with respect to any mandatory prepayment (other than any scheduled amortization payment) provided that the Borrower and the lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment on a less than pro rata basis and (f) may otherwise have terms and conditions different from those of the Term Loans (including currency denomination); provided that except with respect to matters contemplated by clauses (b), (c), (d) and (e) above, the covenants, events of default and guarantees of any such Incremental Term Loans shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the Initial Term Loans, unless (1) the Lenders under the Term Loans also receive the benefit of such more restrictive terms (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood to the extent that any covenant is added for the benefit of any such Incremental Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding existing Term Loans), (2) any such provisions apply after the Latest Maturity Date at the time of incurrence of such Incremental Facility, (3) such terms are on market terms at the time of establishment of such Incremental Term Facility, as determined in good faith by the Borrower or (4) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrower; provided further that in no event shall it be a condition to the effectiveness of, or borrowing under, any such Incremental Term Loans that any representation or warranty of any Loan Party set forth herein (other than “specified representations”) be true and correct, except and solely to the extent required by the Additional Term Lenders providing such Incremental Term Loans.

(ii) Any Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to the maturity date thereof and scheduled or mandatory prepayment or commitment reductions) and shall be considered to be part of the Class of Revolving Loans being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).

(iii) Any Additional Revolving Commitments (a) shall rank equal or subordinate in right of payment with the USD Tranche Revolving Loans and the Multicurrency Tranche Revolving Loans, shall be secured only by the Collateral securing the Secured Obligations, shall be secured by the Collateral on a pari passu basis with the Credit Facilities, and shall not be guaranteed by any Person that is not a Loan Party, (b) shall not mature earlier than the USD Tranche Revolving Maturity Date or the Multicurrency Tranche Revolving Maturity Date, in each case, as in effect on the date such Additional Revolving Commitments are established, (c) shall not require any scheduled or mandatory prepayment or commitment reduction prior to the USD Tranche Revolving Maturity Date or the Multicurrency Tranche Revolving Maturity Date, (d) other than with respect to Credit Agreement Refinancing Indebtedness shall not participate on a greater than pro rata basis than the USD Tranche Revolving Commitments or the Multicurrency Tranche Revolving Commitments with respect to any mandatory prepayment or commitment reduction, provided that the Borrower and the lenders providing the relevant Additional Revolving Commitments shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment or commitment reduction on a less than pro rata basis and (e) may otherwise have terms and conditions different from those of the then-existing Revolving Loans (including currency denomination); provided that except with respect to matters contemplated by clauses (b), (c),(d) and (e) above, the covenants, events of default and guarantees of any such Additional Revolving

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Commitments shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the USD Tranche Revolving Commitments or the Multicurrency Tranche Revolving Commitments, unless (1) the Lenders with USD Tranche Revolving Commitments and Multicurrency Tranche Revolving Commitments also receive the benefit of such more restrictive terms (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood to the extent that any covenant is added for the benefit of any such Additional Revolving Commitments, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding USD Tranche Revolving Commitments and Multicurrency Tranche Revolving Commitments), (2) any such provisions apply after the Latest Maturity Date at the time of incurrence of such Incremental Facility, (3) such terms are on market terms at the time of establishment of such Additional Revolving Commitments, as determined in good faith by the Borrower or (4) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrower; provided further that in no event shall it be a condition to the effectiveness of, or borrowing under, any such Additional Revolving Commitments that any representation or warranty of any Loan Party set forth herein (other than “specified representations”) be true and correct, except and solely to the extent required by the Lenders providing such Additional Revolving Commitments.

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Facility.

(d) Commitments in respect of any Incremental Facility shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall, unless it agrees, be obligated to provide any Incremental Facilities) or by any Additional Lender; provided that (i) the Administrative Agent shall have consent rights (not to be unreasonably withheld, conditioned or delayed) with respect to such Additional Lender, if such consent would be required pursuant to Section 9.04 for an assignment of Loans or Commitments, as applicable, to such Additional Lender, (ii) solely with respect to any Incremental Revolving Commitment Increase or any Additional Revolving Commitment, the applicable Issuing Banks shall have consent rights (not to be unreasonably withheld, conditioned or delayed) with respect to such Additional Lender, if such consent would be required pursuant to Section 9.04 for an assignment of the applicable Revolving Loans or the applicable Revolving Commitments, as applicable, to such Additional Lender and (iii) the restrictions applicable to Affiliated Lenders set forth in Section 9.04 shall apply to Loans and Commitments in respect of Incremental Facilities. Incremental Term Loans and loans under Incremental Revolving Commitment Increases or Additional Revolving Commitments shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may, subject to Section 2.20(b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase, to reallocate the applicable Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to the satisfaction of such conditions as the parties thereto shall agree and as required by this Section 2.20. The Borrower will use the proceeds of the Incremental Facilities for working capital and other general corporate purposes of the

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Borrower and its Subsidiaries, including capital expenditures, Permitted Acquisitions and other Investments, Restricted Payments and the refinancing of Indebtedness, and any other use not prohibited by the Loan Documents.

(e) Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21 Refinancing Amendments.

(a) At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender (but no such Lender or Additional Lender shall be obligated to provide), Credit Agreement Refinancing Indebtedness in respect of (i) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (i) will be deemed to include any then outstanding Other Term Loans) or (ii) all or any portion of the applicable Revolving Loans (or applicable unused Revolving Commitments) under this Agreement (which for purposes of this clause (ii) will be deemed to include any then outstanding Other Revolving Loans, Other Revolving Commitments and Additional Revolving Commitments and loans issued thereunder), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be; provided that the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment (or reduction) of outstanding Indebtedness being so refinanced (or the case may be), as the case may be and accompanied by any prepayment premium payable thereon in accordance with the terms hereof. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $5,000,000 in the case of Other Term Loans or $5,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrower and the Administrative Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to (x) USD Tranche Letters of Credit under the USD Tranche Revolving Commitments or (y) Multicurrency Tranche Letters of Credit under the Multicurrency Tranche Revolving Commitments, as applicable, or as otherwise reasonably acceptable to the Administrative Agent; provided that no Issuing Bank shall be required to act as “issuing bank” under any such Refinancing Amendment without its written consent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, (I) if so provided in the relevant Refinancing Amendment and with the consent of each USD Tranche Issuing Bank, participations in USD Tranche Letters of Credit expiring on or after the USD Tranche Revolving Maturity Date shall be reallocated from Lenders holding USD Tranche Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding USD Tranche Revolving Commitments, be deemed to be participation interests in respect of such USD Tranche Revolving Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly and (II) if so provided in the relevant Refinancing Amendment and with the consent of each Multicurrency Tranche Issuing Bank, participations in Multicurrency Tranche Letters of

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Credit expiring on or after the Multicurrency Tranche Revolving Maturity Date shall be reallocated from Lenders holding Multicurrency Tranche Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Multicurrency Tranche Revolving Commitments, be deemed to be participation interests in respect of such Multicurrency Tranche Revolving Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

(b) This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, (x) in the case of a USD Tranche Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each USD Tranche Issuing Bank and (y) in the case of a Multicurrency Tranche Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Multicurrency Tranche Issuing Bank; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to

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pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05 and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the applicable Revolving Commitment of that Defaulting Lender; provided that (A) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in USD Tranche Letters of Credit shall not exceed the positive difference, if any, of (1) the USD Tranche Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of outstanding USD Tranche Revolving Loans of that non-Defaulting Lender and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Multicurrency Tranche Letters of Credit shall not exceed the positive difference, if any, of (1) the Multicurrency Tranche Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of outstanding Multicurrency Tranche Revolving Loans of that non-Defaulting Lender.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Applicable Fronting Exposure of each Issuing Bank in accordance with the procedures set forth in Section 2.05(j).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each applicable Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv) or the proviso to the definition thereof), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23 Illegality.

If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest

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is determined by reference to the Adjusted Eurocurrency Rate or Daily Simple SONIA, or to determine or charge interest rates based upon the Adjusted Eurocurrency Rate or Daily Simple SONIA, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans or SONIA Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Alternate Base Rate, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three (3) Business Days’ notice from such Lender (with a copy to the Administrative Agent), (A) if such Loans are denominated in Dollars, prepay or, if applicable, convert all Eurocurrency Loans denominated in Dollars of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Alternate Base Rate) or (B) if applicable and such loans are denominated in an Alternative Currency, the interest rate with respect to such Loans shall be determined by an alternative rate mutually acceptable to the Borrower and the Lenders, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurocurrency Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurocurrency Rate or Daily Simple SONIA. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24 Loan Modification Offers.

(a) At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the

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Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then after receipt of consents from Lenders constituting the Required Lenders hereunder, the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Each of the Borrower and Holdings represents and warrants to the Lenders and each Agent that (limited, on the Effective Date, to the Specified Representations):

SECTION 3.01 Organization; Powers.

Each of Holdings, the Borrower and its Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdictions) in, every jurisdiction where such qualification is required, except in the case of clause (a) above (other than with respect to Holdings and the Borrower), clause (b) above (other than with respect to Holdings and the Borrower) and clause (c) above, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.02 Authorization; Enforceability.

This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and similar concepts under applicable law, (iii) any other matters which are set out as qualifications or reservations as to matters of law or general application in any legal opinion delivered to an Agent in connection with any Loan Document (together, the “Legal Reservations”) and (iv) the Perfection Requirements.

SECTION 3.03 Governmental Approvals; No Conflicts.

Except as set forth in Schedule 3.03 and subject to the Legal Reservations and the Perfection Requirements, the execution, delivery and performance by any Loan Party of this Agreement or any other Loan Document (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of Holdings, the Borrower or any other Loan Party, or (ii) any Requirements of Law applicable to Holdings, the Borrower or any other Loan Party, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, or imposition of Lien, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, including the notes thereto and (ii) fairly present in all material respects the financial condition of the Borrower and its subsidiaries as of the respective dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, including the notes thereto.

(b) The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its subsidiaries as of the respective dates thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) The Borrower has heretofore furnished to the Lead Arrangers the consolidated pro forma balance sheet of the Borrower and its subsidiaries as of and for the twelve-month period ending on November 30, 2020 (the “Pro Forma Financial Statements”), which have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present

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fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as of November 30, 2020, assuming that the Transactions had actually occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations).

(d) Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05 Properties; Insurance.

Each of the Borrower and its Restricted Subsidiaries has good title to, or valid interests in, all its real and personal property material to its business, if any (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower and each Restricted Subsidiary are maintaining insurance policies as required by Section 5.07.

SECTION 3.06 Litigation and Environmental Matters.

(a) Except as set forth in Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as set forth in Schedule 3.06, and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

SECTION 3.07 Compliance with Laws.

Each of the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status.

None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09 Taxes.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in

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good faith by appropriate proceedings, provided that Holdings, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. There is no proposed Tax assessment, deficiency or other claim against Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.10 ERISA; Labor Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c) Except as would not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect, (i) each employee benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service; (ii) to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status; and (iii) there are no pending or, to the knowledge of Holdings and the Borrower, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any such plan.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Borrower or its Restricted Subsidiaries has experienced any labor strike or work stoppage or other collective labor dispute by employees due to labor disagreements and (ii) each of the Borrower and its Restricted Subsidiaries is in compliance in all respects with any collective bargaining agreement to which it is a party.

SECTION 3.11 Disclosure.

(a) As of the Effective Date, the written reports, financial statements, certificates or other written factual information (other than projections and information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished), when taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered, it being understood that (i) any such projected financial information is merely a prediction as to future events and is not to be viewed as fact, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries and (iii) no assurance can be given that any particular projections

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will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.

(b) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided pursuant to Section 4.01(l) is true and correct in all respects.

SECTION 3.12 Subsidiaries.

As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each of its subsidiaries in, each subsidiary of the Borrower.

SECTION 3.13 Intellectual Property; Licenses, Etc.

Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business substantially as currently conducted. No Intellectual Property owned by the Borrower or any Restricted Subsidiary and used in the operation of its business as currently conducted infringes upon the Intellectual Property of any Person except for such infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.14 Solvency.

Immediately after the consummation of each of the Transactions that occurred on the Effective Date (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), the Borrower and its Subsidiaries are Solvent.

SECTION 3.15 Federal Reserve Regulations.

None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.16 Use of Proceeds.

(a) The Borrower will use the proceeds of the (a) Initial Term Loans made on the Effective Date to directly or indirectly finance the Transactions and to fund any original issue discount or upfront fees payable in connection therewith, (b) the Revolving Loans made on the Effective Date (x) in an aggregate amount not to exceed $10,000,000 to directly or indirectly finance the Transactions, (y) for ordinary course working capital needs (including to refinance any indebtedness incurred for working capital purposes) or to fund working capital, purchase price or similar adjustments under the Acquisition Agreement and (z) to cash collateralize existing letters of credit, guarantees or performance or similar bonds and (c) the Revolving Loans made, and Letters of Credit issued, after the Effective Date, for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including capital expenditures,

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Permitted Acquisitions and other Investments, Restricted Payments and the refinancing of Indebtedness, and any other use not prohibited by the Loan Documents.

(b) The Borrower will use the proceeds of the Amendment No. 2 Incremental Term Loans to pay the acquisition consideration set forth in the BluJay Purchase Agreement and to pay the fees and expenses incurred in connection with the BluJay Acquisition and the transactions contemplated by Amendment No. 2.

(c) The Borrower will use the proceeds of the Amendment No. 3 Incremental Term Loans (i) for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including capital expenditures, Permitted Acquisitions and other Investments, Restricted Payments and the refinancing of Indebtedness, and any other use not prohibited by the Loan Documents (including, at the option of the Borrower, for the repayment of outstanding Revolving Loans) and (ii) to pay the fees and expenses incurred in connection Amendment No. 3 and the transactions contemplated thereby.

SECTION 3.17 Anti-Corruption Laws and Sanctions.

(a) On the Effective Date, the representations and warranties contained in Section 4.21(a) of the Acquisition Agreement are true and correct in all respects except to the extent that any failure to be true and correct would not have a “Material Adverse Effect” (as such term is defined in the Acquisition Agreement).

(b) Each of Holdings, the Borrower and each of its Subsidiaries will not, directly or to their knowledge indirectly, use the proceeds of the Loans or Letters of Credit to fund any activity or business with any Person, or in any country or territory that, at the time of such funding, is the subject of Sanctions except where such activities are authorized under a general or specific license, law, or regulation, or in violation of any Anti-Corruption Laws, the USA PATRIOT Act, or other applicable anti-money laundering or anti-terrorism laws.

(c) Holdings, the Borrower and its Restricted Subsidiaries and, to the knowledge of the Borrower, the officers, directors, employees and agents of Holdings, the Borrower and its Restricted Subsidiaries are in compliance in all material respects with applicable Anti-Corruption Laws and applicable Sanctions, the USA PATRIOT Act, and other applicable anti-money laundering and anti-terrorism laws.

(d) (i) None of Holdings, the Borrower or its Restricted Subsidiaries and (ii) to the knowledge of Holdings, the Borrower, or its Restricted Subsidiaries, none of their respective directors, officers, employees and agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(e) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its Restricted Subsidiaries with applicable Anti-Corruption Laws and applicable Sanctions.

Notwithstanding anything to the contrary herein, the representations and warranties contained in clauses (c), (d) and (e) above are not made on the Effective Date.

SECTION 3.18 Security Documents.

Subject to Section 5.14, the Legal Reservations and the Perfection Requirements, the Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and

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proceeds and products thereof. In the case of (i) Pledged Equity Interests represented by certificates, (x) when such certificates are delivered to the Collateral Agent or (y) when financing statements in appropriate form are filed in the appropriate filing offices, and (ii) the other Collateral described in the Collateral Agreement, which can be perfected by filing a financing statement, when financing statements in appropriate form are filed in the appropriate filing offices and such other filings as are required in the Collateral Agreement have been completed, the Lien created by the Collateral Agreement shall constitute, to the extent such perfection is required by the Collateral Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Secured Obligations.

ARTICLE IV
Conditions

SECTION 4.01 Effective Date.

The obligation of each Lender to make Loans and the obligations of each Issuing Bank to issue Letters of Credit hereunder on the Effective Date shall be subject to satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Willkie Farr & Gallagher LLP, New York counsel to the Loan Parties, (ii) Stradling Yocca Carlson & Rauth, California, P.C., California counsel to the Loan Parties and (iii) counsel in such other jurisdictions of incorporation or formation of any Loan Parties as requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit H with appropriate insertions, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, and (ii) an officer certificate of each Loan Party, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, including or attaching the documents referred to in paragraph (d) of this Section 4.01.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) with respect to each Loan Party executing the Loan Documents, an incumbency certificate identifying the name and title and bearing the signatures of the authorized signatories of such Loan Party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

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(e) The Administrative Agent shall have received all fees required to be paid on the Effective Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Effective Date, to the extent invoiced (in the case of expenses) at least three (3) Business Days prior to the Effective Date (except as otherwise agreed to by the Borrower), which amounts may, at the option of the Borrower, be offset against the proceeds of the initial Loans made hereunder.

(f) The Collateral and Guarantee Requirement (other than in accordance with Section 5.14) shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby; provided that if, notwithstanding the use by the Borrower of commercially reasonable efforts without undue burden or expense to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (i) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (ii) the creation and perfection of security interests in the Equity Interests of the Borrower and each Restricted Subsidiary owned by or on behalf of any Loan Party (provided that such Equity Interests are not Excluded Assets or owned or held by an Excluded Subsidiary), and (iii) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in the assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or such later date as the Administrative Agent may otherwise reasonably agree). Notwithstanding the foregoing, no Collateral shall be subject to any other pledges, security interest or mortgages, except for the Liens permitted under this Agreement.

(g) Since the date of the Acquisition Agreement, there shall not have occurred a “Material Adverse Effect” (as defined in the Acquisition Agreement).

(h) The Lead Arrangers shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements.

(i) The Specified Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof on and as of the Effective Date and the Specified Representations shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Effective Date; provided that, in each case, to the extent that any such representation expressly refers to an earlier date, such representation shall be true and correct in all material respects as of such earlier date.

(j) The Acquisition shall have been consummated, or substantially simultaneously with the borrowing of the Initial Term Loans on the Effective Date, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, amendments, supplements, consents, waivers or requests, other than those modifications, amendments, supplements, consents, waivers or requests (including the effects of any such requests) by the Borrower that are materially adverse to the interests of the Lenders or the Commitment Parties which have not been consented to in writing by the initial Lenders (it being understood that (i) any modifications, amendments, supplements, consents, waivers or requests that result in a decrease in the Merger Consideration (as defined in the Acquisition Agreement as in effect on the Signing Date) or in the Enterprise Value (as defined in the Acquisition Agreement as in effect on the Signing Date) (in each case other than any adjustment implemented by the terms of the Acquisition Agreement as in effect on the Signing Date) of greater than 15% shall be materially adverse to the interests of the Lenders and the Commitment Parties,

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(ii) any increase in the Merger Consideration shall not be materially adverse to the interests of the Lenders and the Commitment Parties so long as such increase is not funded with the proceeds of additional funded indebtedness that is incurred or guaranteed by Holdings, the Borrower or any of their respective subsidiaries, (iii) any amendment to the definition of “Material Adverse Effect” in the Acquisition Agreement shall be deemed to be materially adverse to the interests of the Lenders and the Commitment Parties and (iv) the initial Lenders shall be deemed to have consented to any modification, amendment, supplement, consent, waiver or request to the extent such Lenders do not object in writing thereto within three (3) Business Days of receipt of written notice thereof).

(k) The Administrative Agent shall have received (i) a certificate from the chief financial officer or equivalent Responsible Officer of the Borrower certifying as to the solvency (as of the Effective Date) of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions, in substantially the form attached hereto as Exhibit G and (ii) certificates with respect to insurance policies of the Loan Parties as required under Section 5.07, all in form and substance reasonably satisfactory to Administrative Agent.

(l) (i) The Administrative Agent shall have received at least three (3) Business Days before the Effective Date all documentation and other information about the Loan Parties that the Administrative Agent reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each initial Lender that requests a Beneficial Ownership Certification will have received, at least three (3) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower, in each case of clauses (i) and (ii), to the extent that the Administrative Agent has reasonably requested in writing delivered to the Loan Parties at least ten (10) Business Days prior to the Effective Date.

(m) The Administrative Agent shall have received a fully executed and delivered Borrowing Request in accordance with the requirements hereof.

(n) The Effective Date Refinancing shall have been consummated, or substantially simultaneously with the funding of the Initial Term Loans, shall be consummated.

(o) The Closing (as defined in the Acquisition Agreement as in effect on the Signing Date) shall have occurred.

(p) The Available Closing Date Equity shall not be less than $720,000,000.

SECTION 4.02 Each Credit Event after the Effective Date.

After the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on the Effective Date), is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) (i) In the case of any Borrowing, other than a Borrowing under any Incremental Facility, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, and (ii) in the case of any Borrowing under any Incremental Facility, “specified representations” and, solely to the extent required by

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the Additional Lenders providing such Incremental Facility, other representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing (or, in the case of any Borrowing under any Incremental Facility incurred in connection with a Permitted Acquisition or an Investment not prohibited by Section 6.04, no Event of Default specified in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing).

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit (other than any Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on the Effective Date) shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

From and after the Effective Date and until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been fully reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information.

Borrower and its Restricted Subsidiaries will furnish to the Administrative Agent, on behalf of each Lender:

(a) (i) on or before the date that is one hundred and fifty (150) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the end of the fiscal year of the Borrower ending on or about February 28, 2021 and (ii) on or before the date that is one hundred and twenty (120) days after the end of each fiscal year of the Borrower ending thereafter, the audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case, in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than with respect to, or resulting from, (A) an upcoming maturity date of any indebtedness for borrowed money, (B) any actual or potential breach or inability to satisfy a financial covenant under any indebtedness for borrowed money or (C) any activities, operations, financial results, assets or liabilities of an Unrestricted Subsidiary)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and such Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

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(b) (i) on or before the date that is sixty (60) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the end of the fiscal quarters of the Borrower ending on or about May 31, 2021, August 31, 2021 and November 30, 2021 and (ii) on or before the date that is forty-five (45) days after the end of each fiscal quarter of the Borrower ending thereafter (but limited to the first three fiscal quarters of each fiscal year of the Borrower), the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case, in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) [reserved];

(d) to the extent applicable, simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e) not later than five (5) days after any delivery of financial statements under paragraph (a) or (b) above, a certificate (a “Compliance Certificate”) of a Financial Officer in the form of Exhibit E hereof (i) certifying as to whether a Default then exists and, if a Default does then exist, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (A) to the extent the Financial Performance Covenant is then required to be tested, demonstrating compliance with the Financial Performance Covenant, and (B) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending on or about February 28, 2022, of Excess Cash Flow for such fiscal year;

(f) [reserved];

(g) [reserved];

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange; and

(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC within the applicable time periods required by applicable law and regulations or (B) the applicable financial statements of Holdings (or any Intermediate Parent or any direct

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or indirect parent of Holdings); provided that (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to, or resulting solely from, (i) an upcoming maturity date of any indebtedness for borrowed money, (ii) any actual or potential breach or inability to satisfy a financial covenant under any indebtedness for borrowed money or (iii) any activities, operations, financial results, assets or liabilities of an Unrestricted Subsidiary).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s obligations under this Section 5.01) to any third party.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Bookrunners will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Bookrunners, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the

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Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that the Borrower’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials as “PUBLIC”. Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 5.01(a), (b), (c), (d) and (e) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any Material Non-Public Information.

SECTION 5.02 Notices of Material Events.

Promptly after any Responsible Officer of the Borrower or any Restricted Subsidiary obtains actual knowledge thereof, the Borrower or the applicable Restricted Subsidiary will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the occurrence of any ERISA Event that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and

(c) any other development or event (including without limitation, litigation) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

(a) Holdings or the Borrower will furnish to the Administrative Agent prompt (and in any event within thirty (30) days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or incorporation or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction.

(b) Not later than five (5) Business Days after delivery of financial statements pursuant to Section 5.01(a), Holdings or the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth any material changes to the information required pursuant to the Perfection Certificate or confirming that there has been no material change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.03 and (ii) identifying any Wholly Owned Restricted Subsidiary that has become, or ceased to be, a Material Subsidiary or an Excluded Subsidiary during the most recently ended fiscal quarter.

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SECTION 5.04 Existence; Conduct of Business.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, Intellectual Property and Governmental Approvals used in the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05 Payment of Taxes, etc.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay all Taxes (whether or not shown on a Tax return) imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by Holdings, the Borrower or any of its Subsidiaries or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Properties.

The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07 Insurance.

(a) The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment or the management of the Borrower) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the insurance so carried. Each such general liability policy of insurance (other than directors and officers policies, workers compensation policies and business interruption insurance), to the extent covering Collateral and to the extent the Collateral Agent can be granted an insurable interest therein, shall (i) in the case of each such general liability policy, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each such casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Lenders as the loss payee or mortgagee thereunder.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) if required by the Flood Insurance Laws or other applicable law, maintain, or cause to be

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maintained, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the flood insurance so carried.

SECTION 5.08 Books and Records; Inspection and Audit Rights.

The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or its Restricted Subsidiary, as the case may be. The Borrower will, and will cause each Restricted Subsidiary that is a Loan Party to, permit any representatives designated by the Administrative Agent or any Lender, during normal business hours and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Borrower’s expense; provided, further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants.

SECTION 5.09 Compliance with Laws.

(a) The Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including ERISA, Environmental Laws, the USA PATRIOT Act, Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the U.S. Foreign Corrupt Practices Act of 1977 and other anti-money laundering, anti-corruption, sanctions and anti-terrorism laws) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent permissible for a Person required to comply with Sanctions or where such activities are authorized under a general or specific license, law, or regulation, (ii) in any manner that would result in the violation of any Sanctions applicable to the Borrower and its Subsidiaries or to the knowledge of the Borrower, any other party hereto or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any legislation.

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SECTION 5.10 Use of Proceeds and Letters of Credit.

The Borrower will use the proceeds of the Loans and Letters of Credit for the purposes set forth in Section 3.16.

SECTION 5.11 Additional Subsidiaries.

(a) If (i) any additional Restricted Subsidiary or Intermediate Parent is formed or acquired after the Effective Date, (ii) if any Restricted Subsidiary ceases to be an Excluded Subsidiary or (iii) if the Borrower, at its option, elects to cause a Domestic Subsidiary, or to the extent reasonably acceptable to the Administrative Agent, a Foreign Subsidiary that is not a Wholly Owned Subsidiary (including any consolidated Affiliate in which the Borrower and its Subsidiaries own no Equity Interest) to become a Subsidiary Loan Party, then, the Borrower will, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such newly formed or acquired Restricted Subsidiary or Intermediate Parent is formed or acquired or such Restricted Subsidiary ceases to be an Excluded Subsidiary or the Borrower has made such election, notify the Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) or Intermediate Parent to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary or Intermediate Parent and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary or Intermediate Parent owned by or on behalf of any Loan Party within thirty (30) days after such notice (or such longer period as the Administrative Agent shall reasonably agree) and the Administrative Agent shall have received a completed Perfection Certificate (or supplement thereof) with respect to such Restricted Subsidiary or Intermediate Parent signed by a Responsible Officer, together with all attachments contemplated thereby.

(b) Within sixty (60) days (or, to the extent any new Material Subsidiary is organized or incorporated under the laws of a jurisdiction in which no existing Loan Party is organized or incorporated, within ninety (90) days) (or, in each case, such longer period as otherwise provided in this Agreement or as the Administrative Agent may reasonably agree) after the Borrower identifies any new Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, to the extent not already satisfied pursuant to Section 5.11(a).

(c) Notwithstanding the foregoing, in the event any real property would be required to be mortgaged pursuant to this Section 5.11, Holdings or the Borrower shall be required to comply with the “Collateral and Guarantee Requirement” as it relates to such real property within ninety (90) days, following the formation or acquisition of such real property or such Restricted Subsidiary or the identification of such new Material Subsidiary, or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

SECTION 5.12 Further Assurances.

(a) Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Effective Date, any material assets (other than Excluded Assets), including any owned (but not leased or ground-leased) Material Real Property or improvements thereto or

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any interest therein, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and as required pursuant to the “Collateral and Guarantee Requirement”, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”. In the event any Material Real Property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section 5.12 within ninety (90) days following the acquisition of such Material Real Property or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

SECTION 5.13 Designation of Subsidiaries.

The Borrower may at any time after the Effective Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after such designation on a Pro Forma Basis, no Event of Default pursuant to Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if (A) it is a “Restricted Subsidiary” for the purpose of any other Material Indebtedness of Holdings or the Borrower, (B) it is the legal owner of Material Intellectual Property or (C) it owns any Indebtedness or Equity Interests (or holds any Lien on any property) of the Borrower or any Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.14 Certain Post-Closing Obligations.

As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14(a) or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedules 5.14(a) and 5.14(b), as applicable, that, where such actions are to be taken to reasonably accommodate circumstances unforeseen on the Effective Date, would have been required to be delivered or taken on the Effective Date, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.15 Maintenance of Ratings.

The Borrower shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not

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any particular rating) in respect of the Term Loans made available under this Agreement from each of S&P and Moody’s.

ARTICLE VI

Negative Covenants

From and after the Effective Date and until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than (i) contingent amounts not yet due and (ii) Cash Management Obligations) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated (unless such Letters of Credit have been cash collateralized or backstopped in amounts, by institutions and otherwise pursuant to arrangements, in each case reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) and all LC Disbursements shall have been fully reimbursed, each of Holdings (with respect to Sections 6.03(c) and (d) only) and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Sections 2.20 or 2.21);

(ii) Indebtedness outstanding on the Effective Date and any Permitted Refinancing thereof; provided that any Indebtedness in excess of the greater of $3,500,000 and 3.0% of Consolidated EBITDA for the most recently ended Test Period as of such time, shall only be permitted if set forth on Schedule 6.01;

(iii) Guarantees by the Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing or any unsecured Indebtedness for borrowed money that constitutes Material Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the applicable Loan Document Obligations pursuant to the Guarantee Agreement and (C) if the Indebtedness being guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is thirty (30) days after the Effective Date (or the date of acquisition of such Subsidiary) or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences) on terms (i) not materially less favorable, taken as a whole, to the Lenders as those set forth in the Master Intercompany Note or (ii) otherwise reasonably satisfactory to the Administrative Agent;

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(v) (A) Indebtedness (including Capital Lease Obligations and purchase money indebtedness) incurred, issued or assumed by the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that, in the case of any purchase money Indebtedness, such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement; provided, further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) (excluding any Capital Leases Obligations incurred pursuant to a sale and leaseback transaction permitted under Section 6.06) shall not exceed the greater of $40,000,000 and 33.0% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(vi) Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(vii) (A) Indebtedness of any Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) incurred, issued or assumed after the Effective Date (including in connection with, or in order to finance, any Permitted Acquisition or any other Investment not prohibited by Section 6.04); provided that (v) in the case of any such Indebtedness consisting of term loans secured by a Lien on the Collateral that ranks pari passu with the Liens on the Collateral securing the Loans, the MFN Adjustment shall apply to such Indebtedness as if such Indebtedness was an Incremental Term Loan, (w) such Indebtedness complies with the Required Additional Debt Terms, (x) the aggregate principal amount for all such Indebtedness incurred, issued or assumed pursuant to this clause shall not exceed, at the time of incurrence thereof, the Incremental Cap at such time, (y) any such Indebtedness incurred, issued or assumed in reliance on clauses (I) or (II) of the definition of “Incremental Cap” may be secured or unsecured bonds, notes, debentures or loans and, if secured by Liens on the Collateral securing the Secured Obligations, may be secured either by Liens pari passu with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations and (z) any such Indebtedness incurred, issued or assumed in reliance on clause (III) of the definition of “Incremental Cap” may be secured bonds, notes, debentures or loans and, if secured by Liens on the Collateral securing the Secured Obligations, may be secured by Liens pari passu with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) (any Indebtedness incurred pursuant to this subclause (A), “Incremental Equivalent Debt”), and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A) (or successive Permitted Refinancings thereof);

(viii) (A) Indebtedness of the Borrower or any Restricted Subsidiary; provided that (1) if such Indebtedness is secured by a Lien on the Collateral that ranks pari passu with the Liens on the Collateral securing the Loans, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the First Lien Leverage Ratio is less than or equal to 4.30 to 1.00, (2) if such Indebtedness is secured by a Lien on the Collateral that ranks junior in priority (or is otherwise subordinated) to the Liens on the Collateral securing the Loans, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Secured Leverage Ratio is less than or equal to 5.55 to 1.00 or (3) if such Indebtedness is unsecured, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, at the election of the Borrower, (a) the Total Leverage Ratio is

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less than or equal to 6.30 to 1.00 or (b) the Interest Coverage Ratio is greater than or equal to 2.00 to 1.00; provided, further, that (x) such Indebtedness complies with the Required Additional Debt Terms and (y) in the case of any such Indebtedness consisting of term loans secured by a Lien on the Collateral that ranks pari passu with the Liens on the Collateral securing the Loans, the MFN Adjustment shall apply to such Indebtedness as if such Indebtedness was an Incremental Term Loan (any Indebtedness incurred pursuant to this subclause (A), “Ratio Debt”), and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A) (or successive Permitted Refinancings thereof);

(ix) [reserved];

(x) Indebtedness in respect of Cash Management Obligations and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xi) Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, Earn-Outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any Permitted Acquisition, any other Investment or any Disposition, in each case, permitted under this Agreement;

(xii) (A) Indebtedness of the Borrower or any of the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xii) shall not exceed the greater of $60,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(xiii) (A) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate outstanding principal amount not to exceed the greater of $30,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(xiv) (A) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100.0% of the aggregate amount of capital contributions received by the Borrower after the Effective Date in cash or Permitted Investments (and the fair market value (as determined in good faith by the Borrower) of non-cash capital contributions) in respect of Qualified Equity Interests (excluding (i) Qualified Equity Interests the proceeds of which will be applied as Cure Amounts, (ii) the Available Closing Date Equity (other than to the extent received by the Borrower) and (iii) any other Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement) and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

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(xvi) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xvii) (A) Indebtedness arising from an agreement providing for indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments incurred in any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement, and (B) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to any such agreement described in clause (A);

(xviii) Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof;

(xix) Permitted First Priority Refinancing Debt and any Permitted Refinancing thereof;

(xx) (A)(I) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or any Restricted Subsidiary) after the Effective Date as a result of any Permitted Acquisition or any other Investment not prohibited by Section 6.04, or (II) Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in any Permitted Acquisition or any other Investment not prohibited by Section 6.04; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or other Investment and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(xxi) (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance of this clause (xxi) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $60,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(xxii) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xxiii) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(xxiv) (x) Indebtedness representing deferred compensation or stock-based compensation owed to employees, consultants or independent contractors of Holdings, any Intermediate Parent, the Borrower or its Restricted Subsidiaries incurred in the ordinary course of

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business or consistent with past practice and (y) Indebtedness consisting of obligations of the Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries under deferred compensation to employees, consultants or independent contractors of the Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries or other similar arrangements incurred by such Persons in connection with the Transactions, any Permitted Acquisition or any other Investment not prohibited by Section 6.04;

(xxv) Indebtedness consisting of unsecured promissory notes issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) to the extent permitted by Section 6.07(a);

(xxvi) (A) letters of credit or bank guarantees (exclusive of Letters of Credit provided hereunder) and similar instruments incurred by the Borrowers and their Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxvi) shall not exceed the greater of $12,000,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof);

(xxvii) Capital Lease Obligations arising under any sale and leaseback transaction permitted hereunder in reliance upon Section 6.05(f); and

(xxviii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxvii) above.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests and (B)(x) preferred Equity Interests issued to and held by the Borrower or any Restricted Subsidiary and (y) preferred Equity Interests issued to and held by joint venture partners after the Effective Date; provided that in the case of this clause (B) (x) any such issuance of preferred Equity Interests that are not Qualified Equity Interests shall constitute incurred Indebtedness and be subject to the provisions set forth in Sections 6.01(a) and (b) (and shall only be permitted if the incurrence of such Indebtedness would have been permitted thereunder) and (y) if so incurred, any cash payments made with respect to such preferred Equity Interests shall constitute Restricted Payments and shall be subject to Section 6.07(a).

For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is a Permitted Refinancing incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance such Dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing

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does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness the Borrower or any Restricted Subsidiary may incur pursuant to this Section 6.01 shall not be deemed exceeded by fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness.

For purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Section 6.01(a)(i) through (xxviii) but may be permitted in part under any combination thereof and (B) in the event that any item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Section 6.01(a)(i) through (xxviii) (except with respect to Indebtedness incurred on the Effective Date pursuant to Section 6.01(a)(i)), the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to any other clause; provided that all Indebtedness outstanding under this Agreement on the Effective Date shall at all times be deemed to have been incurred pursuant to Section 6.01(a)(i). In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 6.02 Liens.

The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned (but not leased or ground-leased) or hereafter acquired (but not leased or ground-leased) by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on the Effective Date and any modifications, replacements, renewals or extensions thereof; provided that any Lien securing Indebtedness or other obligations in excess of $3,500,000 shall only be permitted if set forth on Schedule 6.02; provided further that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B)

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such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) (i) easements, leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of Intellectual Property) that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor or licensee under any lease or license entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased or licensed;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (C) in favor of a banking or other financial institution or entity, or electronic payment service provider, arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix) Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness or other obligations of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted by this Agreement;

(x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;

(xi) Liens existing on property or other assets at the time of its acquisition or existing on the property or other assets of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Effective Date and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or

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include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(xii) any interest or title of a lessor or sublessor under leases or subleases (other than leases constituting Capital Lease Obligations) entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) [Reserved];

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens securing Indebtedness permitted under Section 6.01(a)(xix);

(xx) Liens on real property other than the Mortgaged Properties;

(xxi) [Reserved];

(xxii) Liens securing Indebtedness permitted under Section 6.01(a)(vii), (viii) or (xii);

(xxiii) Liens on cash and Permitted Investments to secure Indebtedness permitted under Section 6.01(a)(x) or (xxvi);

(xxiv) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxv) Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

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(xxvi) Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(xxvii) Liens securing Indebtedness permitted under Section 6.01(a)(xxi); and

(xxviii) other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the lesser of (x) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xxviii) and (y) the fair market value of the assets securing such obligations shall not exceed the greater of $60,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Section 6.02(i) through (xxviii) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Section 6.02(i) through (xxviii) (except with respect to Liens incurred pursuant to Section 6.02(i) securing Indebtedness incurred on the Effective Date), the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred pursuant to any other clause. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

SECTION 6.03 Fundamental Changes; Holdings Covenant.

(a) The Borrower will not, and will not permit any other Restricted Subsidiary to, merge into or consolidate with any other Person (including pursuant to a division), or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i) any Restricted Subsidiary may merge or consolidate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (B) any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging or consolidating with another Restricted Subsidiary the continuing or surviving Person shall be a Subsidiary Loan Party; provided further that if the continuing or surviving Person is not a Subsidiary Loan Party, as applicable, the acquisition of such Subsidiary Loan Party by such surviving non-Loan Party Restricted Subsidiary is otherwise permitted under Section 6.04;

(ii) (A) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

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(iii) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv) the Borrower may merge or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower or is a Person into which the Borrower has been liquidated (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, if the transferee of such assets) (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party, pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement, and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that (y) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided further that the Borrower will use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender or Issuing Bank through the Administrative Agent that such Lender or Issuing Bank shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act;

(v) the Borrower and its Subsidiaries may undertake or consummate any Tax Restructuring;

(vi) [Reserved];

(vii) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12; and

(viii) any Restricted Subsidiary may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

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(b) Neither the Borrower, nor any Subsidiary Loan Party, shall amend or permit any amendments to such Person’s Organizational Documents after the Effective Date in any manner that (when taken as a whole) would be materially adverse to Lenders.

(c) Holdings will not, and will not permit any Intermediate Parent to, conduct, transact or otherwise engage in any material business or material operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower and any Intermediate Parent, (ii) the performance of obligations under and compliance with its Organizational Documents, or other Requirement of Law (including the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance), ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of any Intermediate Parent, the Borrower and its Restricted Subsidiaries, (iii) repurchases of Indebtedness through open market purchases and Dutch auctions (to the extent permitted hereunder and to the extent any Loans are automatically and irrevocably cancelled after repurchase), the making of any loan to any officers, directors, managers, members of management, consultants or independent contractors constituting (or that would constitute, to the extent Holdings were subject to Section 6.04, an Investment permitted under Section 6.04) and the making of any Investment in any Intermediate Parent, the Borrower or its Restricted Subsidiaries, (iv) participating in tax, accounting and other administrative matters related to any Intermediate Parent, the Borrower and its Restricted Subsidiaries, (v) the entry into, and exercise rights and performance of its obligations under and in connection with the Loan Documents and Guarantees of other Indebtedness not prohibited from being incurred under this Agreement by any Intermediate Parent, the Borrower and its Restricted Subsidiaries, (vi) any public offering of its common stock or any other issuance or registration of its Qualified Equity Interests for sale or resale (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Qualified Equity Interests), including the costs, fees and expenses related thereto, (vii) holding of any cash and Permitted Investments received from any Intermediate Parent, the Borrower and its Subsidiaries, (viii) the payment of dividends or making of distributions, making of loans and contributions to the capital of its Subsidiaries and guaranteeing the obligations (other than Indebtedness) of its Subsidiaries and making Investments expressly permitted to be made by Holdings or any Intermediate Parent under this Agreement or structured through Holdings or any Intermediate Parent and promptly contributed to a Subsidiary thereof in a manner not prohibited by this Agreement, (ix) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues and paying taxes, (x) providing indemnification for its current and former officers, directors, managers, members of management, employees, advisors, consultants or independent contractors, (xi) performing of its obligations under the Acquisition Agreement and the other documents and agreements related thereto or contemplated thereby, (xii) activities reasonably incidental to (1) the payment of Public Company Costs or (2) the consummation of a Tax Restructuring and (xiii) activities incidental to the businesses or activities described in the foregoing clauses. Holdings will not permit any Lien to exist on the Equity Interests of the Borrower and any Intermediate Parent, other than Liens permitted by Section 6.02(i) and (xxii) (other than in respect of Indebtedness permitted under Section 6.01(a)(xii)) and any non-consensual Liens permitted under Section 6.02.

(d) Holdings may merge, amalgamate or consolidate with any other Person (other than the Borrower); provided that (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings (any such Person, the “Successor Holdings”) (A) the Successor Holdings shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (B) (x) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings, is a party, in each case, pursuant to a written supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and (y) for the avoidance of doubt, any such

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merger, amalgamation or consolidation shall not impair the Guarantee and the security interest of the Collateral Agent and the Lenders under the Security Documents in the Collateral in any material respect (and shall not otherwise be adverse to the Agents and the Lenders in any material respect) and Holdings shall have taken such actions as are reasonably requested by the Administrative Agent and/or the Collateral Agent to ensure that any Liens granted by Holdings continue to remain enforceable and perfected in accordance with the relevant Security Documents, (C) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such transaction, unless such Subsidiary is the other party to such merger, amalgamation or consolidation, (D) Holdings shall have delivered to the Administrative Agent (1) a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation complies with this Agreement and (2) if requested by the Administrative Agent, a customary opinion of counsel to the Loan Parties in connection with such merger, amalgamation or consideration, in form and substance reasonably satisfactory to the Administrative Agent and (E) the Successor Holdings shall have no assets, liabilities, liens or operations other than those permitted by this Section 6.03; provided, further, that (x) no Event of Default exists immediately before or after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents to which such Successor Holdings is a party; provided, further, that Holdings, as applicable, agrees to provide the Administrative Agent five (5) Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice of such merger, amalgamation or consolidation and any documentation and other information about the Successor Holdings at least three (3) Business Days prior to the consummation of such merger, amalgamation or consolidation as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is be required by regulatory authorities under applicable “know your customer” laws and applicable anti-money-laundering rules and regulations, including the USA PATRIOT Act.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.

The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a) Permitted Investments at the time such Permitted Investment is made and purchases of assets in the ordinary course of business consistent with past practice;

(b) loans or advances to officers, members of the Board of Directors and employees of Holdings, the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be immediately contributed to the Borrower in cash as common equity or Qualified Equity Interests and shall not increase the Available Equity Amount or constitute Cure Amounts) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time in reliance on this clause (iii) not to exceed the greater of $9,000,000 and 7.5% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(c) Investments by the Borrower in any Restricted Subsidiary and Investments by any Restricted Subsidiary in any of the Borrower or any other Restricted Subsidiary; provided that, other than with respect to any such Investment made in the ordinary course of business, the aggregate outstanding amount of all Investments made pursuant to this Section 6.04(c) in any Restricted Subsidiary that is not a

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Loan Party shall not exceed an aggregate amount equal to the greater of $90,000,000 and 75% of Consolidated EBITDA for the most recently ended Test Period after giving effect to such Investment;

(d) Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business;

(e) Investments (i) existing or contemplated on the Effective Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that any Investment in an amount greater than $3,500,000 shall only be permitted if set forth on Schedule 6.04(e) and (ii) Investments existing on the Effective Date by any Borrower or any Restricted Subsidiary in any Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided, in each case, that the amount of the Investment as of the Effective Date is not increased except by the terms of such Investment to the extent, in the event such increase is in excess of $3,500,000, set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f) Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h) Permitted Acquisitions;

(i) Investments in connection with the Transactions;

(j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l) loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) or such Intermediate Parent in accordance with Section 6.07(a);

(m) additional Investments and other acquisitions; provided that the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (m), together with the aggregate amount of all consideration paid (excluding the Net Proceeds from the issuance of such Qualified Equity Interests) in connection with all other Investments and acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other Investment or acquisition previously made under this clause (m)), shall not exceed the sum of (A) (i) the greater of $60,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition; plus (ii) the Available General RP Capacity Amount at such time; plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (C) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (D) Investments in an aggregate outstanding amount not to exceed the portion, if any, of

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any unused amounts available under Section 6.07(a)(v) or 6.07(a)(xv) for Restricted Payments on the relevant date of determination that the Borrower elects to apply pursuant to this Section 6.04(m); provided that any Investment made in reliance on preceding clause (B), to the extent made using the Retained ECF Basket, shall be subject to (x) no Event of Default having occurred and be continuing or resulting therefrom and (y) before and after giving Pro Forma Effect to such Investment, on a Pro Forma Basis, the Total Leverage Ratio being less than or equal to 4.30 to 1.00 as of the end of the mostly recently ended Test Period as of such time;

(n) advances of payroll payments to employees in the ordinary course of business;

(o) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests (or any direct or indirect parent thereof);

(p) Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Effective Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 6.04(h), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 6.04(h)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r) Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(s) Investments in the Borrower or any Restricted Subsidiary in connection with any Tax Restructuring;

(t) additional Investments so long as at the time of any such Investment and after giving effect thereto, (A) on a Pro Forma Basis, the Total Leverage Ratio is no greater than 4.05 to 1.00 and (B) no Event of Default exists or would result therefrom;

(u) Investments consisting of Indebtedness, Liens fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(u)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.07, respectively;

(v) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(w) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x) Investments in joint ventures (or in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in joint ventures) in an aggregate outstanding amount not to exceed the greater of $40,000,000 and 33.0% of Consolidated EBITDA for the most recently ended Test Period;

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(y) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is re-designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(z) Investments in Unrestricted Subsidiaries (or in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in Unrestricted Subsidiaries) in an aggregate outstanding amount not to exceed the greater of $40,000,000 and 33.0% of Consolidated EBITDA for the most recently ended Test Period;

(aa) Investments in Similar Businesses (or in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in Similar Businesses) in an aggregate outstanding amount not to exceed the greater of $40,000,000 and 33.0% of Consolidated EBITDA for the most recently ended Test Period; and

(bb) Investments arising as a result of sale and leaseback transactions permitted by Section 6.06 hereto.

Notwithstanding anything to the contrary in this Section 6.04, no Material Intellectual Property as of the Effective Date owned by any Loan Party may be contributed and/or assigned as an Investment or otherwise transferred to any non-Loan Party.

SECTION 6.05 Asset Sales.

The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease or otherwise dispose (including pursuant to a division) of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition” and the term “Dispose” as a verb has the corresponding meaning), except:

(a) Dispositions of obsolete, damaged, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and its Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated);

(b) Dispositions of inventory and other assets in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration

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received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e) Dispositions permitted by Section 6.03 and Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.07 and Liens permitted by Section 6.02;

(f) Dispositions of property pursuant to sale and leaseback transactions permitted by Section 6.06 hereto;

(g) Dispositions of Permitted Investments;

(h) Dispositions of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i) leases, subleases, service agreements, product sales, abandonments, licenses, sublicenses or other disposals (including of Intellectual Property), in each case that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events;

(k) Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) for fair market value (as determined by a Responsible Officer of the Borrower in good faith) not otherwise permitted under this Section 6.05; provided that with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of (x) with respect to any single transaction or series of related transactions, the greater of $12,500,000 and 10.0% of the Consolidated EBITDA as of the most recently ended Test Period, or (y) with respect to all other Dispositions in any fiscal year not excluded from the requirements of this proviso pursuant to the immediately preceding subclause (x), the greater of $25,000,000 and 20.0% of the Consolidated EBITDA as of the most recently ended Test Period, the Borrower or any Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that solely for the purposes of this clause (k), (A) any liabilities (as shown on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty (180) days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries), to the extent that the Borrower and all of the Restricted Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition, shall be deemed to be cash and (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value (as determined by a Responsible Officer of the Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of the greater of $40,000,000 and 33.0% of Consolidated EBITDA at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value (as determined in good faith by the Borrower) of each item of Designated

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Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) Dispositions or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(n) Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(o) Dispositions of assets that are not Collateral in an aggregate amount not to exceed the greater of $20,000,000 and 17.0% of Consolidated EBITDA for the most recently ended Test Period in any calendar year (which amount, if not used in any calendar year, may be carried forward to the immediately succeeding calendar year (but to no other calendar year));

(p) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(q) any Disposition of the Equity Interests of any Immaterial Subsidiary or Unrestricted Subsidiary; and

(r) other Dispositions in an aggregate amount not to exceed the greater of $40,000,000 and 33.0% of Consolidated EBITDA for the most recently ended Test Period.

Notwithstanding anything to the contrary contained in this Section 6.05, no Loan Party shall, directly or indirectly, sell or otherwise transfer (except for non-exclusive leases or non-exclusive licenses with respect thereto) any Material Intellectual Property as of the Effective Date to any non-Loan Party.

SECTION 6.06 Sale and Leaseback Transactions.

The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any tangible property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (i) sale and leaseback transactions in an aggregate amount not to exceed the greater of $20,000,000 and 17.0% of Consolidated EBITDA for the most recently ended Test Period and (ii) any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair market value (as determined in good faith by the Borrower) of such fixed or capital asset and is consummated within 270 days after the Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset.

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SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iii) Restricted Payments made on or substantially contemporaneously with the Effective Date to consummate the Transactions, including to finance the payment of Transaction Costs;

(iv) repurchases of Equity Interests in Holdings (or any direct or indirect parent of Holdings), any Intermediate Parent, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants or other incentive interests;

(v) Restricted Payments to Holdings or any Intermediate Parent, which Holdings or such Intermediate Parent may use to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or to service Indebtedness incurred by Holdings or any Intermediate Parent to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest (or make Restricted Payments to allow any of Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or to service Indebtedness incurred by Holdings or an Intermediate Parent to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests or to service Indebtedness incurred to finance the redemption, retirement, acquisition or repurchase of such Equity Interests), held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof), any Intermediate Parent, the Borrower and its Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Effective Date, together with the aggregate amount of loans and advances to Holdings or an Intermediate Parent made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (v), not to exceed the greater of $20,000,000 and 17.0% of Consolidated EBITDA in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years; provided that such amount in any calendar year may be increased by (1) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower (or by Holdings or an Intermediate Parent and contributed to the

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Borrower) or the Restricted Subsidiaries after the Effective Date, or (2) the amount of any bona fide cash bonuses otherwise payable to members of the Board of Directors, consultants, officers, employees, managers or independent contractors of Holdings, an Intermediate Parent, the Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; provided further that cancellation of Indebtedness owning to the Borrower or any Restricted Subsidiary from members of the Board of Directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings, any Intermediate Parent or the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.07 or any other provisions of this Agreement.

(vi) the Borrower and its Restricted Subsidiaries may make Restricted Payments in cash to Holdings and any Intermediate Parent:

(A) for the purpose of funding, without duplication (i) payments by Holdings (or any direct or indirect parent of Holdings), any Intermediate Parent (and any direct or indirect Subsidiary thereof with respect to which the Borrower is a Subsidiary) in respect of Taxes directly payable by such entities, including any franchise or similar taxes, fees and expenses, and (ii) any tax distributions permitted by Section 6.2 of the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, as in effect on the Effective Date (disregarding for this purpose any limitations on such tax distributions imposed therein by reference to any bank financing agreements) (collectively, “Tax Distributions”);

(B) the proceeds of which shall be used by Holdings (or any direct or indirect parent of Holdings) or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of Holdings (or any direct or indirect parent thereof) or any Intermediate Parent attributable to the ownership or operations of Holdings, the Borrower and its Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any of the Borrower and its Restricted Subsidiaries and (y) otherwise permitted to be paid by the Borrower and its Restricted Subsidiaries under this Agreement, (4) amounts due and payable pursuant to any investor management agreement entered into with any of the Sponsors as such investor management agreement is in effect on the Effective Date (to the extent that such amounts are reasonably satisfactory to the Administrative Agent) and (5) amounts that would otherwise be permitted to be paid pursuant to Section 6.08(iii) or (xi);

(C) the proceeds of which shall be used by Holdings or any direct or indirect parent thereof or Intermediate Parent to pay franchise and similar Taxes, and other fees and expenses, required to maintain its corporate or other legal existence;

(D) to finance any Investment made by Holdings or any Intermediate

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Parent that, if made by the Borrower, would be permitted to be made pursuant to Section 6.04 (including required payments of Earn-Outs in connection therewith); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or any Intermediate Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(E) the proceeds of which shall be used to pay (or to make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering not prohibited by this Agreement;

(F) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrower and its Restricted Subsidiaries; and

(G) the proceeds of which shall be used to make payments permitted by clause (b)(iv) and (b)(v) of Section 6.07;

(vii) in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments, in an aggregate amount, when taken together with the aggregate amount of loans and advances previously made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (vii), not to exceed the sum of (A) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment, plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment; provided that any Restricted Payment made in reliance on preceding clause (A), to the extent made using the Retained ECF Basket, shall be subject to (I) no Event of Default having occurred and be continuing or resulting therefrom and (II) before and after giving Pro Forma Effect to such Restricted Payment, on a Pro Forma Basis, the Total Leverage Ratio being less than or equal to 4.30 to 1.00 as of the end of the mostly recently ended Test Period as of such time (in each case, tested at the time of declaration of such Restricted Payment);

(viii) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions;

(ix) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

(x) Restricted Payments to Holdings or any Intermediate Parent, which Holdings or any Intermediate Parent may use to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness

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and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xi) payments made or expected to be made by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in respect of withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xii) the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to Holdings, any Intermediate Parent, the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Permitted Investments);

(xiii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the annual declaration and payment of Restricted Payments on Holdings’ or the Borrower’s common stock (or the payment of Restricted Payments to any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock), of up to $160,000,000;

(xiv) [reserved];

(xv) so long as no Event of Default shall have occurred and be continuing or would result therefrom, additional Restricted Payments in an amount not to exceed the greater of $50,000,000 and 42.0% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended Test Period;

(xvi) the Borrower and its Restricted Subsidiaries may make Restricted Payments in securities or other property (other than cash) to Holdings and any Intermediate Parent so long as the relevant assets are promptly contributed to the Borrower or a Restricted Subsidiary;

(xvii) additional Restricted Payments; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is equal to or less than 3.55 to 1.00 and (B) no Event of Default exists or would result therefrom; and

(xviii) additional Restricted Payments to finance any payments required to be made by Public Parent pursuant to the Tax Receivable Agreement, other than any accelerated payments or payments calculated based on valuation assumptions without regard to actual tax savings, including any such payments arising from a “Change of Control” (as defined in the Tax Receivable Agreement), a contractual breach, or by election of any party to the Tax Receivable Agreement.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a

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substantially similar effect to any of the foregoing, in each case, on or prior to the date that is one year prior to the scheduled maturity of such Junior Financing, except:

(i) payment of regularly scheduled interest and principal payments, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal premium and interest, and payment of fees, expenses and indemnification obligations, with respect to such Junior Financing, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iii) (1) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent and (2) any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(iv) prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing prior to the date that is one year prior to its scheduled maturity; provided that after giving effect to such prepayments, redemptions, purchases, defeasances or other payments (A) on a Pro Forma Basis, the Total Leverage Ratio is equal to or less than 3.55 to 1.00 and (B) no Event of Default exists or would result therefrom;

(v) payments made in connection with, or in order to consummate, the Transactions;

(vi) (A) so long as no Event of Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing prior to the date that is one year prior to its scheduled maturity in an aggregate amount not to exceed the greater of $50,000,000 and 42.0% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended Test Period plus (B) the amount of Restricted Payments that may be made pursuant to Section 6.07(a)(xv) at such time;

(vii) additional prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing prior to the date that is one year prior to its scheduled maturity; provided that the aggregate amount of such prepayments, redemptions, purchases, defeasances and other payments made in reliance on this clause (vii), shall not exceed the sum of (A) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such prepayments, redemptions, purchases, defeasances and other payments, plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such prepayments, redemptions, purchases, defeasances and other payments; provided that any prepayments, redemptions, purchases, defeasances and other payments made in reliance on preceding clause (A), to the extent made using the Retained ECF Basket, shall be subject to, (I) before and after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, no Event of Default having occurred and be continuing or resulting therefrom and (II) before and after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, on a Pro Forma Basis, the Total Leverage Ratio being less than or equal to 4.30 to 1.00 as of the end of the mostly recently ended Test Period as of such time (in each case, tested at the time of distribution or delivery of any irrevocable notice of prepayment, redemption, repurchase or defeasance, as applicable, in respect thereof); and

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(viii) the prepayment of any Junior Financing owed to the Borrower or a Restricted Subsidiary or the prepayment of any Permitted Refinancing of such Indebtedness with the proceeds of any other Junior Financing; provided that no Loan Party shall make any prepayment of any Junior Financing owed to any Restricted Subsidiary that is not a Loan Party pursuant to this clause (viii).

SECTION 6.08 Transactions with Affiliates.

The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) (A) transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction and (B) transactions involving aggregate payment or consideration of less than the greater of $9,000,000 and 7.5% of Consolidated EBITDA for the most recently ended Test Period as of such time, (ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith), (iii) the payment of Transaction Costs, fees and expenses related to the Transactions, (iv) the payment of management, consulting, advisory, monitoring, refinancing, subsequent transaction and exit fees to the Investors (or management companies of the Investors) in an aggregate amount not to exceed the amount permitted to be paid pursuant to Section 6.07(a)(vi)(B)(4), and related indemnities and reasonable expenses, (v) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(n)), (vii) payments by the Borrower and its Restricted Subsidiaries pursuant to tax sharing agreements among the Parent, Holdings (or any such parent thereof), any Intermediate Parent, the Borrower or its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, to the extent such payments are permitted by Section 6.07, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of Holdings (or any direct or indirect parent thereof), the Borrower, any Intermediate Parent, the Restricted Subsidiaries and the Sponsors in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.07 and loans and advances in lieu thereof pursuant to Section 6.04(l), (xi) payments to or from, and transactions with, any joint venture in the ordinary course of business (including any cash management activities related thereto), (xii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (xiii) so long as no Event of Default under Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing, payments of management fees to the Sponsors and their Affiliates to the extent permitted pursuant to Section 6.07(a)(vi)(B) (it being understood that in the event of any such Event of Default such fees may continue to accrue on a subordinated basis), (xiv) customary payments by the Borrower and any Restricted Subsidiaries to any of the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of

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the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith, and (xv) payments by the Borrower and any Restricted Subsidiaries to reimburse any of the Sponsors and their respective Affiliates for any indemnities and reasonable out-of-pocket costs and expenses incurred in connection with the provision of any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings) by any of the Sponsors to Borrower and any Restricted Subsidiaries.

SECTION 6.09 Restrictive Agreements.

The Borrower will not, and will not permit any Restricted Subsidiary to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document, (3) any documentation governing Incremental Equivalent Debt or Ratio Debt, (4) any documentation governing Permitted Unsecured Refinancing Debt or Permitted First Priority Refinancing Debt, (5) any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(xxi) or Section 6.01(a)(xxvi) and (6) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (1) through (5) above;

(b) customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of any Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

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(h) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i) restrictions set forth on Schedule 6.09 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04;

(k) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(l) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary; and

(m) customary provisions related to creditworthiness of the tenant contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such creditworthiness provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations.

SECTION 6.10 Financial Performance Covenant.

As of the last day of each fiscal quarter of the Borrower (commencing with the first full fiscal quarter ending after the Effective Date) on which the Revolving Test Condition is satisfied, the Borrower will not permit the First Lien Leverage Ratio to be greater than 6.75 to 1.00.

SECTION 6.11 Changes in Fiscal Periods.

The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year; and provided further that the limitation of this Section 6.11 shall not apply with respect to any short year resulting from the Transactions that occurred on the Effective Date.

SECTION 6.12 Amendment of Junior Financing Documents.

The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive, terminate or release the documentation governing any Junior Financing (i) if the effect of such amendment, modification, waiver, termination or release (when taken as a whole) is materially adverse to the Lenders; provided that no such amendment, modification, waiver, termination or release will be deemed to be materially adverse to the Lenders if such Junior Financing could be otherwise incurred under this Agreement (including as Indebtedness that does not constitute a Junior Financing) with such terms as so amended, modified, waived, terminated or released or (ii) in a manner restricted by the terms of any applicable intercreditor or subordination agreement.

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ARTICLE VII

Events of Default

SECTION 7.01 Events of Default.

If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or all respects to the extent already qualified by materiality) when made or deemed made, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

(d) the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.10, 5.14 or in Article VI; provided that any Event of Default due to failure to comply with the Financial Performance Covenant is subject to cure as provided in Section 7.02 and an Event of Default with respect to such Section shall not occur until the Cure Expiration Date for the applicable fiscal quarter of the Borrower; provided, further, that any Event of Default due to failure to comply with the Financial Performance Covenant shall not constitute an Event of Default with respect to the Term Loans, unless and until a Majority in Interest of the Revolving Lenders shall have terminated their Revolving Commitments and declared all Revolving Loans to be due and payable (and such declaration has not been rescinded);

(e) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01) and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;

(f) the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of

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a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more final, non-appealable, enforceable judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance (including self-insurance) as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against the Borrower and any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k) an ERISA Event occurs that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Documents, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property to the extent that (x) such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (y) such deficiency arose through no fault of Borrower or its Restricted Subsidiaries, and such deficiency is corrected with reasonable diligence upon obtaining actual knowledge thereof, or (iv) as a result of acts or omissions of the Administrative Agent or any Secured Party;

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(m) any material provision of any Loan Document or any material Guarantee of the Loan Document Obligations shall for any reason be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any material Guarantee of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents); or

(o) a Change of Control shall occur;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Notwithstanding anything contained herein, with respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (i) the failure by Holdings, the Borrower or any Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, such action is taken or (ii) the taking of any action by Holdings, the Borrower or any Restricted Subsidiary that is not then permitted under the Credit Agreement or the other Loan Documents, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under the Credit Agreement and the other Loan Documents and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time under the Credit Agreement and the other Loan Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by Holdings, the Borrower or any Restricted Subsidiary or the taking of any action by Holdings, the Borrower or any Restricted Subsidiary, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default.

SECTION 7.02 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any applicable fiscal quarter of the Borrower, at any time after the end of such fiscal quarter until the expiration of the twentieth (20th) Business Day subsequent to the date

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on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Sections 5.01(a) or (b), as applicable (such date, the “Cure Expiration Date”), Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute to the Borrower as cash common equity or other Qualified Equity Interests) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(i) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing pro forma adjustment (without giving pro forma effect to any repayment of any Indebtedness with any portion of the Cure Amount and without netting against the calculation of Consolidated Total Indebtedness any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), the Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement;

provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right within five (5) Business Days of the issuance of the relevant Qualified Equity Interests for cash or the receipt of the cash contributions by Holdings.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be no more than two (2) fiscal quarters in which the Cure Right is exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five (5) times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any pricing, financial ratio based conditions and/or available basket under Article VI of this Agreement (and the Cure Amount shall not be credited as an addition to any basket (including the Available Amount or the Available Equity Amount) or for any other calculation). For the avoidance of doubt, no Cure Amounts shall be applied to reduce the Indebtedness of the Borrower and its Restricted Subsidiaries on a Pro Forma Basis (whether by “cash netting” or otherwise) for purposes of determining compliance with the Financial Performance Covenant for the fiscal quarter with respect to which such Cure Right was made.

(c) Notwithstanding anything herein to the contrary, in the event that the Borrower and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Borrower, from (x) the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(e) and (ii) the date on which the financial

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statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, until (y) the receipt by the Borrower of the applicable Cure Amount pursuant to Section 7.02(a) or the waiver of all Events of Default, (A) the Borrowing of USD Tranche Revolving Loans shall only be permitted if each USD Tranche Revolving Lender consents thereto, (B) the Borrowing of Multicurrency Tranche Revolving Loans shall only be permitted if each Multicurrency Tranche Revolving Lender consents thereto, (C) no USD Tranche Letters of Credit shall be issued or amended unless each USD Tranche Revolving Lender and the applicable USD Tranche Issuing Bank consents thereto and (D) no Multicurrency Tranche Letters of Credit shall be issued or amended unless each Multicurrency Tranche Revolving Lender and the applicable Multicurrency Tranche Issuing Bank consents thereto (it being understood that the Revolving Lenders shall have no obligation to make Revolving Loans and the Issuing Banks shall have no obligation to issue, amend to increase the face amount of or extend any Letter of Credit, pending actual receipt in immediately available funds of the applicable Cure Amount).

(d) Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans under the Credit Facilities or terminate the Commitments and none of the Administrative Agent, any Lender or any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any remedy solely on the basis of an Event of Default having occurred and being continuing with respect to the Financial Performance Covenant, in each case, unless such Event of Default is not cured pursuant to the exercise of the applicable Cure Right on or prior to the applicable Cure Expiration Date (except to the extent that Holdings has confirmed in writing that it does not intend to provide the Cure Amount).

SECTION 7.03 Application of Proceeds.

(a) Subject to the terms of any applicable intercreditor agreement contemplated by this Agreement, in connection with the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations (including in respect of any sale of, collection from or other realization upon all or any part of the Collateral (including any Collateral consisting of cash) or the Guarantees) shall be applied by the Administrative Agent to the payment of the Secured Obligations as follows:

(i) first, to the payment of all reasonable and documented or invoiced out of pocket costs and expenses incurred by the Collateral Agent in connection with such sale, collection, other realization or otherwise and to the payment of all other amounts owing to each of the Administrative Agent and the Collateral Agent in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all reasonable and documented or invoiced out of pocket court costs and the fees and expenses of its agents, the repayment of all advances made by it under any Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy under any Loan Document, in each case, if and to the extent payable pursuant to the terms of the Loan Documents;

(ii) second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution) in accordance with this Agreement;

(iii) third, to any agent of any other junior secured debt, in accordance with any applicable intercreditor agreement; and

(iv) fourth, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

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The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

(b) Notwithstanding anything to the contrary in Section 7.03(a), Excluded Swap Obligations with respect to any Subsidiary Loan Party shall not be paid with amounts received from such Subsidiary Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 7.03(a).

ARTICLE VIII

Administrative Agent

SECTION 8.01 Appointment and Authority.

(a) Each of the Lenders and the Issuing Banks hereby irrevocably (i) appoints Goldman Sachs to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and (ii) authorizes the Administrative Agent to take such actions on such Lender’s behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each Secured Party that is not a party hereto, by accepting the benefits of the Security Documents, hereby irrevocably appoints Goldman Sachs to act on its behalf as Collateral Agent under the Security Documents and authorizes Goldman Sachs (in its capacity as Collateral Agent) to take such actions on such Secured Party’s behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Collateral Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each of the Lenders and the Issuing Banks, and each Secured Party that is not a party hereto, by accepting the benefits of the Security Documents, hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender and the Issuing Banks for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent and/or Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02 Rights as a Lender.

Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise

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requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d) shall in no event be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions;

(e) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment;

(f) shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to such Agent by the Borrower, a Lender or the Issuing Banks;

(g) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any

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other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(h) shall not be responsible for nor have any duty to monitor the performance or any action of the Borrower or other Loan Party, or any of their directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party, and may assume performance by all such Persons of their respective obligations and shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

SECTION 8.04 Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Banks, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Banks unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Banks prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for in this Agreement and in the other Loan Documents (including enforcement or collection), the Administrative Agent and/or the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank. Upon request by the Administrative Agent and/or the Collateral Agent, as the case may be, the Required Lenders shall confirm in writing the Administrative Agent’s authority and/or the Collateral Agent’s authority, as the case may be, to take any action in accordance with the terms of the Loan Documents and this Section 8.04 and may refrain from acting until such confirmation has been provided.

Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement, or any other Loan Document, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent or the Collateral Agent, it is understood that in all cases the Administrative Agent or the Collateral Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document). The Administrative Agent and the Collateral Agent shall have no liability for any failure or delay in taking any

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actions contemplated above as a result of a failure or delay on the part of the Required Lenders to provide such instruction, advice or concurrence. This provision is intended solely for the benefit of the Administrative Agent and the Collateral Agent and their successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Except for any action expressly required of the Administrative Agent or the Collateral Agent hereunder or other Loan Document to which it is a party, it shall in all cases be fully justified in failing or refusing to act unless it shall receive further assurances to its reasonable satisfaction, including indemnification, from the Lenders and Issuing Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of this Agreement or any Loan Document shall require the Administrative Agent or the Collateral Agent to take any action that it reasonably believes to be contrary to applicable law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.05 Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as such Agent.

SECTION 8.06 Resignation of Administrative Agent; Mergers.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign upon thirty (30) days’ notice to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Agent has been appointed. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless an Event of Default under Sections 7.01(a), (b), (h) or (i) has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Agent is replaced, the “Resignation Effective Date”); provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying Person accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

If the Person serving as an Agent is a Defaulting Lender, the Required Lenders and Holdings may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Any corporation or association into which an Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which an Agent is a party, will be and become the successor Agent under this Agreement and related Loan Documents and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 8.07 Non-Reliance on Agents and Lenders.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent, any Lead Arranger, any Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, any Lead Arranger or any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agents and/or the Lenders on the Effective Date.

No Lender and no other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed

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that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and the Collateral Agent on behalf of the Lenders and the other Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent or the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or the Collateral Agent, as agent for and representative of the Lenders and the other Secured Parties (but not any Lender, Lenders, Secured Party or Secured Parties in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent or the Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

SECTION 8.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, neither the Bookrunners nor the Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

SECTION 8.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit outstanding and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and any Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and such Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and each Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank and, by its acceptance of the benefits of the Security Documents, each Secured Party that is not a party hereto, to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of any Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.12 and 9.03.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank or any Secured Party that is not a party hereto any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank or any Secured Party that is not a party hereto to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

SECTION 8.10 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any Issuing Bank or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as an Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to such Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 8.11 Withholding Taxes.

To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 2.17 and without limiting any obligation of the Loan Parties to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted

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by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, the term “Lender” in this Article VIII shall include any Issuing Bank.

SECTION 8.12 Credit Bidding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle

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on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.13 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank or Secured Party, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. For the avoidance of doubt, neither the Borrower nor any other Loan Party shall constitute a “Payment Recipient”.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.13(b).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and

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interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Loan Document Obligations or other Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Loan Document Obligations (or any portion thereof) under any Loan Document.

(h) For the avoidance of doubt, neither the Borrower nor any other Loan Party shall be liable for any amounts attributable to an Erroneous Payment.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i) if to Holdings, the Borrower, the Administrative Agent or the Collateral Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any Lender or Issuing Bank, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by such Lender or Issuing Bank on its Administrative Questionnaire then in effect for the delivery of notices that may contain Material Non-Public Information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications

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delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent and any Issuing Bank may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly

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given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.14, Section 2.20 with respect to any Incremental Facility Amendment, Section 2.21 with respect to any Refinancing Amendment or Section 2.24 with respect to any Permitted Amendment, neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender or change any ratable sharing or payment provision that directly and adversely affects any Lender (with only such Lenders whose entitlement to a payment under such provisions is reduced being “directly and adversely affected”) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the reimbursement obligations of the Borrower for the LC Exposure at such time (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition

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of First Lien Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(d) or to waive the MFN Adjustment, (iii) postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date, any scheduled amortization payment or the date for payment of any interest or fees), without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby; provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) change the percentage set forth in the definition of “Required Lenders”, “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) except as expressly provided in the Loan Documents, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of the Required Lenders with respect to any Class directly and adversely affected thereby, (ix) amend, modify or waive Section 6.10 (or, for the purposes of determining compliance with the Financial Performance Covenant, any defined term used therein) or Section 7.02 without the written consent of a Majority in Interest of the Revolving Lenders, (x) waive, amend, supplement or modify any condition precedent set forth in Section 4.02 as applied to the obligation of the Lenders to make Revolving Loans without the written consent of (X) with respect to USD Tranche Revolving Loans, a Majority in Interest of the USD Tranche Revolving Lenders or (Y) with respect to Multicurrency Tranche Revolving Loans, a Majority in Interest of the Multicurrency Tranche Revolving Lenders or (xi) amend Section 1.10 or the definition of “Alternative Currency” without the written consent of the Administrative Agent, each Multicurrency Tranche Revolving Lender and each Multicurrency Tranche Issuing Bank; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any Issuing Bank without the prior written consent of the Administrative Agent, the Collateral Agent and such Issuing Bank, as applicable, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent in order (i) to comply with local law or advise of local counsel or (ii) to cure any (1) ambiguity, omission, defect or inconsistency or technical error or (2) mistake, the cure of which mistake would not be adverse to the Lenders, in the good faith determination of the Borrower and the Administrative Agent, and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, Intermediate Parent, the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (a) this Agreement may be amended

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(or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, Security Documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure any (1) ambiguity, omission, defect or inconsistency or technical error or (2) mistake, the cure of which mistake would not be adverse to the Lenders, in the good faith determination of the Borrower and the Administrative Agent, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, or (iv) to integrate any Incremental Facility or Credit Agreement Refinancing Indebtedness in a manner consistent with this Agreement and the other Loan Documents, including the relevant Intercreditor Agreement(s).

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (ix) or (xi) of paragraph (b) of this Section 9.02, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (i) if no Event of Default under Sections 7.01(a), (b), (h) or (i) exists, permanently prepay all of the Loans of any Class owing by it to, and terminating any Commitments of, such Non-Consenting Lender or (ii) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, (I) if a USD Tranche Revolving Commitment is being assigned, each USD Tranche Issuing Bank and (II) if a Multicurrency Tranche Revolving Commitment is being assigned, each Multicurrency Tranche Issuing Bank), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.11(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all

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affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, for purposes of any plan of reorganization, such Affiliated Lender will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion in connection with any plan of reorganization to the extent (a) any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower, (b) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled or (c) if such plan of reorganization does not require the consent of each Lender or each affected Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay, if the Effective Date occurs and the Transactions have been consummated, (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Commitment Parties (limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of White & Case LLP and, if reasonably necessary, of a single firm of local counsel to the Commitment Parties in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of such other counsel retained with the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), in each case incurred in connection with the Credit Facilities, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof), (ii) all reasonable and documented out‑of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by each Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for such Agent, the Issuing Banks and the Lenders, in connection with the preservation, enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section 9.03 or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) (and, in the case of a conflict of interest, where each Agent, each Issuing Bank or any Lender affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional counsel) and such other counsel as may be retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the expenses of counsel shall not include any allocated costs of in-house counsel.

(b) The Borrower shall indemnify each Agent, each Issuing Bank, each Lender, the Lead Arrangers, the Bookrunners and each Related Party of any of the foregoing Persons (but excluding any such Person to the extent such Person is acting as a financial advisor to the Public Parent in connection with the Transactions (any such Person to the extent acting in such capacity, an “Excluded Party”)) (each such

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Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (without duplication), any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket fees and expenses (limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one counsel for all Indemnitees, to the extent reasonably necessary, a single firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, solely in the case of an actual or potential conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel after receipt of consent from the Borrower (not to be unreasonably withheld or delayed), of one additional firm of counsel for the affected Indemnitees, and, if reasonably necessary, one additional firm of local counsel in each appropriate material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of any claim, litigation, investigation or proceeding (including any inquiry or investigation), regardless of whether any such Indemnitee is a party thereto, whether based on contract, tort or any other theory, relating to (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder, the consummation of the Transactions or any other transactions contemplated thereby, the syndication of the Credit Facilities or the enforcement of any obligations of a Loan Party hereunder or under any other Loan Document, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, any Intermediate Parent, the Borrower or any Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties acting on behalf of, or at the direction of, the Indemnitee (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties acting on behalf of, or at the direction of, the Indemnitees (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) brought by Holdings, the Borrower or any Restricted Subsidiary or any of their successors or permitted assigns against any such Indemnitee or (z) arise from disputes between or among Indemnitees (other than disputes involving claims against the Agents, the Lead Arrangers, the Bookrunners or any Issuing Bank, in each case, in their respective capacities) that does not arise from an act or omission by Holdings, the Borrower or any Restricted Subsidiary. This Section 9.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to such Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time (or if all such amounts have been reduced to zero, at the time immediately preceding such reduction). The obligations of the Lenders under this paragraph (c) are subject

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to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the extent permitted by applicable law, (i) neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties and (ii) no Loan Party (or any Affiliate thereof), Investor (or any Affiliate thereof), or Indemnitee shall be liable for any special, indirect, consequential, incidental, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph shall limit any Loan Party’s (or any Affiliate thereof) or Investor’s (or any Affiliate thereof) indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification as set forth in this Section 9.03.

(e) All amounts due under this Section 9.03 shall be payable not later than thirty (30) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, each Issuing Bank and the acknowledgement of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors of the Borrower) not

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to be unreasonably withheld, conditioned or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (w) by a Lender or Issuing Bank to the Administrative Agent pursuant to Section 8.13, (x) by a Term Lender to any other Lender, any Affiliate of a Lender or any Approved Fund, (y) by a Revolving Lender to any other Revolving Lender, any Affiliate of a Revolving Lender or any Approved Fund or (z) if an Event of Default under Sections 7.01(a), (b), (h) or (i) with respect to the Borrower has occurred and is continuing (other than in respect of a proposed assignment to a Disqualified Lender); provided further that no assignee contemplated by the immediately preceding proviso shall be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable assignor would have been entitled to receive with respect to the assignment made to such assignee, unless the assignment to such assignee is made with the Borrower’s prior written consent; provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or Term Commitment to (x) a Lender, an Affiliate of a Lender or an Approved Fund or (y) subject to Section 9.04(f) and (g), an Affiliated Lender, Holdings, the Borrower or any of its Subsidiaries, (C) each USD Tranche Issuing Bank; provided that no consent of any USD Tranche Issuing Bank shall be required for an assignment of all or any portion of a Term Loan, Term Commitment, Multicurrency Tranche Revolving Loan or Multicurrency Tranche Revolving Commitment and (D) each Multicurrency Tranche Issuing Bank; provided that no consent of any Multicurrency Tranche Issuing Bank shall be required for an assignment of all or any portion of a Term Loan, Term Commitment, USD Tranche Revolving Loan or USD Tranche Revolving Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment of Term Loans, Revolving Commitments and/or Revolving Loans within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment (other than in respect of a proposed assignment to a Disqualified Lender).

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall, in the case of Revolving Loans, not be less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof) or, in the case of a Term Loan, not be less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Borrower and the Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld, conditioned or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(a), (b), (h) or (i) with respect to the Borrower has occurred and is continuing (other than in respect of a proposed assignment to a Disqualified Lender), (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided further that any such Assignment and Assumption shall include a representation by the assignee that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender; provided

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further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Borrower and the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws, (E) unless the Borrower otherwise consents, no assignment of all or any portion of the USD Tranche Revolving Commitment of a USD Tranche Issuing Bank may be made unless (1) the assignee shall be or becomes a USD Tranche Issuing Bank and assumes a ratable portion of the rights and obligations of such assignor in its capacity as a USD Tranche Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to issue USD Tranche Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s USD Tranche Revolving Commitment for purposes of Sections 2.05(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s USD Tranche Revolving Commitment prior to such assignment and the assignor’s USD Tranche Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(a), (b), (h) or (i) with respect to the Borrower has occurred and is continuing (other than in respect of a proposed assignment to a Disqualified Lender) and (F) unless the Borrower otherwise consents, no assignment of all or any portion of the Multicurrency Tranche Revolving Commitment of a Multicurrency Tranche Issuing Bank may be made unless (1) the assignee shall be or becomes a Multicurrency Tranche Issuing Bank and assumes a ratable portion of the rights and obligations of such assignor in its capacity as a Multicurrency Tranche Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to issue Multicurrency Tranche Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Multicurrency Tranche Revolving Commitment for purposes of Sections 2.05(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Multicurrency Tranche Revolving Commitment prior to such assignment and the assignor’s Multicurrency Tranche Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(a), (b), (h) or (i) with respect to the Borrower has occurred and is continuing (other than in respect of a proposed assignment to a Disqualified Lender).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each

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Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Facilities held by Affiliated Lenders. The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof and Section 2.19, it being understood that any tax forms required by Section 2.17(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

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(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of its Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under the Loan Documents) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any Loan or other obligation under the Loan Documents is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury regulations.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f) Notwithstanding anything to the contrary herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to an Affiliated Lender subject to the following limitations:

(i) (x) Affiliated Lenders (other than Affiliated Debt Funds) will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than

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the right to receives notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II and (y) Affiliated Lenders shall not have any right to bring any action against the Administrative Agent in its capacity as such in connection with any Term Loans purchased by assignment pursuant to this Section 9.04 or to challenge the Administrative Agent’s attorney-client privilege;

(ii) for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(e), any plan of reorganization pursuant to the Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, or that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender (subject to the limitations set forth in the definition of “Required Lenders”);

(iii) Affiliated Lenders may not purchase Revolving Loans, including pursuant to this Section 9.04;

(iv) the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 30.0% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase, after giving effect to any substantially simultaneous cancellations thereof;

(v) Affiliated Lenders shall clearly identify themselves as an Affiliated Lender in the loan assignment documentation. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any lender is an Affiliated Lender or Affiliated Debt Fund nor shall the Administrative Agent be obligated to monitor the number of Affiliated Lenders or Affiliated Debt Funds or the aggregate amount of Term Loans or Incremental Term Loans held by Affiliated Lenders or Affiliated Debt Funds;

(vi) Affiliated Lenders (other than Affiliated Debt Funds) will not be permitted to vote on matters requiring a Required Lender vote, and the Term Loans held by Affiliated Lenders (other than Affiliated Debt Funds) shall be disregarded in determining (x) other Lenders’ commitment percentages and (y) matters submitted to Lenders for consideration that do not require the consent of each Lender or each affected Lender or do not adversely affect such Affiliated Lender in any material respect as compared to other Lenders that are not Affiliated Lenders; provided that the commitments of any Affiliated Lender shall not be increased, the Interest Payment Dates and the dates of any scheduled amortization payments (including at maturity) owed to any Affiliated Lender hereunder will not be extended and the amounts owning to any Affiliated Lender hereunder will not be reduced without the consent of such Affiliated Lender;

(vii) each Lender making such assignment to such Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has

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independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information, (3) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any Restricted Subsidiary, shall be required to make any representation that it is not in possession of Material Non-Public Information, (4) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information, (5) the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders and (6) the parties to such assignment shall execute a customary “big boy” disclaimer letter in connection with such assignment; and

(viii) notwithstanding anything in Section 9.02 or the definition of the term “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (1) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (2) otherwise acted on any matter related to any Loan Document, or (3) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case, (x) all Term Loans held by any Affiliated Lenders that are not Affiliated Debt Funds shall be deemed to have voted in respect to its Loans in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter for all purposes of calculating whether the Required Lenders have taken any actions and (y) all Term Loans, Revolving Commitments and Revolving Exposure held by Affiliated Debt Funds may not account for more than 49.9% of the Term Loans, Revolving Commitments and Revolving Exposure of consenting Lenders included in determining whether the Required Lenders have consented to any action (or inaction) pursuant to Section 9.02;

(ix) any Affiliated Lender (other than Affiliated Debt Funds) may (but shall not be obligated to) contribute such Term Loans acquired by it to Holdings or any of its Subsidiaries for purposes of cancelling such Indebtedness, which may include a contribution to the Borrower (whether through direct or indirect parent entities or otherwise) in exchange for debt or equity securities of such parent entity or the Borrower that are otherwise permitted to be issued by such entity or the Borrower at such time under this Agreement; and

(x) each Affiliated Lender shall deliver to the Administrative Agent any tax forms required by Section 2.17(e).

(g) Any Lender may, at any time, assign all or a portion of its Term Loans (but not Revolving Loans) to Holdings or any of its Subsidiaries, through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.11(a)(ii) or other customary procedures acceptable to the Administrative Agent and/or (y) open market purchases on a non-pro rata basis, provided that (i) the Borrower shall not make any Borrowing of Revolving Loans to fund such assignment, (ii) any Term Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Term Loans then outstanding shall be reduced by an amount equal to the principal amount of such Term Loans, (iii) no Event of Default shall have occurred and be continuing and (iv) each Lender making such assignment to Holdings or any of its Subsidiaries acknowledges and agrees that in connection with such assignment, (1) Holdings or its Subsidiaries then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis

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and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders.

(h) Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of the Borrower. Upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is on the list of Disqualified Lenders, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Lenders. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Borrower to such Lender and the Administrative Agent: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee; provided that (A) the Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.04(b)(i) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) such Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II.

(i) Notwithstanding the foregoing, any Affiliated Lender shall be permitted, at its option, to contribute any Term Loans so assigned to such Affiliated Lender pursuant to this Section 9.04 to Holdings or any of its Subsidiaries for purposes of cancellation, which contribution may be made (including, with the Borrower’s consent, to the Borrower, whether through Holdings or any Intermediate Parent or otherwise), in exchange for Qualified Equity Interests of Holdings, any Intermediate Parent or the Borrower or Indebtedness of the Borrower to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.01 at such time.

SECTION 9.05 Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall

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survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof or the resignation or removal of any Agent. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the Credit Facilities, (a) a USD Tranche Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the USD Tranche Revolving Lenders from their obligations hereunder with respect to any USD Tranche Letter of Credit issued by such USD Tranche Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such USD Tranche Letter of Credit having been collateralized in full by a deposit of cash with such USD Tranche Issuing Bank or being supported by a letter of credit that names such USD Tranche Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such USD Tranche Letter of Credit shall cease to be a “Letter of Credit” and “USD Tranche Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the USD Tranche Revolving Lenders shall be deemed to have no participations in such USD Tranche Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f) and (b) a Multicurrency Tranche Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Multicurrency Tranche Revolving Lenders from their obligations hereunder with respect to any Multicurrency Tranche Letter of Credit issued by such Multicurrency Tranche Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Multicurrency Tranche Letter of Credit having been collateralized in full by a deposit of cash with such Multicurrency Tranche Issuing Bank or being supported by a letter of credit that names such Multicurrency Tranche Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Multicurrency Tranche Letter of Credit shall cease to be a “Letter of Credit” and “Multicurrency Tranche Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Multicurrency Tranche Revolving Lenders shall be deemed to have no participations in such Multicurrency Tranche Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).

SECTION 9.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,”

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“signature,” and words of like import in this Agreement and each other Loan Document or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the applicable Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08 Right of Setoff.

If an Event of Default under Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Loan Party (other than the Borrower).

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SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except that (x) the interpretation of the definition of “Material Adverse Effect” (and whether or not a Material Adverse Effect has occurred) for the purpose of Section 4.01(g), (y) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Borrower or any of its Affiliates have the right to terminate its or their obligations under the Acquisition Agreement and (z) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement shall in each case be determined pursuant to the Acquisition Agreement, which is governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

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SECTION 9.11 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

(a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors, in each case, who need to know such Information in connection with the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any governmental authority or self-regulatory authority having jurisdiction over the Administrative Agent, any Issuing Bank, any Lender or any Affiliates of any of the foregoing, as applicable, or, based on reasonable advice of counsel, to the extent required by (A) an order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, (B) applicable law or by any subpoena or similar compulsory legal process or (C) in connection with the exercise of remedies or enforcement of rights hereunder in any suit, action or proceeding relating to this Agreement; provided that (x) solely to the extent permitted by law and other than in connection with routine audits and reviews by bank accountants or governmental or self-regulatory authorities exercising examination or regulatory authority, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure and (y) in the case of clause (ii) only, each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of Holdings, (iii) to any other party to this Agreement, (iv) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any direct or indirect contractual counterparty to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (v) if required by any rating agency in connection with obtaining a rating; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information, (vi) to service providers (including any numbering, administration or settlement service providers) providing administrative and ministerial services solely in connection with the syndication and administration of the Loan Documents and the Credit Facilities (e.g., identities of parties, maturity dates, interest rates, etc.) on a confidential basis, (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12 or otherwise by reason of improper disclosure by the Administrative Agent, any Issuing Bank, any Lender or any Affiliates or Related Parties of any of the foregoing (including the Persons referred to in clauses (i) above) in violation of any confidentiality obligations owing to the Loan Parties, the Sponsors or any Subsidiaries, Affiliates or Related Parties of any of the foregoing or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation, or (viii) to the extent that such information was already in the possession of the Administrative Agent, any Issuing Bank

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or any Lender prior to any duty or other undertaking of confidentiality or is independently developed by the Administrative Agent, any Issuing Bank or any Lender without the use of such information and without otherwise violating the terms of this Section 9.12. For the purposes hereof, “Information” means all information received from or on behalf of Holdings, the Borrower or any of their Subsidiaries relating to Holdings, the Borrower, any of their Subsidiaries or their business. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, other than as set forth in the proviso below, (x) no such information shall be disclosed to a Disqualified Lender or Excluded Party that constitutes a Disqualified Lender or Excluded Party, as applicable, at the time of such disclosure without the Borrower’s prior written consent and (y) in connection with any proposed assignment of Loans and/or Commitments in accordance with Section 9.04, upon request by the applicable potential assignee therefor, the applicable potential assigning Lender may disclose the list of Disqualified Lenders to such potential assignee solely for purposes of enabling such assignee to make a representation in its applicable Assignment and Assumption that such prospective assignee is an Eligible Assignee, provided, however, that, subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, the list of Disqualified Lenders may be disclosed to any bona fide potential assignee or Participant, so that such potential assignee or Participant can represent and warrant that it is neither a Disqualified Lender nor an Affiliate of a Disqualified Lender.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

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SECTION 9.14 Release of Liens and Guarantees.

(a) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary Loan Party ceasing to be a Wholly Owned Subsidiary) or (2) upon the request of the Borrower, in connection with a transaction permitted under this Agreement (but only a transaction in which such Subsidiary Loan Party becomes a bona fide joint venture and the other Person taking an equity interest in such Subsidiary Loan Party is not an Affiliate of the Borrower (other than as a result of such joint venture)) as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of Holdings or any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by Holdings or such Subsidiary created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Subsidiary shall automatically be released. Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of each applicable Issuing Bank as described in Section 9.05 of this Agreement), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent or the Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent or the Collateral Agent, as the case may be, such certifications or documents as the Administrative Agent or the Collateral Agent, as the case may be, shall reasonably request in order to demonstrate compliance with this Agreement.

(b) The Administrative Agent or the Collateral Agent, as the case may be, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent or the Collateral Agent, as the case may be, under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

(c) Each of the Lenders and the Issuing Banks and, by accepting the benefits of the Security Documents, each Secured Party that is not a party hereto, irrevocably authorizes the Administrative Agent or the Collateral Agent, as the case may be, to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14. Upon request by the Administrative Agent or the Collateral Agent, as the case may be, at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority or the Collateral Agent’s authority, as the case may be, to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.14.

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SECTION 9.15 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SECTION 9.17 Intercreditor Agreement. Each of the Lenders and each Issuing Bank and, by accepting the benefits of the Security Documents, each Secured Party that is not a party hereto, hereby agrees that the Administrative Agent and/or Collateral Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01 and defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of the Administrative Agent (or its affiliated designee, representative or agent) on its behalf as collateral agent, respectively, thereunder.

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SECTION 9.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with the normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the relevant Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the relevant Lender may in accordance with the normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender from the Borrowers in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

1. the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

2. the effects of any Bail-In Action on any such liability, including, if applicable:

i. a reduction in full or in part or cancellation of any such liability;

ii. a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

iii. the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the

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Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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